UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14 (a) of the
Securities
Exchange Act of 1934 (Amendment No. )

Filed by the Registrant
☒
Filed by a Party other than the Registrant
☐
Check the appropriate box:

☐ Preliminary Proxy Statement

☐ CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14A-6(E)(2))

☒ Definitive Proxy Statement

☐ Definitive Additional Materials

☐ Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

(
Name
of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6 (i) (4) and 0-11.

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

Whirlpool CORPORATION

2024 Proxy Statement and Notice of Annual Meeting of Stockholders

Whirlpool CORPORATION

GLOBAL STRATEGIC IMPERATIVES

INSPIRE GENERATIONS WITH OUR BRANDS

WIN WITH PRODUCT LEADERSHIP

GROW OUR CONSUMER DIRECT BUSINESS

BUILD A COMPETITIVE & RESILIENT SUPPLY CHAIN

WHIRLPOOL CORPORATION Global Headquarters 2000 North M-63 Benton Harbor, Michigan 49022-2692

Dear Fellow Shareholder:

As we enter 2024, we would like to again thank you for your continued support as a Whirlpool shareholder. In 2023, we achieved significant milestones on our portfolio transformation journey, aimed at focusing our portfolio on higher-growth, higher-margin businesses. We completed the integration of InSinkErator into our global operations, announced our agreement to contribute our European major domestic appliance business to a newly formed company with Arçelik A.Ş. and undertook a resegmentation of our external operating segments beginning in 2024. In each of these efforts, the Board provided critical oversight and direction, leveraging their expertise in corporate strategy, business operations, risk management and finance, among other areas. We are proud to tell our corporate governance story in the following pages, which includes these highlights.

Board Refreshment and Diversity

In 2023, we continued our commitment to a Board composition that reflects an effective mix of business expertise, company knowledge, and diverse perspectives, with the right balance between board refreshment and continuity. In line with this commitment, eight of our directors are gender or racially/ethnically diverse, and four new directors have joined the Board in the past five years. This Board refreshment is balanced by our longer-tenured directors that have deep knowledge of our operations and the evolution of our strategy, and remaining directors that provide stability and continuity to the Board. We were pleased to announce the addition of Rudy Wilson last year and Rich Kramer last month to our Board. Rudy, who is President of Global Consumer Brands for SC Johnson, brings a wealth of marketing and operational expertise to the Board, providing critical insights around our strategic imperatives to inspire generations with our brands and grow our direct-to-consumer business. Rich, who is the former Chairman, Chief Executive Officer and President of The Goodyear Tire & Rubber Company, brings experience driving corporate strategy, as well as significant experience in accounting, finance and capital structure, and mergers and acquisitions, providing invaluable insights on our Board’s finance oversight responsibilities and the Company’s portfolio transformation process.

Strategic Focus on Emerging Trends

In 2023, as in prior years, the Board reviewed emerging trends impacting our industry and broader economy, and provided strategic insights aimed at best positioning the Company to benefit from such trends. This year, the Board participated in a deep-dive session on the potential transformative impact of generative AI, and better understanding the risks and opportunities for the company and impact on our consumers. The Board also reviewed significant cyber and data privacy trends, and provided oversight and insights into our cyber strategy for the future.

Sustainability and Corporate Responsibility

Our Board is responsible for overseeing the integration of environmental, social, and governance (ESG) principles throughout Whirlpool Corporation. The Board reviews and receives updates on our sustainability strategy and key long-term ESG initiatives every year. In 2023, the Board reviewed our ESG initiatives and progress against our global commitments centered around sustainable products and operations, supporting our people and doing the right thing. The Board also provided insights on the changing ESG regulatory environment, our goal to reach net zero emissions in our plants and operations by 2030, and our human capital management strategy centered on our three pillars of agile organization, great people, and winning culture.

Shareholder Engagement

Whirlpool values the feedback of our shareholders and seeks opportunities to engage on company performance, strategy, and governance, among other topics. We continue to engage with shareholders on important issues such as strategy and results, including our strategic portfolio transformation, ESG, executive compensation and Board diversity, and we share their feedback with our Board.

It is our pleasure to invite you to attend the 2024 Whirlpool Corporation annual meeting of stockholders to be held on Tuesday, April 16, 2024, at 8:00 a.m., Central Time, at 331 North LaSalle, Chicago, Illinois. At the meeting, shareholders will vote on the matters set forth in the formal notice of the meeting that follows on the next page. In addition, we will discuss our 2023 performance and our outlook for this year, and we will answer your questions. We have included with this booklet an annual report containing important financial and other information about Whirlpool. Your vote is important and much appreciated!

MARC R. BITZER Chairman of the Board and Chief Executive Officer	SAMUEL R. ALLEN Presiding Director

March 4, 2024

Notice Of 2024 Annual Meeting Of Stockholders

The 2024 annual meeting of stockholders of WHIRLPOOL CORPORATION will be held on Tuesday, April 16, 2024, at 8:00 a.m., Central Time, at 331 North LaSalle, Chicago, Illinois, for the following purposes:

1.	To elect 12 persons to the Whirlpool Corporation Board of Directors (the “Board”);

2.	To approve, on an advisory basis, Whirlpool Corporation’s executive compensation;

3.	To ratify the appointment of Ernst & Young LLP as Whirlpool Corporation’s independent registered public accounting firm for fiscal 2024;

4.	To transact such other business as may properly come before the meeting.

A list of stockholders entitled to vote at the meeting will be available for examination by any stockholder for any purpose relevant to the meeting for at least ten days prior to April 16, 2024. Please email corporate_secretary@whirlpool.com if you wish to examine the stockholder list prior to the annual meeting. Our top priority is to protect the health and well-being of our stockholders, employees, and the general public. In the event we determine it is necessary or appropriate to hold the meeting by remote communication, we will announce this decision in advance, and details will be posted on the Investor Relations section of our company website and filed with the Securities and Exchange Commission (the “SEC”).

By Order of the Board of Directors,

BRIDGET K. QUINN

Deputy General Counsel and Corporate Secretary

March 4, 2024

Important Notice Regarding the Availability of Proxy Materials for

the Annual Meeting of Stockholders to be Held on April 16, 2024

This Proxy Statement and Annual Report are Available at:

https://investors.whirlpoolcorp.com/financial-information/annual-reports-and-proxy-statements/

PROXY SUMMARY

Proxy Summary

This summary highlights information contained elsewhere in the proxy statement. This summary provides an overview and is not intended to contain all the information that you should consider before voting. We encourage you to read the entire proxy statement for more detailed information on each topic prior to casting your vote.

GENERAL INFORMATION

▶   Meeting: Annual Meeting of Stockholders

▶   Date: Tuesday, April 16, 2024

▶   Time: 8:00 a.m., Central Time

▶   Location: 331 North LaSalle, Chicago, Illinois

▶   Record Date: February 16, 2024

▶   Stock Symbol: WHR

▶   Exchanges: NYSE & NYSE Chicago

▶   Common Stock Outstanding as of the Record Date: 54,462,065 shares

▶   Registrar & Transfer Agent: Computershare Trust Company, N.A.

▶   Corporate Website: www.whirlpoolcorp.com

2023 COMPANY PERFORMANCE HIGHLIGHTS *

The Company drove approximately $800 million of cost take out, and our improved supply chain performance and strong commercial execution delivered one point of North America share gains while at the same time we faced an increasingly competitive environment around the globe, geopolitical challenges, and softening demand in Europe. We advanced our portfolio transformation, with an agreement to contribute our European major domestic appliance business to a newly formed company with Arçelik A.Ş. We also repaid $500 million of our term loan and returned almost $400 million in dividends to shareholders.

Earnings per share of $8.72 (GAAP) and $16.16 (Ongoing)	$384 Million Dividends paid (68th consecutive year of dividends) $500 Million of Term Loan Repayment	Portfolio Transformation on track with completion of strategic review of EMEA

*	See page 28 for details of the Company’s results for the 2023 fiscal year. Please also see Annex A for a reconciliation of non-GAAP financial measures.

The proxy statement and annual report are available at www.proxyvote.com

Notice of Annual Meeting of Stockholders and 2024 Proxy Statement	ç	i

PROXY SUMMARY

OVERVIEW OF VOTING MATTERS

Board recommendation

Item 1: Election of Directors (page: 1)

You are being asked to vote on the election of 12 Directors. The Corporate Governance and Nominating Committee believes that these nominees possess the experience and qualifications to exercise sound oversight of management. Directors are elected by majority vote for a term of one year.

FOR each nominee

Item 2: Advisory Vote to Approve Whirlpool Corporation’s Executive Compensation (page: 66)

You are being asked to approve, on an advisory basis, the compensation of Whirlpool Corporation’s Named Executive Officers for 2023.

FOR

Item 3: Ratification of the Appointment of Ernst & Young LLP as Whirlpool Corporation’s Independent Registered Public Accounting Firm for Fiscal 2024 (page: 70)

You are being asked to ratify the Audit Committee’s appointment of Ernst & Young LLP as Whirlpool Corporation’s Independent Registered Public Accounting Firm for fiscal year 2024.

FOR

ENVIRONMENTAL, SOCIAL, AND GOVERNANCE HIGHLIGHTS

Additional information about the Company’s ESG initiatives can be found on pages 19-21.

Environmental

▶  Delivered a 25% reduction in total GHGs (scopes 1 and 2 market-based) when compared to 2022

▶  Reduced emissions from our products in use (scope 3, category 11) by 7%

▶  Completed more than 650 projects aimed at reducing our GHG footprint and entered into agreements to add more onsite wind and solar power to our Findlay and Clyde, Ohio operations

▶  Obtained Zero Waste to Landfill (ZWtL) Gold or Platinum (a greater than 95% diversion rate) at all of our large global manufacturing sites, including the two newly added InSinkErator facilities

Social

▶  Introduced the Global House+Home Ambassador Program

▶  Over 1,400 People Leaders in Latin America, Europe, Middle East, and Africa, and Asia participated in the multi-module Unconscious Bias and Empathy program, which was completed by all U.S. People Leaders in 2022

▶  Improved gender representation, underrepresented minority representation, and black representation across all employees of the Company

▶  Celebrated opening of Whirlpool-funded Emma Jean Hull Flats, an 80-unit market-rate housing development in Benton Harbor

▶  Built 143 climate-resilient and energy-efficient homes through the BuildBetter with Whirlpool initiative

Governance

▶  Maintained Board diversity (7 out of 11 independent directors standing for re-election are gender or racially/ethnically diverse)

▶  Developed the Living Code – an interactive tool that helps employees apply ethical decision-making in their day-to-day work

▶  Introduced a “Global Integrity Quarter” to train employees and leaders on our Integrity Value

▶  Led 36 industry technical committees to strengthen marketplace product safety standards

ii	ç	Notice of Annual Meeting of Stockholders and 2024 Proxy Statement

PROXY SUMMARY

DIRECTOR NOMINEES

Additional details about each of the director nominees can be found beginning on page 1.

			Committee Membership

Name(1)	Age	Director since	Audit	Corporate Governance & Nominating	Finance	Human Resources	Independent

Samuel R. Allen	70	2010		Chair		✓	✓

Marc R. Bitzer	59	2015

Greg Creed	66	2017			✓	Chair	✓

Diane M. Dietz	58	2013			✓	✓	✓

Gerri T. Elliott	67	2014			✓	✓	✓

Richard J. Kramer	60	2024		✓		✓	✓

Jennifer A. LaClair	52	2020	✓	✓			✓

John D. Liu	55	2010	✓		Chair		✓

James M. Loree	65	2017	✓			✓	✓

Harish Manwani	70	2011		✓		✓	✓

Larry O. Spencer	70	2016		✓	✓		✓

Rudy Wilson	48	2023	✓		✓		✓
(1)	MICHAEL D. WHITE (CURRENTLY AUDIT COMMITTEE CHAIR) AND PATRICIA K. POPPE ARE NOT STANDING FOR RE-ELECTION.

TENURE, EXPERIENCE, AND DIVERSITY

Our Board of Directors reflects an effective mix of business expertise, company knowledge, and diverse perspectives.

Board Tenure of Independent Director Nominees	Board Diversity and Experience of Independent Director Nominees

Notice of Annual Meeting of Stockholders and 2024 Proxy Statement	ç	iii

PROXY SUMMARY

COMPENSATION HIGHLIGHTS

The Compensation Discussion & Analysis (“CD&A”) section beginning on page 28 includes the following highlights:

What We Do		What We Don’t Do

✓	Pay for performance	Allow hedging or pledging

✓	Robust stock ownership guidelines	Gross up for excise taxes

✓	“Double trigger” change in control	Reprice or reload stock options

✓	Claw-back policies for all variable pay	Enter into employment contracts with U.S.-based Named Executive Officers

OUR COMPENSATION PHILOSOPHY: PAY FOR PERFORMANCE

Whirlpool employs a pay-for-performance philosophy under which a significant portion of pay is performance-based and tied to the drivers of long-term stockholder value, including both business results and individual performance. The majority of 2023 CEO and Named Executive Officer (“NEO”) target compensation consisted of at-risk pay, as demonstrated in the illustration below.

Executive Compensation Pay Mix

CEO Total Target Compensation	Other NEOs’ Average Total Target Compensation

iv	ç	Notice of Annual Meeting of Stockholders and 2024 Proxy Statement

ITEM 1 - ELECTION OF DIRECTORS

Item 1 – Directors and Nominees for Election as Directors

We currently have 12 directors on the Board who are standing for election or re-election and, if elected, will serve until our next annual meeting of stockholders and stand for re-election annually (subject to our retirement policy). Each of the nominees below has consented to be a nominee named in this proxy statement and to serve if elected. We have described the skills and experiences below that we believe will allow directors to provide critical insights on the Company’s strategic imperatives and make significant contributions to board deliberations. In the matrix on the pages that follow, we have highlighted the skills and attributes and gender and race/ethnicity self-identified by each director nominee.

Global Strategic Imperatives

Experience	Allen	Bitzer	Creed	Dietz	Elliott	Kramer	LaClair	Liu	Loree	Manwani	Spencer	Wilson

Senior Leadership Roles at Large/Complex Organizations

Directors with leadership experience at organizations with operational scale and complexity similar to Whirlpool are equipped to evaluate our enterprise strategy and progress against strategic goals.

Global Business Operations/International Work Experience

Directors with global and international business experience understand the challenges and opportunities of a global footprint and have unique cultural and consumer insight aligned with Whirlpool’s global scope.

Corporate Strategy/M&A Directors with strategy and M&A expertise provide critical insights in evaluating value creation opportunities as part of Whirlpool’s portfolio transformation.

Sales/Marketing/Brand Management

Directors with experience in distribution strategy, trade relationships, marketing, including digital marketing, and brand management provide critical insights on these key drivers of our profitable growth.

Product Development/Innovation/Engineering

Directors with innovation and product development experience possess the expertise to effectively oversee our innovation strategy, unlock new growth opportunities, and respond to evolving consumer preferences.

Global Supply Chain/Manufacturing/Logistics

Directors with supply chain management experience provide effective oversight of our global sourcing strategy focused on diversification, cost management, and sustainability as we build and maintain a competitive and resilient supply chain.

Notice of Annual Meeting of Stockholders and 2024 Proxy Statement	ç	1

ITEM 1 - ELECTION OF DIRECTORS

Experience	Allen	Bitzer	Creed	Dietz	Elliott	Kramer	LaClair	Liu	Loree	Manwani	Spencer	Wilson

Accounting/Finance/Capital Structure

Directors with expertise in financial management, capital allocation, and financial reporting are equipped to evaluate our capital structure and capital allocation priorities and provide oversight of our financial operations and reporting processes.

Corporate Governance/Sustainability

Directors with experience on other public company boards and those with experience in corporate responsibility and impact contribute valuable insights on best governance practices at other leading corporations, including emerging trends and effective governance and oversight, which are key to achieving sustainable shareholder value.

Legal/Regulatory/Government Affairs Directors with experience in legal and regulatory issues aid in overseeing Whirlpool’s risk management and compliance across our global operations.

Human Capital Management

Directors with human capital management and talent development expertise contribute to effective oversight of our global talent strategy, including thoughtful succession planning, which is critical to our continued success.

Technology/Cybersecurity

Directors with expertise in technology and cybersecurity aid the Board in its oversight of Whirlpool’s information security, data privacy, and new technology adoption, which are key to execution of our strategy.

Consumer Products

Directors with consumer products expertise provide important insights about building strong relationships with consumers and understanding drivers behind evolving consumer preferences which are key to Whirlpool’s future success.

Gender

Male

Female

Race/Ethnicity

White

Black or African-American

Asian or South Asian

Military Service

2	ç	Notice of Annual Meeting of Stockholders and 2024 Proxy Statement

ITEM 1 - ELECTION OF DIRECTORS

The Board recommends a vote FOR the election of each of the director nominees below.

Samuel R. Allen

Independent Presiding Director

Director since: 2010

Age: 70

Committees:

• Corporate Governance and Nominating (Chair)

• Human Resources

Other Public Company Boards

• Dow Inc. (since 2019)

Prior

• Deere & Co. (2009 – 2020)

Key Qualifications:

Mr. Allen brings the following key skills and qualifications that enable him to add valuable insights to our board deliberations: his extensive senior leadership experience at a large/complex organization as Chairman and Chief Executive Officer of Deere & Co, a global public company; his global business and manufacturing experience obtained through managing various business units and functions at Deere, including internationally; his extensive human resources experience acquired as President, Global Financial Services, John Deere Power Systems, and Corporate Human Resources; and his corporate governance experience gained during his current and prior service on other public company boards.

Employment Background:

Mr. Allen is the former Chairman and Chief Executive Officer of Deere & Co., a farm machinery and equipment company. He held the position of Chairman at Deere from February 2010 until his retirement from the board of directors in 2020. He served in the role of President and Chief Executive Officer at Deere from 2009 until 2010 after serving as President and Chief Operating Officer from June to August 2009. Mr. Allen joined Deere & Co. in 1975 and from that time he held positions of increasing responsibility in the Consumer Products Division, Worldwide Construction & Forestry Division, John Deere Power Systems, and the Worldwide Agricultural Division, including managing operations in Latin America, China and East Asia, and Australia.

Marc R. Bitzer Chairman and Chief Executive Officer Director since: 2015 Age: 59 Other Public Company Boards • The BMW Group (since 2021)

Key Qualifications:

Mr. Bitzer brings the following key skills and qualifications that enable him to add valuable insights to our board deliberations: his senior leadership experience as Chairman and Chief Executive Officer of Whirlpool Corporation; his years of experience and knowledge of Whirlpool’s major global operations; his corporate strategy and mergers and acquisitions experience through prior roles within Whirlpool; and the depth of his experience in sales, marketing, and brand management, and consumer products experience acquired through his roles at Whirlpool and prior work experience.

Employment Background:

Mr. Bitzer has been Chairman of the Board of Whirlpool Corporation since 2019 and a director since 2015. He has been President and Chief Executive Officer of Whirlpool Corporation since 2017. He served as President and Chief Operating Officer of Whirlpool Corporation from 2015 to 2017. Prior to this role, he was Vice Chairman, Whirlpool Corporation, a position he held from 2014 to 2015. Mr. Bitzer had been President of Whirlpool North America and Whirlpool Europe, Middle East, and Africa after holding other positions of increasing responsibility since 1999. Prior to joining Whirlpool, Mr. Bitzer was a Vice President with the Boston Consulting Group.

Notice of Annual Meeting of Stockholders and 2024 Proxy Statement	ç	3

ITEM 1 - ELECTION OF DIRECTORS

Greg Creed

Independent Director

Director since: 2017

Age: 66

Committees:

• Human Resources (Chair)

• Finance

Other Public Company Boards

• Aramark (since 2020)

• Delta Airlines, Inc. (since 2022)

Prior

• Sow Good Inc.
(2020 – 2022)

• Yum! Brands, Inc.
(2014 – 2020)

• International Game Technology (2010 – 2015)

Key Qualifications:

Mr. Creed brings the following key skills and qualifications that enable him to add valuable insights to our board deliberations: his extensive senior leadership experience as Chief Executive Officer at Yum! and Taco Bell; his human capital management experience as Chief Operating Officer at Yum!; his in-depth sales and marketing experience gained as Chief Marketing Officer at Taco Bell; his international work experience during his tenure at Unilever; and his corporate governance experience gained during his service on other public company boards of directors.

Employment Background:

Mr. Creed served as Chief Executive Officer of Yum! Brands, Inc., a leading operator of quick service restaurants, from 2015 until his retirement in 2019. Following his retirement, Mr. Creed provided advisory services to Yum! throughout 2020 on a part-time basis. He served as Chief Executive Officer of Taco Bell Division from 2011 to 2014, and as President and Chief Concept Officer of Taco Bell U.S. from 2007 to 2011. He held various roles within Yum!, including Chief Marketing Officer, Taco Bell, and Chief Operating Officer, Yum! after holding other positions of increasing responsibility with the company since 1994. Prior to joining Yum! in 1994, Mr. Creed worked with Unilever in Australia, London, and New York.

Diane M. Dietz Independent Director Director since: 2013 Age: 58 Committees: • Finance • Human Resources

Key Qualifications:

Ms. Dietz brings the following key skills and qualifications that enable her to contribute invaluable insights to our board deliberations: her senior leadership experience as Chief Executive Officer of Rodan & Fields, LLC; her extensive sales, marketing, and brand management experience acquired through her executive leadership roles at large-scale consumer product companies, including Rodan & Fields, Safeway, and P&G; her experience in product development and innovation gained during her extensive career in consumer products; and her knowledge and experience in human capital management obtained while overseeing large teams at these companies.

Employment Background:

Ms. Dietz served as President and Chief Executive Officer of Rodan & Fields, LLC, a leading premium skincare company, from 2016 until her retirement in 2021. Ms. Dietz served as Executive Vice President and Chief Marketing Officer of Safeway, Inc., a leading food and drug retailer, from 2008 to 2015. Prior to joining Safeway, Inc., Ms. Dietz served as Vice President and General Manager, Procter & Gamble’s Oral Care business and led a broad range of brand management and marketing functions across the P&G organization, and held positions of increasing responsibility with the company from 1989 to 2008.

4	ç	Notice of Annual Meeting of Stockholders and 2024 Proxy Statement

ITEM 1 - ELECTION OF DIRECTORS

Gerri T. Elliott

Independent Director

Director since: 2014

Age: 67

Committees:

• Finance

• Human Resources

Other Public Company Boards

• Marqeta, Inc. (since 2021)

Prior

• Marvell Technology Group Ltd. (2017 – 2018)

• Mimecast Limited
(2017 – 2018)

• Imperva, Inc. (2015 – 2018)

• Bed Bath & Beyond, Inc. (2014 – 2017)

Key Qualifications:

Ms. Elliott brings the following key skills and qualifications that enable her to add valuable insights to our board deliberations: her global sales and marketing experience and extensive technology and cybersecurity expertise obtained throughout her career in the technology industry; her global business operations and international work experience gained during her tenure at International Business Machines Corporation’s Asia Pacific operations; and her corporate governance and sustainability experience gained during her current and prior service on other public company boards.

Employment Background:

Ms. Elliott served as the Executive Vice President and Chief Customer and Partner Officer of Cisco Systems, Inc. from 2018 until her retirement in 2022. She served as the Executive Vice President, Strategic Advisor and Chief Customer Officer of Juniper Networks, a producer of high-performance networking equipment, from 2013 to 2014. Ms. Elliott began her employment with Juniper Networks in 2009 and held positions of increasing responsibility with the company through 2014. Before joining Juniper Networks, she served as Corporate Vice President, Worldwide Public Sector Organization of Microsoft Corporation from 2004 to 2008. Prior to joining Microsoft, Ms. Elliott spent 22 years at IBM Corporation, where she held several senior executive positions in the U.S. and internationally.

Jennifer A. LaClair Independent Director Director since: 2020 Age: 52 Committees: • Audit • Corporate Governance and Nominating

Key Qualifications:

Ms. LaClair brings the following key skills and qualifications to our Board that enable her to add valuable insight to our board deliberations: her extensive senior leadership experience; her finance and accounting experience; her legal and business transformation experience acquired during her years of experience in the financial services industry; her technology expertise gained through aspects of her roles at Fiserv Inc. and Ally Financial Inc. and through her service on the board of directors of the Federal Reserve Bank of Richmond, where she serves as Chair of the National Information Technology Committee; and her international work experience gained through the World Education organization and the Harvard Institute of International Development.

Employment Background:

Ms. LaClair is head of Global Business Solutions for Fiserv Inc., a leading global provider of payments and financial services technology solutions, since January 2024, after serving as Chief Revenue Officer from July 2023 to December 2023. Prior to that time, Ms. LaClair served as Chief Financial Officer of Ally Financial Inc, a leading financial services provider, from 2018 through 2022. Before Ally, Ms. LaClair spent ten years at PNC Financial Services, where she held various finance and leadership roles, most recently as the head of the company’s business bank. Before that, she served as Chief Financial Officer for all of PNC’s business lines. Earlier in her career, Ms. LaClair was a consultant with McKinsey and Company and spent six years working in international economic development.

Notice of Annual Meeting of Stockholders and 2024 Proxy Statement	ç	5

ITEM 1 - ELECTION OF DIRECTORS

Richard J. Kramer

Independent Director

Director since: February 19, 2024

Age: 60

Committees:

• Corporate Governance and Nominating

• Human Resources

Other Public Company Boards

• CNH Industrial N.V. (since 2023)

Prior

• The Goodyear Tire & Rubber Company
(2010 – January 2024)

• The Sherwin-Williams Company (2012 – 2023)

Key Qualifications:

Mr. Kramer brings the following key skills and qualifications that enable him to add valuable insights to our board deliberations: his extensive senior leadership experience as Chairman and Chief Executive Officer and other executive leadership roles over his 24-year career at The Goodyear Tire & Rubber Company; his significant experience in accounting, finance, and capital structure acquired through education, public accounting firm experience, and service in Goodyear finance roles of increasing responsibility, including Chief Financial Officer; his corporate strategy, mergers and acquisitions expertise evidenced during his tenure as Goodyear Chief Executive Officer, including through implementation of a long-term strategy roadmap and execution of a major acquisition; and his experience in product development and innovation, specifically experience with developing relationships to spur innovation and integrate new technology.

Employment Background:

Mr. Kramer was Chairman, Chief Executive Officer, and President of The Goodyear Tire & Rubber Company, a global manufacturer, marketer, and distributor of tires, from 2010 until his retirement in January 2024. Mr. Kramer joined Goodyear in March 2000 and held various positions at Goodyear, including Chief Operating Officer from June 2009 to April 2010; President, North American Tire from March 2007 to April 2010; Executive Vice President and Chief Financial Officer from June 2004 to August 2007; Senior Vice President, Strategic Planning and Restructuring from September 2003 to June 2004; Vice President, Finance, North American Tire from July 2002 to September 2003; and Vice President, Corporate Finance from March 2000 to July 2002. Prior to joining Goodyear, Mr. Kramer was with PricewaterhouseCoopers LLP for 13 years, where he held positions of increasing responsibility, including Partner, Consumer Products.

John D. Liu Independent Director Director since: 2010 Age: 55 Committees: • Finance (Chair) • Audit Prior Public Company Boards • Greenhill & Co. Inc. (2017 – 2023)

Key Qualifications:

Mr. Liu brings the following key skills and qualifications that enable him to add valuable insights to our board deliberations: his significant finance and accounting expertise obtained through his education and career in investment banking and investment management, including service as a Chief Financial Officer; his legal and regulatory, corporate strategy and mergers and acquisitions, and global business experience acquired through his roles at a global investment bank and investment management firm.

Employment Background:

Mr. Liu has been the Chief Executive Officer of Essex Equity Management, a financial services company, and Managing Partner of Richmond Hill Investments, an investment management firm, since 2008. Prior to that time, Mr. Liu was employed for 12 years by Greenhill & Co. Inc., a global investment banking firm, in positions of increasing responsibility including Chief Financial Officer and the Co-Head of U.S. Mergers and Acquisitions.

6	ç	Notice of Annual Meeting of Stockholders and 2024 Proxy Statement

ITEM 1 - ELECTION OF DIRECTORS

James M. Loree

Independent Director

Director since: 2017

Age: 65

Committees:

• Audit

• Human Resources

Other Public Company Boards

• United Natural Foods, Inc. (since 2023)

Prior

• Stanley Black & Decker Inc., (2016 – 2022)

• Harsco (2010 – 2016); Audit Committee Chairman (2012 – 2016)

Key Qualifications:

Mr. Loree brings the following key skills and qualifications that enable him to add valuable insights to our board deliberations: his extensive senior leadership experience as President and Chief Executive Officer at a large public company; his deep experience in finance, accounting and capital allocation through finance roles with public companies, including serving as a Chief Financial Officer; experience with global supply chain, manufacturing and logistics acquired in operations roles throughout his career; and his experience with leading sustainability initiatives at the helm of a global consumer products company.

Employment Background:

Mr. Loree served as President and Chief Executive Officer of Stanley Black & Decker, Inc., a leading industrial and consumer products company, from 2016 to June 2022. Mr. Loree served as President and Chief Operating Officer of the company from 2013 to 2016; Chief Operating Officer from 2009 to 2013; Executive Vice President and Chief Financial Officer from 2002 to 2009; and Vice President and Chief Financial Officer from 1999 to 2002. Prior to joining Stanley Black & Decker, Mr. Loree held positions of increasing responsibility in financial and operating management in business, corporate, and financial services at General Electric from 1980 to 1999.

Notice of Annual Meeting of Stockholders and 2024 Proxy Statement	ç	7

ITEM 1 - ELECTION OF DIRECTORS

Harish Manwani

Independent Director

Director since: 2011

Age: 70

Committees:

• Corporate Governance and Nominating, Human Resources

Other Public Company Boards

• Gilead Sciences, Inc. (since 2018)

Prior

• Nielsen Holdings plc (2015 – 2021)

• Qualcomm Inc.
(2014 – 2022)

• Pearson plc (2013 – 2018)

• Hindustan Unilever Limited (2005 – 2018); Non-executive Chairman

Key Qualifications:

Mr. Manwani brings the following key skills and qualifications that enable him to add valuable insights to our board deliberations: his sales, marketing, and brand management expertise, consumer products experience, sustainability experience, global business operations and wide-ranging international work experience gained throughout his tenure at Unilever PLC; his corporate strategy and mergers and acquisitions experience from his roles at Unilever and his advisory role in portfolio operations at the Blackstone Group; and his corporate governance experience gained through service on other public company boards.

Employment Background:

Mr. Manwani is a Senior Operating Partner with Blackstone Group who has advised select Blackstone portfolio companies since 2015. Mr. Manwani is the former Chief Operating Officer of Unilever, a global consumer products company, a position he held from 2011 until his retirement in 2014. He joined Hindustan Unilever Limited as a management trainee in 1976 and subsequently held various general management positions of increasing responsibility within Unilever globally, including leadership of business units in Latin America, North America, and later President of Asia, Africa, Central & Eastern Europe (AACEE).

8	ç	Notice of Annual Meeting of Stockholders and 2024 Proxy Statement

ITEM 1 - ELECTION OF DIRECTORS

Larry O. Spencer

Independent Director

Director since: 2016

Age: 70

Committees:

• Corporate Governance and Nominating

• Finance

Other Public Company Boards

• Haynes International, Inc (since 2020)

Prior

• Triumph Group, Inc. (2018 – 2023)

Key Qualifications:

General Spencer brings the following key skills and qualifications that enable him to add valuable insights to our board deliberations: his senior leadership experience in large/complex organizations including service as a four-star general and Vice Chief of Staff in the U.S. Air Force; his extensive financial management and accounting experience obtained through various positions at Air Force headquarters; his human capital management experience acquired through leadership of large groups; and his legal, regulatory, and government affairs and technology and cybersecurity experience obtained throughout his military career.

Employment Background:

General Spencer serves as President of the Armed Forces Benefit Association and 5Star Life Insurance Company, a position he has held since March 2020. General Spencer served until March 2019 as President of the United States Air Force Association, a position he held since his retirement as a four-star general in 2015 after serving 44 years with the United States Air Force. General Spencer held positions of increasing responsibility with the Air Force, which included Vice Chief of Staff, the second highest-ranking military member in the Air Force. General Spencer was the first Air Force officer to serve as the Assistant Chief of Staff in the White House Military Office and he served as Chief Financial Officer and then Director of Mission Support at a major command.

Rudy Wilson Independent Director Director since: 2023 Age: 48 Committees: • Audit • Finance

Key Qualifications:

Mr. Wilson brings the following key skills and qualifications that enable him to add valuable insights to our board deliberations: his significant sales, marketing, and brand management experience in positions of increasing responsibility at AT&T, PepsiCo, and SC Johnson; his extensive consumer product experience gained over his 25+ year career with consumer-facing brands and companies; his product development and innovation experience in managing category leading brands and developing new category disruptors; and his global operations and international experience obtained through positions with global scope at SC Johnson.

Employment Background:

Mr. Wilson has served as President of Global Consumer Brands of SC Johnson, a leading consumer products company, since 2021. Mr. Wilson served as Chief Marketing Officer for the Consumer Brands Division of the company from 2019 to 2021 and as a Regional Senior Vice President from 2018 to 2019. Prior to joining SC Johnson, Mr. Wilson held brand, marketing, and general management roles at AT&T Corporation and PepsiCo, Inc.

The Board of Directors recommends that stockholders vote FOR the election of each of these nominees as a director.

Notice of Annual Meeting of Stockholders and 2024 Proxy Statement	ç	9

ITEM 1 - ELECTION OF DIRECTORS

Patricia K. Poppe has decided not to stand for re-election for reasons unrelated to the Company. Michael D. White has reached retirement age under our Corporate Governance Guidelines and will not stand for re-election. The Company and the Board extend their sincere thanks to Ms. Poppe and Mr. White for their many contributions and dedicated service.

Patricia K. Poppe Independent Director Director since: 2019 Age: 55 Committees: • Audit • Corporate Governance and Nominating Prior Public Company Boards • CMS Energy and Consumers Energy (2016 – 2020)

Key Qualifications:

Ms. Poppe brings the following key skills and qualifications that enable her to add valuable insights to our Board deliberations: her senior leadership of large/complex organizations, including two Chief Executive Officer roles; her innovation and engineering experience obtained through education and engineering roles in the automotive and utility industries; leadership of sustainability initiatives as a utility executive; legal, regulatory, and government affairs experience through her work in the utilities sector.

Employment Background:

Ms. Poppe has been Chief Executive Officer of PG&E Corporation and a member of PG&E’s board of directors since January 2021. Prior to joining PG&E, Ms. Poppe served as President and Chief Executive Officer of CMS Energy Corporation and its principal subsidiary, Consumers Energy Company, Michigan’s largest utility and the nation’s fourth largest combination utility, from 2016 to December 2020. Ms. Poppe served as Senior Vice President of distribution operations, engineering, and transmission for CMS and Consumers from 2015 to 2016, after holding positions of increasing responsibility since joining the company in 2011. Ms. Poppe held a variety of automotive management positions and served as power plant director at Detroit, Michigan-based DTE Energy before joining Consumers Energy in 2011.

Michael D. White

Independent Director

Director since: 2004

Age: 72

Committees:

• Audit (Chair)

• Corporate Governance and Nominating

Other Public Company Boards

• Kimberly-Clark Corporation (since 2015)

• Bank of America Corporation (since 2016)

Prior

• DIRECTV (2009 – 2015)

Key Qualifications:

Mr. White brings the following key skills and qualifications that enable him to add valuable insights to our board deliberations: his extensive senior leadership experience of large, complex companies as Chairman and Chief Executive Officer of DIRECTV and Chief Executive Officer of PepsiCo International; his in-depth global operations and international work experience gained in those roles and as Chief Executive Officer of PepsiCo’s Frito-Lay division in Europe, Africa, and the Middle East; his finance and accounting expertise acquired through education, numerous Chief Financial Officer roles, and service on public company audit committees; his sales, marketing, and brand management experience gained through his leadership roles at consumer products companies; and his corporate governance experience gained during his service on other public company boards.

Employment Background:

Mr. White served as the Chairman, President and Chief Executive Officer of DIRECTV, a leading provider of digital television entertainment services, from 2010 until his retirement in 2015. He also served as a director of DIRECTV from 2009 until 2015. From 2003 until 2009, Mr. White was Chief Executive Officer of PepsiCo International, and Vice Chairman, PepsiCo, Inc. Before that, Mr. White was president and Chief Executive Officer of PepsiCo’s Frito-Lay division in Europe, Africa, and the Middle East, after holding positions of increasing responsibility with PepsiCo, including as Chief Financial Officer of PepsiCo., Inc., Pepsi-Cola Company worldwide, and Frito-Lay International.

10	ç	Notice of Annual Meeting of Stockholders and 2024 Proxy Statement

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Board of Directors and Corporate Governance

BOARD OF DIRECTORS AND COMMITTEES

During 2023, our Board met seven times and had four committees. The committees consisted of an Audit Committee, a Corporate Governance and Nominating Committee, a Human Resources Committee, and a Finance Committee. Each committee may form subcommittees and delegate certain actions to those subcommittees. Each director attended at least 75% of the total number of meetings of the Board and the Board committees on which he or she served. All directors properly nominated for election are expected to attend the annual meeting of stockholders. In 2023, all of our directors attended the annual meeting of stockholders.

The table below lists the number of times each committee met in 2023, their major responsibilities and accomplishments, and the current membership for each committee.

Committee	Key Responsibilities and Accomplishments
Audit

• Oversee accounting functions, internal controls, tax positions and initiatives, environmental, health and safety, product safety, and the integrity of financial statements and related reports

• Oversee compliance with legal and regulatory requirements, including ethics and compliance risks, and monitor cybersecurity and privacy, risk management and assessment programs

• Retain the independent registered public accounting firm, monitor their performance, qualifications, and independence, and approve all of their fees

• Oversee the performance of our internal audit function

8 meetings	• In 2023, oversaw planned implementation of new financial segment reporting structure
Committee Members:	White (Chair), LaClair, Liu, Loree, Poppe, and Wilson
Corporate Governance and Nominating

• Identify potential Board members and recommend director nominees

• Annually review Board and committee effectiveness

• Recommend changes to director compensation and committee rotation

• Recommend the corporate governance principles adopted by Whirlpool

• Monitor governance trends and shareholder feedback

3 meetings	• In 2023, assessed board composition and recruited, Rudy Wilson, President of Global Consumer Brands of SC Johnson, to our Board
Committee Members:	Allen (Chair), Kramer, LaClair, Manwani, Poppe, Spencer, and White
Human Resources

• Determine and approve compensation for CEO and other executive officers

• Approve goals or objectives for CEO compensation and evaluate CEO performance

• Determine and approve equity grants for executive officers and each employee subject to Section 16 of the Securities Exchange Act of 1934

• Make recommendations to the Board on Company incentive plans

• Review Human Capital Management metrics

3 meetings	• In 2023, revised the compensation comparator group for 2024 in anticipation of changes in size and focus of the Company following divestiture of its EMEA business
Committee Members:	Creed (Chair), Allen, Dietz, Elliott, Kramer, Loree, and Manwani
Finance

• Review capital policies and strategies to set an acceptable capital structure, including debt issuance and share repurchases

• Review policies regarding dividends, derivatives, liquidity management, interest rates, and foreign exchange rates

• Oversee the establishment and implementation of guidelines relating to the management of significant financial structure risks

• Review transactions related to ESG strategy

4 meetings	• In 2023, oversaw capital structure, liquidity, and capital allocation strategy, including analysis and recommendations related to portfolio transformation and debt levels
Committee Members:	Liu (Chair), Creed, Dietz, Elliott, Spencer, and Wilson

Notice of Annual Meeting of Stockholders and 2024 Proxy Statement	ç	11

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

DIRECTOR INDEPENDENCE

The Corporate Governance and Nominating Committee conducts an annual review of the independence of the members of the Board and its committees, and reports its findings to the full Board. Thirteen of our 14 directors are non-employee directors (all except Mr. Bitzer). The Board has adopted the New York Stock Exchange (NYSE) listing standards for evaluating director independence, but has not adopted any other categorical standards of materiality for independence purposes. When assessing director independence, the Board considers the various transactions and relationships known to the Board (including those identified through annual director questionnaires) that exist between Whirlpool and the entities with which our directors or members of their immediate families are, or have been, affiliated. For 2023, the Committee evaluated certain transactions that arose in the ordinary course of business between Whirlpool Corporation and such entities and which did not exceed the thresholds provided under the NYSE listing standards. Information provided by the directors and Whirlpool did not indicate any relationships (e.g., commercial, industrial, banking, consulting, legal, accounting, charitable, or familial) that would impair the independence of any of the non-employee directors. Based on the report and recommendation of the Corporate Governance and Nominating Committee, the Board has determined that each of its non-employee directors satisfy the independence standards set forth in the listing standards of the NYSE.

COMMITTEE MEMBER INDEPENDENCE AND EXPERTISE

Each Board committee is composed solely of independent directors who meet the independence standards under the NYSE listing standards.

In addition, the Audit Committee members all meet the enhanced independence standards for audit committee members set forth in the NYSE listing standards (which incorporates the standards set forth in the rules of the Securities and Exchange Commission. The Board has determined that each member of the Audit Committee satisfies the financial literacy qualifications of the NYSE listing standards. The Board has further determined that Mr. White, the Audit Committee Chair, and Ms. LaClair, who has been recommended to succeed Mr. White as the Audit Committee Chair, qualify under the “audit committee financial expert” criteria established by the SEC and have accounting and financial management expertise as required under the NYSE listing rules.

Similarly, the Human Resources Committee members all meet the enhanced independence standards for compensation committee members under the NYSE listing standards (which incorporates the standards set forth in the rules of the SEC), and qualify as “non-employee directors” for purposes of Rule 16b-3 under the Securities Exchange Act of 1934. For information about the Human Resources Committee’s processes for establishing and overseeing executive compensation, refer to “Compensation Discussion and Analysis – Role of the Human Resources Committee” below.

12	ç	Notice of Annual Meeting of Stockholders and 2024 Proxy Statement

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Corporate Governance

BOARD LEADERSHIP STRUCTURE

The Board regularly evaluates our Board leadership structure to ensure that it operates effectively in the current environment, recognizing that organizational needs may change over time. Currently, each of our directors, other than the Chairman and CEO, is independent, and each of our Board committees is composed entirely of independent directors. Our independent directors have direct access to members of senior management, and meet in executive session at each board and committee meeting. They are experienced, objective, and well-equipped to exercise oversight over management and represent the interests of shareholders. At the present time, the Board believes that the joint leadership of a combined Chairman and CEO and an independent Presiding Director with significant responsibilities is the optimal leadership structure.

The Board has determined that combining the Chairman and CEO positions provides clear and consistent leadership on our strategic imperatives and operating priorities, and ensures that the Board’s oversight of risk is appropriately informed and focused. In addition, Mr. Bitzer’s unique expertise and knowledge of the business, having served Whirlpool for over 20 years in positions of increasing responsibility globally, contributes significantly to how the Board oversees our strategy and risk management.

Our Board leadership is further enhanced by the role of the independent Presiding Director. Mr. Allen has served as Presiding Director since 2017, prior to Mr. Bitzer’s election as Chairman of the Board, and through multiple business cycles as a director of the Company since 2010. The Board believes the Presiding Director provides effective independent Board leadership in executing the critical responsibilities set forth below.

Presiding Director Responsibilities
• Coordinates with the Chairman and CEO in establishing the annual agenda and topic items for Board meetings;
• Presides at executive sessions of independent directors at each Board meeting and provides feedback to the Chairman and CEO;
• Serves as a focal point for managing shareholder communication with independent directors;
• Retains independent advisors on behalf of the Board as the Board may determine is necessary or appropriate;

• Assists the Human Resources Committee with the annual performance evaluation of the Chairman and CEO, and together with the Chair of the Human Resources Committee, meets with the Chairman and CEO to discuss the results of the evaluation; and

• Performs such other functions as the independent directors may designate from time to time.

Our Board conducts an annual evaluation in order to determine whether it and its committees are functioning effectively. As part of this annual self-evaluation, the Board evaluates whether the current leadership structure continues to be optimal for Whirlpool and its shareholders. Every three years, an experienced third-party consultant conducts the evaluation and assessment process. Our Corporate Governance Guidelines provide the flexibility for our Board to modify or continue our leadership structure in the future, as it deems appropriate.

STRATEGY OVERSIGHT

Our Board is actively involved in overseeing and reviewing our corporate strategy, and the Board’s skills and experiences align with our strategic objectives. The Board formally reviews strategy, including risks and opportunities facing Whirlpool, at an annual strategic planning meeting. In addition, long-range strategic issues are discussed regularly at Board meetings. The Board regularly discusses strategy throughout the year with management and during executive sessions of the Board, as appropriate. In 2023, the Board oversaw continued progress on our strategic portfolio transformation, aimed at refocusing our portfolio to higher-growth, higher-margin businesses. The Board oversaw our completion of the integration of InSinkErator into our global operations, our agreement to contribute our European major domestic appliance business to a newly formed entity with Arçelik A.Ş, and the resegmentation of our external

Notice of Annual Meeting of Stockholders and 2024 Proxy Statement	ç	13

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

operating segments beginning in 2024, which will provide additional information to investors about our value-creating small domestic appliance business. The Board leveraged its members’ expertise in critical areas such as strategy, finance, global business operations, and human capital management to provide effective oversight of our actions to transform our business while continuing to meet our commitments to employees, trade customers, and consumers.

RISK OVERSIGHT

Board Risk Oversight Responsibilities

Our Board is responsible for overseeing risk management. The Board focuses on our risk management strategy and the most significant risks facing Whirlpool, and ensures that appropriate risk mitigation policies and procedures are implemented by management. Our Board is also responsible for oversight of our ESG strategy and risk management, including climate and water risk, and product and employee safety. Our Board is responsible for overseeing and holding senior management accountable for our global information security programs. This includes understanding our business needs and associated risks, and reviewing management’s strategy and recommendations for managing cyber risk. In line with this oversight responsibility, the Audit Committee receives reports quarterly from the Chief Information Officer and Chief Information Security Officer on the execution and effectiveness of our cybersecurity program and our privacy program (with Legal and Compliance support), cybersecurity incidents, cyber resilience metrics and the global threat landscape, and the Board receives a full presentation annually from the Chief Information Officer and Chief Information Security Officer. The Board also oversees product-related risks and receives reports quarterly from our product safety leader, and the Audit Committee receives a full presentation annually on product safety.

Annually, the Board reviews a comprehensive assessment and prioritization of enterprise risks for the coming year. The Board also receives risk management updates from management in connection with its general oversight and approval of significant matters.

Board Committee Risk Oversight Responsibilities

Our Board committees consider and address risk as they perform their respective committee responsibilities listed below. All committees report to the full Board as appropriate, including when a matter rises to the level of a material or enterprise-level risk.

We believe the division of risk management responsibilities described above is an effective approach for addressing the risks facing Whirlpool, and that our Board leadership structure supports this approach.

AUDIT COMMITTEE

Oversees risks related to
the Company’s enterprise
risk management process,
system of disclosure
controls and internal
controls, compliance with
legal and regulatory
requirements, and
contingent liabilities or
risks.

CORPORATE GOVERNANCE & NOMINATING COMMITTEE Oversees risks arising from the Company’s corporate governance practices, Board composition, refreshment, Committee leadership, and public policy activities.	FINANCE COMMITTEE Oversees risks related to the Company’s financial structure and policies designed to mitigate financial risks.

HUMAN RESOURCES
COMMITTEE

Oversees risk relating to
the Company’s
compensation philosophy
and programs, including
evaluation of whether they
may create incentives or
disincentives that could
create risk to the
Company.

Management Risk Oversight Responsibilities

Our management is responsible for day-to-day risk management. Our risk management, internal audit, and compliance areas serve as the primary monitoring and testing functions for Company-wide policies and procedures and manage the day-to-day oversight of the risk management strategy for the ongoing business of Whirlpool.

14	ç	Notice of Annual Meeting of Stockholders and 2024 Proxy Statement

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

COMPENSATION RISK ASSESSMENT

Whirlpool regularly reviews its employee compensation programs based on several criteria, including the extent to which they may result in risk to Whirlpool. Our compensation function, with assistance from the risk management and internal audit functions, annually assesses whether our compensation programs create incentives or disincentives that materially affect risk taking or are reasonably likely to have a material adverse effect on Whirlpool. The Human Resources Committee, with the assistance of its independent compensation consultant, Frederic W. Cook & Co., Inc. (FW Cook), evaluates the results of this assessment. As part of this assessment, management and the Human Resources Committee considered the following risk-mitigating features of our compensation programs:

Risk-Mitigating Features of Whirlpool Corporation’s Compensation Programs
• Annual and long-term performance metrics used in our global compensation programs are multiple, different, balanced, and more heavily weighted toward corporate-wide financial metrics;
• Long-term incentive compensation represents a significant portion of our executive compensation mix;
• Metrics and goals used in the executive compensation programs are approved by the Human Resources Committee, which is composed solely of independent directors;
• The Human Resources Committee retains an independent consultant that is involved with an ongoing review of the executive compensation program;
• Robust stock ownership guidelines are in place for executives;
• Claw-back policy in place in event of financial restatement, and provisions for variable compensation programs are in place in the event of misconduct or other circumstances;
• A comprehensive Insider Trading Policy with hedging restrictions for all employees and directors, and pledging and margin trading restrictions for executives and directors;
• Our incentive designs avoid objectives that might maximize short-term payouts at the expense of long-term sustainable performance; and

• We have limited commission incentive programs which are designed to pay out based on profitability and are subject to multiple layers of management review, including an annual review of plan design and results by regional senior management.

Based on this assessment, the Human Resources Committee has concluded that our compensation programs do not create risks that would be reasonably likely to have a material adverse effect on Whirlpool Corporation.

SUCCESSION PLANNING

Our Board is responsible for executive succession planning. Under the Corporate Governance Guidelines, the Board is responsible for regularly reviewing leadership development initiatives and short-term and long-term succession plans for the CEO and other senior management positions. The Board is responsible for the selection of the CEO, as well as plans regarding succession in the event of an emergency or the retirement of the CEO. Each year, as part of its succession planning process, our Chief Human Resources Officer provides the Board with recommendations on, and evaluations of, potential successors for all senior management roles. The Board reviews the senior executive team’s experience, skills, competencies, and potential, to assess which executives possess or can develop the attributes that the Board believes are necessary to lead and achieve our goals. Among other steps taken to promote this process throughout the year, the CEO’s direct reports regularly attend Board meetings and present to the Board, providing the Board with opportunities to interact with our senior management and assess their leadership capabilities.

COMMUNICATIONS BETWEEN STOCKHOLDERS AND THE BOARD

The Board has adopted procedures for communications by stockholders and other interested parties with the Board, the Presiding Director, and the independent directors as a group and individually. The Board has designated the Corporate Secretary as its agent for the receipt and processing of such communications.

Notice of Annual Meeting of Stockholders and 2024 Proxy Statement	ç	15

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Interested parties may send communications to the full Board, the Chairman of the Board, the Presiding Director, the independent directors as a group, a committee of the Board, a committee chair, or individual directors:

•	Electronically by email to: corporate_secretary@whirlpool.com; or

•	In writing by letter to:

[Name of Director or Group]

c/o Corporate Secretary, Whirlpool Corporation

2000 North M-63, MD 3602

Benton Harbor, MI 49022

Such communications should clearly identify the intended recipient(s).

INVESTOR ENGAGEMENT

We value the input and insights of our shareholders and are committed to continued engagement with investors, which we proactively undertake each year. Key topics of focus include Whirlpool results and strategy, including our strategic portfolio transformation; environmental, social, and governance matters; board diversity and composition; executive compensation performance metrics; and employee health and safety. The Board considers investor feedback on these issues in its decision making and direction to management.

MAJORITY VOTING FOR DIRECTORS; DIRECTOR RESIGNATION POLICY

Our by-laws require directors to be elected by the majority of the votes cast with respect to such director in uncontested elections (number of votes cast “for” a director must exceed the number of votes cast “against” that director). In a contested election (a situation in which the number of nominees exceeds the number of directors to be elected), directors will be elected by a plurality of the shares represented in person or by proxy at any such meeting and entitled to vote on the election of directors. If a nominee who is serving as a director is not elected at the annual meeting, under Delaware law the director would continue to serve on the Board as a “holdover director.” However, under our Board’s policy, any director who fails to be elected must offer to tender his or her resignation to the Board. The Board will nominate for election or re-election as director only candidates who have agreed to tender, promptly following the annual meeting at which they are elected or re-elected as director, irrevocable resignations that will be effective upon the failure to receive the required vote and Board acceptance of such resignation. In addition, the Board will fill director vacancies and new directorships only with candidates who agree to tender, promptly following their appointment to the Board, the same form of resignation tendered by other directors in accordance with this Board policy.

If an incumbent director fails to receive the required vote for re-election, the Corporate Governance and Nominating Committee will act on an expedited basis to determine whether to accept the director’s resignation and will submit such recommendation for prompt consideration by the Board. The Board expects the director whose resignation is under consideration to abstain from participating in any decision regarding that resignation. The Corporate Governance and Nominating Committee and the Board may consider any factors they deem relevant in deciding whether to accept a director’s resignation.

OUR INTEGRITY MANUAL (GLOBAL CODE OF ETHICS)

All of our directors and employees, including our Chief Executive Officer, Chief Financial Officer, and Chief Accounting Officer, are required to abide by our global code of ethics to ensure that our business is conducted in a legal and ethical manner. Our global code of ethics, titled “Our Integrity Manual,” defines our principles for ethical business conduct, and requires strict adherence to all laws and regulations applicable to our business. We believe Our Integrity Manual provides a solid foundation for continued enhancement of our strong culture of integrity. We intend to disclose future amendments to Our Integrity Manual, or waivers from its provisions for our executive officers and directors, on our website within four business days following the date of any such amendment or waiver.

16	ç	Notice of Annual Meeting of Stockholders and 2024 Proxy Statement

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

DIRECTOR NOMINATIONS BY STOCKHOLDERS

Our proxy access by-law allows a stockholder, or a group of up to 20 stockholders, that has held 3% or more of our outstanding shares of stock continuously for at least three years to nominate, and include in our proxy materials, director nominees constituting up to the greater of two individuals or 20% of our Board, provided that the stockholder(s) and nominee(s) satisfy the requirements specified in Article II, Section 13 of our by-laws.

To be included in the proxy materials for our 2025 annual meeting of stockholders, we must receive a stockholder’s notice to nominate a director under our proxy access by-law between October 8, 2024 and November 7, 2024. However, if the date of the 2025 annual meeting of stockholders is more than 30 days prior to, or more than 30 days after, the one-year anniversary of the date of the 2024 annual meeting of stockholders, the notice must be received not later than the later of the 120th day prior to the date of such annual meeting or the 10th day following the day on which the date of such annual meeting is first publicly announced.

Such notice must be both (1) emailed to, and (2) delivered to, or mailed to and received by, the Corporate Secretary of Whirlpool at the email and mailing address under “Communications Between Stockholders and Board” above. The notice must contain the information required by our by-laws, and the stockholder(s) and nominee(s) must comply with the information and other requirements in our by-laws relating to the inclusion of stockholder nominees in our proxy materials.

Nomination of a director to be submitted for consideration at the 2025 annual meeting of stockholders, but not intended to be a “proxy access” nominee, must be both (1) emailed to, and (2) delivered by personal delivery or by registered or certified United States mail, postage prepaid, to the Corporate Secretary at the email and mailing address provided under “Communications Between Stockholders and the Board” above between December 17, 2024 and January 16, 2025, and must satisfy the procedures set forth in our by-laws to be considered at the 2025 annual meeting. However, if the date of the 2025 annual meeting of stockholders is more than 30 days prior to, or more than 60 days after, the one-year anniversary of the date of the 2024 annual meeting of stockholders, then notice must be received no earlier than the close of business on the 120th day prior to the date of the 2025 annual meeting of stockholders and not later than the close of business on the later of the 90th day prior to such annual meeting, or, if the date of the 2025 Annual Meeting of Stockholders is first publicly announced less than 100 days prior to the date of such annual meeting, the notice must be received no later than the 10th day following the day on which the date of such annual meeting is first publicly announced.

Our by-laws are posted for your convenience on the Whirlpool website: www.whirlpoolcorp.com/by-laws. Whirlpool believes that all nominees must, at a minimum, meet the selection criteria established by the Corporate Governance and Nominating Committee. The Board evaluates director nominees recommended by stockholders in the same manner in which it evaluates other director nominees. Whirlpool has established, through its Corporate Governance and Nominating Committee, selection criteria that identify desirable skills and experience for prospective Board members, including those properly nominated by stockholders.

BOARD REFRESHMENT, DIVERSITY, AND EVALUATION

Refreshment

The Board, with the assistance of the Corporate Governance and Nominating Committee, selects potential new Board members using criteria and priorities established from time to time. We believe it is valuable to have directors with varying lengths of service in order to strike the right balance between board refreshment and continuity. The four independent directors who joined the Board in the past five years bring fresh perspectives. Our experienced directors have deep knowledge of our operations and the evolution of our strategy. Our remaining directors provide stability and continuity to the Board. In addition, longer service on our Board has provided several directors with significant exposure during various economic cycles to both our business and our industry. Our Corporate Governance Guidelines provide for retirement at age 72. Currently, our average tenure of independent director nominees is 8 years.

To assist the Corporate Governance and Nominating Committee in identifying potential director nominees who meet the established criteria and priorities and to facilitate the screening and nomination process for such nominees, the Corporate Governance and Nominating Committee has retained third-party search firms; and Mr. Wilson, who joined the Board in August 2023, and Mr. Kramer who joined the Board in February 2024, were recommended to our Corporate

Notice of Annual Meeting of Stockholders and 2024 Proxy Statement	ç	17

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Governance and Nominating Committee and Board by a leading director-search firm. The Corporate Governance and Nominating Committee retains the sole authority to retain and terminate any search firm to be used to identify director candidates, including sole authority to approve the search firm’s fees and other retention terms.

Desired personal qualifications for director candidates include: a reputation for personal and professional integrity, strength of character, sound business judgment, and the availability and commitment to devote sufficient time to the duties of the Board. Candidates should have strong interpersonal and communication skills in order to assess and challenge the way things are done and recommend alternative solutions to problems in a constructive manner. Candidates should be independent and have the ability to represent the long-term interests of all shareholders. Candidates should not be employed by or affiliated with any organization that has significantly competitive lines of business or that may otherwise present a conflict of interest.

The Corporate Governance and Nominating Committee has determined that the skills and experiences appearing in the table under “Item 1 – Directors and Nominees for Election as Directors” above are most important to our Company’s strategy and governance, and the Committee seeks candidates with these skill sets.

We believe that our current practices are sufficient to provide for thoughtful and timely Board refreshment.

Diversity

The composition, skills, and needs of the Board change over time and will be considered in establishing the profile of desirable candidates for any specific opening on the Board. The Corporate Governance and Nominating Committee recognizes the benefits of a diverse Board membership reflecting differences in viewpoints, professional experiences, educational background, skills, race, gender, ethnicity, national origin, and age. The Committee is committed to seeking qualified diverse candidates, including diversity of race, gender, and ethnicity in each independent director search, and instructs any search firm that it engages accordingly. The Committee believes that this process is effective in maintaining the diversity of the Board’s composition.

Evaluation

The Corporate Governance and Nominating Committee leads our Board’s annual self-evaluation process. The evaluation process is conducted by soliciting an assessment from each director about the effectiveness of the Board and the committees on which the director serves. Directors provide feedback about several topics including the Board’s and applicable committee’s structure and composition, interaction with management, and areas of focus, as well as the quality of meetings and materials. Each committee and the Board as a whole then conducts separate discussions regarding the evaluation and assessment topics. Follow-up items are then addressed at subsequent Board and committee meetings. The self-evaluation process is updated annually to reflect current governance best practices. Every three years, an experienced third-party consultant conducts the evaluation and assessment process. We believe that this triennial evaluation process, led by an objective third party with knowledge of best practices, complements our internal evaluation process and is an important component of good governance.

18	ç	Notice of Annual Meeting of Stockholders and 2024 Proxy Statement

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

ENVIRONMENTAL, SOCIAL, AND GOVERNANCE OVERSIGHT AND PRACTICES

Sound ESG Oversight

Our Board is committed to overseeing the integration of ESG principles throughout Whirlpool Corporation, as reflected in our Corporate Governance Guidelines. The Board reviews and receives updates on our sustainability strategy and key long-term ESG initiatives every year. While the full Board is responsible for oversight of ESG strategy, committees of the Board are responsible for oversight of aspects of ESG risk monitoring and implementation. This includes a focus on strategy and the most significant risks facing Whirlpool, including climate and water risks. The Board also receives risk management updates in connection with its general oversight and approval of significant matters. In 2023, our Board participated in a deep-dive session on the implications of generative artificial intelligence and the ethical application of emerging technologies. In addition to the Board of Directors, we have ESG oversight across our leadership, including Executive Committee members. There is additional oversight at the management and functional levels within our ESG Councils, which supports the execution of key ESG initiatives. Our current ESG Task Force includes representation from across the business and is responsible for monitoring emerging ESG trends and overseeing progress against the strategic priorities.

 Sustainable Products & Operations

To be the best global kitchen and laundry company, in constant pursuit of improving life at home, we are thoughtful about our products and how they contribute to the circular economy making the best use of materials, increasing reliability and repairability, and helping to manage product end-of-life. Our operational excellence is driven by World Class Manufacturing (WCM), a comprehensive methodology for improving productivity and quality, as well as reducing losses in production systems and environmental impact.

Some of the highlights of our focus on sustainability from this year include:

∎	Delivered a 25% reduction in total GHGs (scope 1 and 2 market-based) when compared to 2022. This is our second year in a row with reduction rates above 25%.

∎	Reduced emissions from our products in use (scope 3, category 11) by 7%.

∎	In 2023, we completed more than 650 energy projects that will reduce carbon emissions, delivering our largest year-over-year greenhouse gas (GHG) emissions reduction to date.

∎	Entered into agreements to add more onsite wind and solar power to our Findlay and Clyde, Ohio operations.

∎	Entered into two Virtual Power Purchase Agreement (VPPA) wind farm installations that are expected to match 100% of nine of our U.S. plants’ electrical consumption.

∎

Obtained Zero Waste to Landfill (ZWtL) Gold status at our two newly added InSinkErator facilities, meaning that we have achieved ZWtL Gold or Platinum (a greater than 95% diversion rate) at all our large global manufacturing sites.

∎	Whirlpool refurbishment centers avoided significant waste including 410,803 total returned products, 251,931 total refurbished products and 61% total waste avoided.

∎	Transitioned over 97% of all global Whirlpool manufactured refrigerators to climate friendly, low global warming potential refrigerants and blowing agents as of 2023.

∎	Awards. In 2023, our commitment to the environment earned recognition and awards, including:

•	Dow Jones Sustainability World Index, Second Consecutive Year

•	AAA Rating, MSCI

  Supporting Our People

At Whirlpool Corporation, we foster a safe, inclusive workplace where all employees are supported in their careers and lives and help build communities in which everyone can thrive. Our efforts to appreciate all perspectives and backgrounds enable us to understand our diverse consumer base, improve our products so they can be used by everyone, and make our communities stronger. Our approach to caring for our people and communities reflects a

Notice of Annual Meeting of Stockholders and 2024 Proxy Statement	ç	19

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

holistic understanding of well-being and the interconnectedness of our work. In 2023, we continued to make progress on our commitments by expanding resources that promote professional growth and an inclusive environment, and investing in community projects to help everyone thrive.

Some of the highlights of the focus on our people from this year include:

∎

Circulated the Attitudes for Life, a set of work safety precautions added to our We Care Standards Manual in 2022. We also continued to provide channels through which anyone can speak up about safety concerns with a high-risk potential outcome.

∎	Improved gender representation, underrepresented minority representation and black representation across all employees of the Company.

∎

Over 1,400 People Leaders in LAR, EMEA and Asia participated in the multi-module Unconscious Bias and Empathy program, which was completed by all U.S. People Leaders in 2022. U.S. People Leaders participated in “Continuing the Conversation” sessions to ensure a continued focus on unconscious bias and empathy.

∎	Launched the Whirlpool Family Network to provide support and enable parents and caregivers to be the best version of themselves both at work and at home.

∎	Celebrated the opening of Emma Jean Hull Flats, an 80-unit market-rate housing development in Benton Harbor, Michigan, funded completely by Whirlpool Corporation.

∎	Engaged 120 volunteers in the Whirlpool Day of Impact to revitalize Broadway Park in Benton Harbor.

∎	Introduced the Global House+Home Ambassador Program, a new volunteer program supporting our Corporate House+Home community and employee engagement strategy.

∎

Through the BuildBetter with Whirlpool initiative — an extension of Habitat’s existing BuildBetter program — Whirlpool Corporation built 143 climate-resilient and energy-efficient homes to help hundreds of families in need of affordable housing as a way to demonstrate that climate-resilient housing can be affordable.

∎	Awards. In 2023, our commitment to our people and our communities earned recognition and awards, including:

•	Best Companies to Work For, U.S. News & World Report

•	Best Companies for Multicultural Women, Seramount

•	A Top Company for Executive Women, Seramount

•	Leading Inclusion Index Organization, Seramount

•	Best Place to Work for Disability Inclusion, 100% score, Seventh Consecutive Year, Disability Equality Index

•	Corporate Equality Index, Score of 100 from the Human Rights Campaign, 20th Consecutive Year

 Doing the Right Thing

Whirlpool Corporation’s longstanding commitment to the highest standards of ethical and legal conduct and sustainable operations has enabled us to stand the test of time and continue to create shareholder value. Our strong commitment to risk management, ethics and compliance, and values-driven culture of integrity are how we earn and keep trust. We extend this high expectation to our products, where we hold ourselves to standards of exceptional quality, making high-performing products by sourcing materials responsibly, collaborating with vendors aligned with our values, and focusing on the safety and quality of everything we produce.

Some of the highlights of our focus on governance from this year include:

∎

In 2023, Whirlpool employees led 36 industry technical committees to strengthen marketplace product safety standards and held approximately 150 participant roles on these committees. Our efforts have created a higher standard of product that is safer for consumers to use in their homes, whether it bears one of the many Whirlpool Corporation brand names or not.

∎

Conducted 256 Supplier Code of Conduct audits and 3,138 Supplier Due Diligence screenings. These Supplier Due Diligence screenings accounted for 100% of existing high-risk suppliers and 100% of new suppliers.

∎

Increased supplier participation in EcoVadis assessment by 11.3%, resulting in further risk mitigation and education in the supply base. We are leveraging the EcoVadis assessment to learn more about our supplier’s environmental, social, and ethical business practices, which has helped us identify key partnership opportunities and deepen connections with suppliers that are aligned with our standards.

20	ç	Notice of Annual Meeting of Stockholders and 2024 Proxy Statement

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

∎

Introduced a “Global Integrity Quarter,” expanding on the success of Global Integrity Week in 2022, to train employees and leaders through 10 events including micro-learnings, online training and in-person discussions for 7,688 employees, with 100% participation from Executive Committee members

∎

Conducted in person and focused compliance training at manufacturing sites and administrative offices around the world including Mexico, Brazil, Argentina, India and China, with our top leaders setting the tone.

∎	Developed the Living Code – an interactive tool that helps employees apply ethical decision-making in their day-to-day work using decision trees and other methods.

∎	Awards. In 2023, our commitment to doing the right thing earned recognition and awards, including:

•	America’s Most JUST Companies, JUST Capital

•	World’s Most Admired Companies, 13th Consecutive Year, Fortune Magazine

•	Global RepTrak 100, 11th Consecutive Year, RepTrak

We encourage our shareholders to read our most current Sustainability Report for more information on our ESG strategy, priorities and actions. The contents of our Sustainability Report are not incorporated by reference into this proxy statement.

CORPORATE GOVERNANCE GUIDELINES AND OTHER AVAILABLE INFORMATION

Whirlpool is committed to the highest standards of corporate governance. Our current Corporate Governance Guidelines, Our Integrity Manual, by-laws, and written charters for the Board’s Audit, Corporate Governance and Nominating, Finance, and Human Resources Committees are posted on the Whirlpool website: www.whirlpoolcorp.com/policies. Our publicly disclosed financial and non-financial information, including our Annual Report, quarterly reports, current reports, and Sustainability Report, is located on our website at investors.whirlpoolcorp.com. The contents of our Sustainability Report and investor website are not incorporated by reference into this proxy statement or in any other report or document we file with the SEC. Stockholders may also request a free copy of these documents by writing: Investor Relations, Whirlpool Corporation, 2000 North M-63, MD 2609, Benton Harbor, Michigan, 49022.

Notice of Annual Meeting of Stockholders and 2024 Proxy Statement	ç	21

RELATED PERSON TRANSACTIONS AND HUMAN RESOURCES COMMITTEE INTERLOCKS

Related Person Transactions

The Board has adopted written procedures relating to the Corporate Governance and Nominating Committee’s review and approval of transactions with related persons that are required to be disclosed in proxy statements pursuant to SEC regulations (related person transactions). A “related person” is defined under the applicable SEC regulation and includes our directors, executive officers, and owners of 5% or more of our common stock. The Corporate Secretary administers procedures adopted by the Board with respect to related person transactions and the Corporate Governance and Nominating Committee reviews and approves all such transactions. At times, it may be advisable to initiate a transaction before the Corporate Governance and Nominating Committee has evaluated it, or a transaction may begin before discovery of a related person’s participation. In such instances, management consults with the Chair of the Corporate Governance and Nominating Committee to determine the appropriate course of action. Approval of a related person transaction requires the affirmative vote of the majority of disinterested directors on the Corporate Governance and Nominating Committee. In approving any related person transaction, the Corporate Governance and Nominating Committee must determine that the transaction is fair and reasonable to Whirlpool Corporation. The Corporate Governance and Nominating Committee periodically reports on its activities to the Board. The written procedures relating to the Corporate Governance and Nominating Committee’s review and approval of related person transactions is available on our website: www.whirlpoolcorp.com/policies.

Human Resources Committee Interlocks and Insider Participation

During fiscal 2023, Messrs. Allen, Creed, Loree, and Manwani, and Mses. Dietz and Elliott served as members of the Human Resources Committee. No member of the Human Resources Committee was at any time during 2023 an officer or employee of Whirlpool, and no member of the Human Resources Committee has formerly been an officer of Whirlpool. In addition, no “compensation committee interlocks” existed during fiscal year 2023.

22	ç	Notice of Annual Meeting of Stockholders and 2024 Proxy Statement

SECURITY OWNERSHIP

Security Ownership

The following table presents the ownership as of December 31, 2023 of the only persons known by us as of February 14, 2024 to beneficially own more than 5% of our common stock, based upon statements on Schedule 13G filed by such persons with the SEC.

Schedule 13G Filed On	Name and Address of Beneficial Owner	Shares Beneficially Owned	Percent of Class

2/13/2024	The Vanguard Group Inc. (1) 100 Vanguard Blvd. Malvern, PA 19355	6,539,244	11.91%

1/24/2024	BlackRock, Inc. (2) 50 Hudson Yards New York, NY 10001	4,977,093	9.06%

2/12/2024	PRIMECAP Management Company (3) 177 E. Colorado Blvd., 11th Floor Pasadena, CA 91105	4,729,936	8.61%

(1)

Based solely on a Schedule 13G/A filed with the SEC by The Vanguard Group Inc. (Vanguard Group), a registered investment advisor. Vanguard Group has shared voting power with respect to 56,369 shares, sole dispositive power with respect to 6,296,661 shares, and shared dispositive power with respect to 242,583 shares.

(2)

Based solely on a Schedule 13G/A filed with the SEC by BlackRock, Inc. (BlackRock), a holding company. BlackRock has sole voting power with respect to 4,654,130 shares and sole dispositive power with respect to 4,977,093 shares.

(3)

Based solely on a Schedule 13G/A filed with the SEC by PRIMECAP Management Company (PRIMECAP), a registered investment advisor. PRIMECAP has sole voting power with respect to 4,581,206 shares and sole dispositive power with respect to 4,729,936 shares.

Notice of Annual Meeting of Stockholders and 2024 Proxy Statement	ç	23

BENEFICIAL OWNERSHIP

Beneficial Ownership

The following table reports beneficial ownership of common stock by each director, nominee for director, all NEOs (as defined elsewhere in this proxy statement), and all directors and executive officers of Whirlpool as a group, as of February 1, 2024. Beneficial ownership includes, unless otherwise indicated, all stock with respect to which each director or executive officer, directly or indirectly, has or shares the power to vote or to direct the voting of such stock, or to dispose or direct the disposition of such stock. The address of all directors and executive officers named below is c/o Whirlpool Corporation, 2000 North M-63, MD 3602, Benton Harbor, Michigan, 49022.

Name	Shares Beneficially Owned (1)	Deferred Stock Units (2)	Shares Under Exercisable Options (3)	Total (4)	Percentage (* Less than 1%)

Samuel R. Allen	18,721	—	—	18,721	*

Marc R. Bitzer	233,955	62,682	305,288	601,925	1.09%

Greg Creed	2,775	7,764	—	10,539	*

Diane M. Dietz	13,427	—	—	13,427	*

Gerri T. Elliott	9,800	—	—	9,800	*

Ava A. Harter	11,678	—	16,324	28,002

Richard J. Kramer (5)	—	—	—	—	*

Jennifer A. LaClair	3,184	927	—	4,111	*

John D. Liu	1,000	16,128	—	17,128	*

James M. Loree	5,098	2,303	—	7,401	*

Harish Manwani	9,858	—	—	9,858	*

Carey Martin	26,301	17,491	39,622	83,413	*

Gilles Morel	20,454	—	25,002	45,456	*

James W. Peters	55,090	4,931	78,848	138,869	*

Patricia K. Poppe	2,557	1,707	—	4,264	*

Larry O. Spencer	1,000	7,764	—	8,764	*

Michael D. White	2,700	23,576	—	26,276	*

Rudy Wilson	—	—	—	—	*

All directors and executive officers as a group (21 persons) (6)	456,147	146,751	479,334	1,136,511	2.05%

(1)

Does not include 1,164,664 shares held by the Whirlpool 401(k) Trust (except for 13,759 shares held for the accounts of executive officers). Includes restricted stock units (RSU) and performance stock units (PSU) that become payable (assuming that PSUs pay out at target) within 60 days of February 1, 2024, before deferrals and tax liabilities.

(2)

Represents the number of shares of common stock, based on deferrals made into the Deferred Compensation Plan I and Deferred Compensation Plan II for Non-employee Directors, one of the executive deferred savings plans, or the terms of deferred stock awards, that we are required to pay to a non-employee director when the director leaves the Board or to an executive officer when the executive officer is no longer an employee. None of these deferred stock units have voting rights.

(3)	Includes shares subject to options that will become exercisable within 60 days of February 1, 2024.

(4)	May include RSUs and option shares which cannot be voted until vesting or exercise, as applicable.

(5)	Richard J. Kramer was appointed to the Board on February 19, 2024.

(6)	Total amounts reflect only those directors and executive officers of Whirlpool as of the date of this proxy statement.

24	ç	Notice of Annual Meeting of Stockholders and 2024 Proxy Statement

NON-EMPLOYEE DIRECTOR COMPENSATION

Non-Employee Director Compensation

We provide competitive compensation to attract and retain qualified directors and support shareholder alignment objectives. Our director compensation program consists of cash and stock retainers. For 2023, each director who served on the Board for the full year received one half of the annual retainer in cash (paid quarterly) and the remaining half in stock. In December 2023, the Corporate Governance and Nominating Committee reviewed Director compensation, and determined that no changes were warranted for annual cash and stock retainers for 2024. The Committee recommended an increase of the annual cash retainer for the Presiding Director to $40,000 for 2024, which the Board approved. This adjustment was based upon the Committee’s review of compensation data and practices among comparator companies (see page 32), which data was also reviewed by FW Cook, the advisor to the Human Resources Committee. Non-employee director compensation is summarized in the table below:

Non-employee Director Compensation Element	2023		2024

Annual Cash Retainer	$150,000		$150,000

Annual Stock Retainer	$150,000	(1)	$150,000	(1)

Additional Annual Cash Retainer for Committee Chairs:

Audit Committee	$25,000		$25,000

Corporate Governance & Nominating Committee	$20,000		$20,000

Finance Committee	$15,000		$15,000

Human Resources Committee	$20,000		$20,000

Additional Annual Cash Retainer for Presiding Director	$35,000		$40,000

(1)

Reflects stock retainer granted on the date of the annual meeting of stockholders, with the number of shares determined by dividing the annual cash retainer by our closing stock price on the annual meeting date.

DEFERRAL OF ANNUAL RETAINER AND STOCK GRANTS

A non-employee director may elect to defer any portion of the annual cash retainer and annual stock retainer until he or she ceases to be a director. Under this policy, when the director’s term ends, any deferred annual cash retainer will be paid in a lump sum or in monthly or quarterly installments. In addition, payment of any deferred annual stock grant will be made as soon as is administratively feasible. Annual cash retainers deferred on or before December 31, 2004 accrue interest quarterly at a rate equal to the prime rate in effect from time to time. Annual cash retainers deferred after December 31, 2004 may be allocated to notional investments that mirror those available to participants in our 401(k) plan, with the exception of the Whirlpool stock fund.

STOCK OWNERSHIP GUIDELINES

The Board has established a stock ownership guideline for non-employee directors. Directors must own Whirlpool stock equal in value to five times the annual cash retainer, within five years of their initial election to the Board. Each non-employee director’s progress toward meeting the requirement is reviewed annually. As of the end of 2023, all non-employee directors had met, or were on track to meet, this requirement. These guidelines are based on a review of competitive market practice conducted by FW Cook, the Human Resources Committee’s independent compensation consultant.

OTHER COMPENSATION ELEMENTS

For evaluative purposes, Whirlpool permits non-employee directors to test Whirlpool products for home use. Directors are not reimbursed for any income tax they incur as a result of this policy. Directors are reimbursed for business expenses related to attendance at Board and committee meetings and for attendance at qualified third-party director education programs. On rare occasions for personal convenience, a director’s spouse or other family member may accompany a director on a Whirlpool aircraft flight. No additional operating cost is incurred by Whirlpool in such

Notice of Annual Meeting of Stockholders and 2024 Proxy Statement	ç	25

NON-EMPLOYEE DIRECTOR COMPENSATION

situations and the director is taxed on the value of the benefit. A director’s qualifying charitable contributions of up to $10,000 are matched annually. Whirlpool also pays the premiums to provide each non-employee director who served on the Board as of January 1, 2011 with (1) term life insurance while serving as a director, equal to one-tenth of the director’s basic annual cash retainer multiplied by the director’s months of service, unless the director has opted out of coverage, and (2) travel accident insurance of $1 million when traveling on Whirlpool business.

2023 NON-EMPLOYEE DIRECTOR COMPENSATION TABLE

Name	Fees Earned or Paid in Cash (1) ($)	Stock Awards (2) ($)	All Other Compensation (3) ($)	Total ($)

Samuel R. Allen	205,000	149,920	1,231	356,150

Greg Creed	170,000	149,920	11,231	331,150

Gary T. DiCamillo (4)	44,918	—	10,000	54,918

Diane M. Dietz	150,000	149,920	14,198	314,117

Gerri T. Elliott	150,000	149,920	5,335	305,254

Jennifer A. LaClair	150,000	149,920	2,247	302,167

John D. Liu	165,000	149,920	10,779	325,699

James M. Loree	150,000	149,920	2,459	302,378

Harish Manwani	150,000	149,920	1,231	301,150

Patricia K. Poppe	150,000	149,920	22,549	322,469

Larry O. Spencer	150,000	149,920	1,418	301,337

Michael D. White	175,000	149,920	88,115	413,034

Rudy Wilson	57,065	—	1,231	58,296

(1)	Represents all retainer fees for Board, Committee Chair, or Presiding Director service, before deferrals.

(2)

Reflects value of shares, before deferrals, awarded in 2023. As of December 31, 2023, none of our non-employee directors were deemed to have outstanding stock awards because all stock awards vest immediately.

(3)	The table below presents an itemized account of 2023 non-employee director “All Other Compensation”.

(4)	Mr. DiCamillo retired from the Board on April 18, 2023.

26	ç	Notice of Annual Meeting of Stockholders and 2024 Proxy Statement

NON-EMPLOYEE DIRECTOR COMPENSATION

Name	Life Insurance Premiums ($)	Charitable Program (a) ($)	Whirlpool Appliances and Other Benefits (b) ($)	Total ($)

Samuel R. Allen	—	—	1,231	1,231

Greg Creed	—	10,000	1,231	11,231

Gary T. DiCamillo (c)	—	10,000	0	10,000

Diane M. Dietz	—	—	14,198	14,198

Gerri T. Elliott	—	—	5,335	5,335

Jennifer A. LaClair	—	—	2,247	2,247

John D. Liu	9,288	—	1,491	10,779

James M. Loree	—	—	2,459	2,459

Harish Manwani	—	—	1,231	1,231

Patricia K. Poppe	—	—	22,549	22,549

Larry O. Spencer	—	—	1,418	1,418

Michael D. White	44,496	42,388	1,231	88,115

Rudy Wilson	—	—	1,231	1,231

(a)

Reflects 2023 interest cost related to a charitable program eliminated by the Board, prospectively, as of January 1, 2008. Through 2007, each non-employee director could irrevocably choose to relinquish some or all of their annual cash retainer, which Whirlpool could then, in its discretion, award to as many as three charities upon the director’s death. The maximum amount payable under the Charitable Program upon the director’s death is $1.5 million. Mr. White is the only active director with a benefit under this program. Amounts also reflect matching contributions for director charitable contributions.

(b)	Includes the cost of Whirlpool products provided for personal use by directors.

(c)	Mr. DiCamillo retired from the Board on April 18, 2023.

Notice of Annual Meeting of Stockholders and 2024 Proxy Statement	ç	27

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Discussion and Analysis

In this section, we provide a detailed description of our executive compensation programs, including our pay-for-performance philosophy, the business strategy-driven program design, the individual elements of the programs, the methodology and processes used by the Human Resources Committee (the “Committee”) to make compensation decisions, and the relationship between Whirlpool performance and compensation delivered in fiscal 2023.

The discussion in this CD&A focuses on our CEO, CFO, and the three most highly compensated executive officers (the “NEOs”) for the year, who were:
• Marc R. Bitzer	Chairman and Chief Executive Officer

• James W. Peters	Executive Vice President and Chief Financial Officer and President, Whirlpool Asia

• Carey L. Martin	Executive Vice President and Chief Human Resources Officer

• Gilles Morel	Executive Vice President and President, Whirlpool Europe, Middle East and Africa (EMEA)

• Ava Harter*	Executive Vice President and Chief Legal Officer

* On March 1, 2024, Ms. Harter’s position was re-scoped as a non-executive officer position as part of a global corporate reorganization

i. Executive Summary

2023 COMPANY RESULTS

The Company drove approximately $800 million of cost take-out, improved supply chain performance and delivered one point of North America share gains, all while navigating an increasingly competitive environment around the globe and softening demand in Europe. We advanced our portfolio transformation, with an agreement to contribute our European major domestic appliance business to a newly formed company with Arçelik A.Ş. We also repaid $500 million of our term loan and returned almost $400 million in dividends to shareholders.

The Company:

•  Delivered revenue of $19.5 billion, declining approximately 1% year-over-year, as North America share gains and the addition of InSinkErator were more than offset by a normalized promotional environment.

•  Delivered GAAP net earnings of $0.5 billion (or 2.5% net earnings margin) and GAAP earnings per share of $8.72, which included held-for-sale adjustments related to European transactions and legacy EMEA legal matters.

•  Delivered ongoing (non-GAAP) earnings per diluted share(1) of $16.16 and ongoing (non-GAAP) EBIT margin(1) of 6.1% with strong cost take-out actions, partially offsetting negative impacts of price/mix, currency, and the continued marketing and technology investments needed to drive future efficiencies and growth.

• Continued to invest in innovation and automation, including over $1 billion in capital expenditures and R&D, delivering multiple first-to-market new products.
• Generated cash provided by operating activities of $915 million and free cash flow(1) of $366 million.
• Returned $384 million of cash to shareholders in dividends, representing our 68th consecutive year of dividends paid.
• Repaid $500 million of our acquisition-related term loan and remain committed to maintaining our investment grade credit rating.
• Named one of America’s Most JUST Companies, Fortune’s World’s Most Admired Companies for the 13th consecutive year, and the second consecutive year on Dow Jones Sustainability World Index.
(1) For a reconciliation of these non-GAAP financial measures to their most directly comparable GAAP measures, please see Annex A.

28	ç	Notice of Annual Meeting of Stockholders and 2024 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

2023 COMPENSATION DECISIONS

2023 was a year with mixed results in a tough macro environment. We delivered a point of North America share gains and $500 million of net cost productivity; however, with higher than-expected commodity prices, we only realized the low end of the range of the expected raw material benefits. At the same time the promotional environment normalized, sooner than expected, to pre-pandemic levels. Ongoing EBIT and Free Cash Flow (FCF) results for 2023 were below target, which together with other factors led to an overall payout for our short-term incentive of 40% of target. Our 2021-2023 long-term incentive performance was mixed when compared to the goals set at the beginning of the three-year performance period. While Cumulative Ongoing EPS was above target for 2021-2023 performance period, Average Return on Invested Capital (ROIC) fell below the target goal, leading to a payout for our performance-based long-term incentive of 98% of target.

Key compensation actions for 2023 are summarized in the table below:

Pay Element	2023 Result / Action

Base Salary	2023 salary increases for Named Executive Officers ranged from 0% to 3.1%.

Short-term Incentive	2023 Ongoing EBIT and Free Cash Flow results both fell short of target. Payout was determined to be 40% of target. See “Short-term Incentives” below for details.

Long-term Incentive

2021-2023 Cumulative Ongoing EPS exceeded target while 3-year Average ROIC fell below target.

Payout was determined to be 98% of target. Payout for Mr. Peters’ special performance award granted in 2021 was determined to be 0% of target. See “Long-term Incentives” below for details.

PAY-FOR-PERFORMANCE PHILOSOPHY

Whirlpool is dedicated to achieving global leadership in all our product categories and to delivering superior stockholder value. To achieve our objectives, we manage to a pay-for-performance philosophy based on the following guiding principles:

•	Compensation should be incentive-driven with a focus on both short-term and long-term results;

•	A significant portion of pay should be performance-based, with the portion varying in direct relation to an executive’s level of responsibility;

•	Components of compensation should be linked to drivers of sustainable stockholder value over the long term; and

•	Compensation should be tied to an evaluation of business results and individual performance.

In support of the above principles, we deliver compensation opportunities to our executive officers through a program that is highly sensitive to achievement of operating results and sustained creation of shareholder value. As mentioned above, payout under our short-term incentive plan for 2023 was 40% of target and payout under our long-term performance plan for the 3-year period ended December 31, 2023 was 98%, each in reflection of mixed financial results in 2023. Additionally, all outstanding stock options held by named executive officers are “underwater” as of December 31, 2023, and the special performance award granted to Mr. Peters, our CFO, in 2021 was forfeited in its entirety due to failure to meet cumulative ongoing EBIT goals for the 2021-2023 performance period.

For additional information on Whirlpool’s pay-for-performance approach and results, please see our Pay versus Performance (PVP) tabular disclosure beginning on page 62, with the accompanying narrative disclosure and supplemental charts.

Notice of Annual Meeting of Stockholders and 2024 Proxy Statement	ç	29

COMPENSATION DISCUSSION AND ANALYSIS

STOCKHOLDER ENGAGEMENT AND 2023 EXECUTIVE COMPENSATION PROGRAM DESIGN

The Committee considers the results of the annual “Say on Pay’’ vote, among other factors, in making decisions regarding executive compensation programs. We received strong support from stockholders on “Say on Pay’’ at our 2023 annual meeting, with 93% of the votes cast (excluding broker non-votes) in favor of our 2022 executive compensation program (the 10th consecutive year of greater than 90% stockholder support for Say on Pay). The Committee recognizes that market practices and stockholder views on executive compensation practices continue to evolve. In recognition of this, we regularly engage in discussions with our stockholders regarding compensation matters (see “Investor Engagement” under “Board of Directors and Corporate Governance”) and believe that this ongoing stockholder engagement process strengthens our understanding of investor priorities and the issues on which they are focused. The Committee works closely with its independent consultant and the management team to evaluate and make changes to provide executive compensation programs that are designed to effectively link pay with performance, support the creation of sustainable stockholder value over the long term, and consistently apply good governance practices.

After considering the “Say on Pay” results and general support of the compensation philosophy and design received during the stockholder outreach process described earlier, the Committee determined that our executive compensation programs continued to be appropriate and the Committee did not make any changes to our executive compensation programs in response to the 2023 “Say on Pay” vote.

30	ç	Notice of Annual Meeting of Stockholders and 2024 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

EXECUTIVE COMPENSATION PROGRAM HIGHLIGHTS

The following table summarizes executive compensation practices that we have implemented to align pay with performance, as well as practices we avoid because we do not believe they serve the long-term interests of our stockholders.

What We Do		What We Don’t Do

✓	Pay for performance	Allow hedging or pledging of Whirlpool stock by executive officers or directors

✓	Use an independent compensation consultant solely engaged to provide executive and director compensation services to Whirlpool	Provide excise tax gross-ups

✓	Cap short-term and long-term incentive award payouts at market-competitive levels	Enter into employment contracts except as required by local law or prevailing local market practice

✓	Maintain robust stock ownership guidelines for our executives (7x salary multiple for CEO)	Pay dividends or dividend equivalents on grants of any Performance Stock Units (PSUs) or Restricted Stock Units (RSUs) prior to vesting

✓	Subject all variable pay to a compensation recovery “claw-back”	Reprice or reload stock options

✓	Have “double-trigger” change-in-control agreements

✓	Carefully manage risk in our compensation programs to protect against unintended outcomes

✓	Hold annual “Say on Pay” votes

✓	Maintain hedging restrictions for employees and directors, and pledging and margin trading restrictions for executives and directors

✓	Provide market-competitive perquisites deemed necessary to attract and retain top talent

Notice of Annual Meeting of Stockholders and 2024 Proxy Statement	ç	31

COMPENSATION DISCUSSION AND ANALYSIS

i. What We Pay and Why

The Committee establishes target compensation for each NEO after careful consideration of several factors, including:

•	External competitive market pay levels and practices;

•	Internal business needs and strategic priorities;

•	Each executive’s role and responsibilities, experience, tenure, contributions, achievements, and past performance;

•	Future performance expectations and leadership needs of Whirlpool;

•	Compensation history of each executive; and

•	Internal equity with other executives.

We have designed the elements of our compensation programs to reflect our pay-for-performance philosophy. The Committee creates a compensation approach for each NEO that contains a mix of compensation elements that it believes best addresses each NEO’s responsibilities and best achieves our overall compensation objectives.

Our compensation programs are designed so that as an employee’s job responsibility increases, his or her target total compensation opportunity increases, with an increasing portion of their pay opportunity delivered via performance-based compensation. This design seeks to ensure that the most senior executives who are responsible for development and execution of our strategic plan are held most accountable for operational performance results and changes in stockholder value over time. As a result, actual total compensation for an executive is more dependent on performance than for employees at other levels, resulting in larger increases in realized pay when performance results exceed goals, and less realized compensation when performance results fall short of expectations.

In addition, the Committee decides the mix of cash and equity components in shaping each NEO’s compensation package. Generally, the portion of equity compensation rises with increasing job responsibility to provide further alignment in the interests of executives and our long-term stockholders.

COMPETITIVE MARKET COMPENSATION ANALYSIS

While the Committee considers relevant market pay practices when setting executive compensation, it does not believe it is appropriate to establish compensation levels based solely on market practices. Whirlpool performance and compensation levels relative to similar companies and other market-competitive data is just one of several factors the Committee considers in determining executive compensation.

For 2023, the Committee utilized the comparator group of companies listed below to provide competitive reference points for executive compensation. This comparator group was recommended based upon advice from FW Cook, the Committee’s independent compensation consultant, and was the same as the comparator group used to evaluate executive compensation in 2022, except that Danaher Corporation was removed as the company no longer met the comparator group screening criteria described below. The companies in our comparator group meet multiple screening criteria, including revenue, income, assets, market capitalization, number of employees, lines of business, similarity to Whirlpool in global operations, and required management skills. Additionally, companies in the comparator group are recognized for their excellence in the areas of consumer focus and trade customer relations and for possessing highly complex global supply chains and manufacturing footprints.

2023 Comparator Group

3M Company

Carrier Global Corporation

Caterpillar Inc.

Colgate-Palmolive Company

Cummins, Inc.

Deere & Company

Eaton Corporation plc

Emerson Electric Co.

The Goodyear Tire & Rubber Company

Honeywell International, Inc.

Illinois Tool Works, Inc.

Johnson Controls International plc

Kellogg Company

Kimberly-Clark Corporation

Lear Corporation

Newell Brands, Inc.

Parker Hannifin Corporation

Stanley Black & Decker, Inc.

Textron, Inc.

Trane Technologies plc

32	ç	Notice of Annual Meeting of Stockholders and 2024 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

In evaluating companies for inclusion in the peer frame, scale is primarily measured based on revenue because this metric best reflects the overall complexity of each organization’s operations. Based on information provided by FW Cook, the median statistics of our comparator group when the Committee determined NEO pay in February 2023 (dollar values in millions) were:

Measure	Median of Comparator Group	Whirlpool

Revenue (Trailing 12 Months (“TTM”))	$20,171	$20,616

Net Income (TTM)	$1,849	$383

Assets (Most Recent Quarter)	$25,437	$17,511

Market Capitalization (December 31, 2022)	$41,331	$7,707

Employees	65,600	69,000

Note: Based on data available from S&P Capital IQ as of February 1, 2023, as analyzed by FW Cook.

In October 2023, based upon information and advice from FW Cook, the Committee removed Caterpillar Inc., Deere & Company, and Honeywell International, Inc., and added Masco Corporation, Fortune Brands Innovations, Inc. and Mohawk Industries, Inc. to the comparator group to be used to evaluate 2024 compensation decisions. Caterpillar, Inc., Deere & Company, and Honeywell International, Inc. were removed as the companies are no longer expected to meet peer group screening criteria following our EMEA divestiture while the Committee believes that Masco Corporation, Fortune Brands Innovations, Inc. and Mohawk Industries, Inc. are better aligned to our screening criteria.

We supplement the publicly-disclosed compensation data from the comparator companies with data from proprietary surveys purchased from third-party consulting firms and data vendors. These independently conducted surveys generally include data from numerous organizations across various industry groupings and specific international regions, and also allow for comparisons to be made on the basis of job scope, similar organization size (revenue or employees) and other measures relevant to Whirlpool. We believe our compensation analyses provide valuable insight into prevailing market pay levels and leading practices in both compensation program design and governance.

OVERVIEW OF 2023 EXECUTIVE COMPENSATION ELEMENTS

Element	Form	Characteristics/Purpose	2023 Metrics

Base Salary(1)	Cash	Fixed component based on responsibility, experience, and individual performance	N/A

Short-term Incentives (“PEP”)(1)	Annual Performance Cash Award	Performance-based variable cash incentive to reward for achieving annual financial and individual performance goals	Ongoing (non-GAAP) EBIT – 50% FCF – 50% +/– 50% Modifier for Individual Performance Results (no Individual modifier for CEO)

Long-term Incentives (“SEP”)(1)	PSUs	Motivate and reward employees for the achievement of Company financial and strategic performance over a preset three-year performance period beginning January 1, and promote retention	Cumulative Ongoing EPS – 50% ROIC – 50%

	Stock Options	Provide incentive for long-term stock price appreciation and promote retention	Stock price appreciation

Notice of Annual Meeting of Stockholders and 2024 Proxy Statement	ç	33

COMPENSATION DISCUSSION AND ANALYSIS

Element	Form	Characteristics/Purpose	2023 Metrics

Other Rewards and Benefits	Health and Welfare Benefits	NEOs generally participate in the same health and welfare benefit programs available to substantially all salaried employees in their country	N/A
Retirement Benefits(2)

U.S.-based NEOs participate in tax-qualified and non-qualified defined benefit and defined contribution retirement plans designed to provide a market-competitive level of income replacement upon achieving retirement eligibility and enable an orderly succession of talent

N/A
	Perquisites	Limited perquisites are designed to support a market-competitive compensation package	N/A

(1)	Target is generally market median for similar positions in the comparator group and compensation survey data

(2)	Target is median income replacement ratio for a broad-based group of companies based on survey data provided by outside consultant

MIX OF TARGET TOTAL COMPENSATION

Short-term and long-term incentives constituted 91% of 2023 total target compensation for our CEO, and, on average, 78% of 2023 total target compensation for our other NEOs.

COMPENSATION PROGRAMS - DESIGN & ELEMENTS

Base Salary

To determine base salary levels for 2023, the Committee considered the competitive market data for the CEO and CEO pay recommendations provided by FW Cook, market data from third-party surveys, CEO recommendations for other NEOs, and our 2023 merit budget for salaried employees in each region. These salary adjustments were consistent with our compensation philosophy of targeting base salaries at the median of the competitive market. In some cases, base salaries may be higher or lower than median based on factors such as executive performance, experience, tenure, and responsibilities. The 2023 annual base salaries and adjustments (effective March 1) for our NEOs were:

NEO	2022 Year-End Annual Salary		2023 Adjustment			March 1, 2023 Annual Salary
			Amount		%

Marc R. Bitzer		$1,315,000		$0	0%		$1,315,000

James W. Peters		$850,000		$25,000	+2.9%		$875,000

Carey L. Martin		$660,000		$20,000	+3.0%		$680,000

Gilles Morel (1)	EUR	700,000	EUR	20,000	+2.9%	EUR	720,000

Ava Harter		$650,000		$20,000	+3.1%		$670,000

(1)

Mr. Morel’s salary is noted in his home currency, Euros. Converting his 2022 and 2023 salaries into U.S. Dollars results in salaries of $737,033 and $777,600 respectively, using 12-month average exchange rates for 2022 and 2023, respectively.

34	ç	Notice of Annual Meeting of Stockholders and 2024 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

Short-term Incentives

Annual awards of variable cash incentives are paid under the terms of the Executive Performance Excellence Plan, which we commonly refer to as “PEP.” Consistent with our pay-for-performance philosophy, our short-term cash incentive program is designed to focus attention on short-term drivers of stockholder value creation, reflect Company financial results and individual performance, and complement the metrics used in our long-term incentive program to create a balanced focus on the key drivers of our multi-year financial and operational strategy. The program is designed so that a significant portion of our NEOs’ short-term cash compensation is variable and directly tied to key performance results.

In 2023, the Committee established short-term incentive target opportunities as a percentage of base salary for each NEO, taking into account competitive market data. Target award levels are generally set at the median of the comparator group.

Target short-term incentive opportunities for 2023 were as follows:

NEO	2023 Short-term Incentive Target Award
	(as a % of Eligible Base Salary)	($)

Marc R. Bitzer	160%		$2,104,000

James W. Peters	115%		$1,006,250

Carey L. Martin	75%		$510,000

Gilles Morel (1)	100%	EUR	720,000

Ava Harter	75%		$502,500

(1)	Mr. Morel’s short-term incentive target is noted in his home currency, Euros. Converting into U.S. Dollars results in a target of $777,600, using 12-month average exchange rates for 2023.

The Committee determined each NEO’s actual payout by reference to a Company Performance Factor ranging from 0% to 200% and based on performance metrics aligned with our critical objectives for the year. In the event of significant individual accomplishments or shortfalls, the Committee may choose to apply an Individual Performance Factor of up to +/- 50% (or greater or less than this percentage in its discretion), but subject to a maximum overall award payout of 200% of target. Individual Performance Factors for each NEO are driven by results relative to individual objectives established for Business Results, Strategic/Project Impact, Organization and Talent (such as employee engagement), and My Leadership and Values (such as demonstration of Leadership Model behaviors). The Committee determined that the CEO’s annual incentive payout should be based entirely upon the quantitative financial results achieved by the Company, and the CEO’s qualitative individual performance achievements should be used to determine adjustments in target compensation, but not be used as a factor to adjust his annual incentive payout.

Notice of Annual Meeting of Stockholders and 2024 Proxy Statement	ç	35

COMPENSATION DISCUSSION AND ANALYSIS

The Company Performance Factor and Individual Performance Factor (except for our CEO) are essentially the same as our short-term incentive approach for substantially all global salaried employees, except that the maximum payout opportunity for each NEO is capped at 200% of target, while the maximum payout opportunity for our global salaried participants is 400% of target. Our 2023 approach is summarized in the illustration below:

*

Ongoing EBIT measure excludes items that may not be indicative of, or are unrelated to, results from our ongoing business operations. Ongoing EBIT consists of GAAP net earnings available to Whirlpool before net earnings (loss) available to non-controlling interests, income tax expense (benefit), and interest expense; and it excludes the impact of M&A transactions and legacy EMEA legal matters.

**	Free Cash Flow consists of GAAP cash provided by operating activities after capital expenditures.

Each NEO had responsibilities focused on the Global Corporate Enterprise in 2023. The Global Corporate Enterprise objectives for 2023 were Ongoing EBIT, weighted 50%, and Free Cash Flow, weighted 50%. These were the same metrics and same weightings as 2022, and are designed to reflect our balanced focus on optimizing cash flow in addition to improving earnings. We chose Ongoing EBIT and Free Cash Flow because they are key drivers of stockholder value that we use to communicate with the investment community and are closely tracked by our investors in measuring our financial performance.

As we entered 2023, we expected a dynamic operating environment with softening global demand and a volatile macroeconomic environment. To establish the performance goals and payout levels, the Committee considered these factors, as well as historical performance – including record ongoing EBIT and Free Cash Flow in 2021 and falling short of expectations in 2022. In 2023 the Company’s operating and financial goals were consistent with external guidance provided to investors in January 2023.

The goals and ranges established by the Committee and actual 2023 performance are summarized in the table below:

Performance Measure	Weighting	Threshold (0% payout)	Target (100% payout)	Maximum (200% payout)	2023 Actual Result	Payout

Ongoing EBIT	50%	$900M	$1,450M	$1,850M	$1,191M	49%

Free Cash Flow	50%	$220M	$820M	$1,220M	$366M	24%

The Committee determined levels of achievement based on our financial results as follows:

•	Ongoing EBIT of $1,191 million was below the target goal of $1,450 million; and

•	Free Cash Flow of $366 million was below the target goal of $820 million.

2023 was a year with mixed results in a challenging macroeconomic and geopolitical environment. As we entered the year, we expected North America share gains and $800 million to $900 million of cost reductions. We delivered a percentage point of North America share gains and $800 million of net cost productivity and raw material benefit.

36	ç	Notice of Annual Meeting of Stockholders and 2024 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

Despite these actions, our ongoing EBIT and free cash flow results fell short of the expectations we set at the beginning of the year as commodity prices were higher than expected and the promotional environment normalized, sooner than expected, to pre-pandemic levels.

Based on performance results relative to the goals, the calculated Company Performance Factor was 36% of target. In making a final determination of the Company Performance Factor, the Committee considered the significant progress by the NEOs to advance the Company’s portfolio transformation in 2023, including the full integration of the InSinkErator business into our operations and preparations for the contribution of our European major domestic appliance business to a newly formed company with Arçelik A.Ş. In recognition of these strategic accomplishments, the Committee approved a modest increase in the Company Performance Factor from the calculated payout of 36% to a final payout of 40% of target, consistent with the global Company Performance Factor approved for the global broad-based salaried employee plan.

The Committee determined the actual payout to each NEO by multiplying the NEO’s target award by the applicable Company Performance Factor and using judgment to assess the Individual Performance Factor (except for CEO). Refer to pages 40-41 for a description of individual performance factors considered for each NEO.

Long-term Incentives

The Committee approves annual grants of long-term incentives (LTI) to focus executives on longer-term financial and strategic objectives, to align management’s interests with those of our stockholders, and to attract, retain, and motivate the executive talent that Whirlpool requires to maximize stockholder value. These LTI awards, which we commonly refer to as Strategic Excellence Program awards, or “SEP,” were made under the stockholder-approved 2018 Omnibus Stock and Incentive Plan.

The Committee, with the assistance of FW Cook, establishes the LTI target opportunity for each NEO after reviewing competitive market practices, the executive’s level of responsibility, individual performance, and ability to contribute to our long-term success.

LTI awards typically consist of a combination of PSUs and stock options, with 70% of SEP award value for NEOs granted in the form of PSUs, and the remaining 30% granted in the form of stock options. This design delivers the entire LTI value as performance-based compensation, with 70% subject to the achievement of pre-established multi-year performance goals and the stock options delivering value only if our stock price appreciates from the date of grant.

Equity Award Grant Practices

Generally, the Committee grants annual equity awards to employees, including NEOs, on a single date at its regularly scheduled meeting in February. This meeting occurs after we release earnings for the prior fiscal year, which permits material information regarding our performance for the prior fiscal year to be evaluated by investors and the public before equity-based grants are made. The actual number of stock units are awarded based on the closing stock price on the date of grant. A Black-Scholes valuation methodology is used to determine the actual number of stock options awarded.

Performance Stock Units: PSUs are tied directly to our financial and strategic performance over a three-year performance period beginning each January 1. Each annual grant rewards the recipient for the achievement of specific long-term strategic goals designed to deliver long-term stockholder value. The performance measures and goals are established by the Committee based on our internal operating plan and expectations for the three-year performance period. These awards also promote executive retention since the executive must generally remain employed with Whirlpool through the end of the performance period in order to vest in the award.

Stock Options: Stock options generally vest over a three-year period in approximately equal annual installments and are exercisable over a ten-year term, promoting a focus on long-term stock value creation, as well as executive retention derived from continued vesting requirements. Stock options granted by the Committee have a one-year minimum vesting period.

Notice of Annual Meeting of Stockholders and 2024 Proxy Statement	ç	37

COMPENSATION DISCUSSION AND ANALYSIS

2023 SEP Awards

For 2023, the Committee selected a three-year performance period for the achievement of performance goals, with the number of PSUs earned to be determined in February 2026 based on performance results for the period from 2023 through 2025. The Committee established 2023 LTI target award levels and mix for the NEOs as follows:

Named Executive Officer	2023 SEP Target Award (2)		Percentage of 2023 SEP Target Award comprised by:
	(% of Salary)	($)	PSUs	Stock Options

Marc R. Bitzer	837%	11,000,000	70%	30%

James W. Peters	360%	3,150,000	70%	30%

Carey L. Martin	250%	1,700,000	70%	30%

Gilles Morel (1)	175%	EUR 1,260,000	70%	30%

Ava Harter	240%	1,608,000	70%	30%

(1)	Mr. Morel’s SEP Target is noted in his home currency, Euros. Converting into U.S. Dollars results in a full-year target of $1,360,800, using 12-month average exchange rates for 2023.

(2)

Amounts reflect Target SEP Award. Grant value of SEP awards is dependent upon the number of PSUs and options granted and the grant date fair value of PSUs and stock options. Actual realizable value of award is dependent upon performance results relative to goals, our stock price at the end of the performance period, and our stock price when options are exercised.

For the 2023-2025 performance period, the measures approved by the Committee for the PSUs are Cumulative Ongoing (non-GAAP) EPS and three-year average ROIC, each equally weighted at 50%. These measures were chosen because they represent important indicators of Company growth, profitability, and capital efficiency, which are key drivers of sustainable stockholder value creation.

These two measures, and the equal weighting of these measures, remained the same as those used for the 2022 grants of PSUs.

The Committee established that performance results meeting target goals would result in a payout equal to 100% of the target award, while stronger performance would result in increased award levels up to a maximum payout of 200% of the respective target award. Performance below target goals would result in a payout of less than 100%, and potentially 0%. The Committee established the performance goals for the PSUs to encourage strong, focused performance. In establishing the goals, the Committee considered the economic and market conditions at the time of grant, the Company’s long-range goals and recent actual performance results, the expectations of investors for future performance, and other factors. The target goals were designed to be challenging but with a reasonable probability of achievement, while performance goals resulting in maximum payouts were designed to be aggressive, stretch goals.

Performance-based Award Payouts for the 2021-2023 Performance Period

For PSUs granted in 2021 (with a 2021-2023 performance period), performance goals were Cumulative Ongoing EPS (50% weighting) and three-year average ROIC (50% weighting). The Committee established a payout range from 0% to 200% for performance relative to each of these measures. These metrics were selected because they represent important measures of profitability, growth, and capital efficiency, which are key drivers of sustainable stockholder value creation. The full extent of the impact of COVID-19, supply chain challenges, geopolitical conflicts, and raw material inflation on our financial results for the 2021-2023 performance period was not known at the time the goals were approved by the Committee. However, except for permitting adjustments established at the beginning of the performance period, the Committee has not made any adjustments to the performance goals for the performance period.

38	ç	Notice of Annual Meeting of Stockholders and 2024 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

*

For purposes of the Company Performance Factor, the Cumulative Ongoing EPS metric was based on GAAP EPS, excluding restructuring expenses, impairment of certain goodwill and brand intangible assets, unique impacts associated with various M&A transactions, the impact of a substantial liquidation of an offshore subsidiary, reserve release associated with a unique product recall event, legacy EMEA legal matter charges, normalized tax rate adjustments, and share adjustments. For additional insights into the company’s non-GAAP measures, please reference the non-GAAP financial measures section of our annual 10-K filings, and please see Annex A to this proxy statement for certain non-GAAP measures noted elsewhere in this proxy statement. We define ROIC as ongoing EBIT (with the same exclusions as Cumulative Ongoing EPS) after taxes divided by total invested capital, defined as total assets minus non-interest bearing current liabilities (NIBCLs). NIBCLs is defined as current liabilities less current maturities of long-term debt and notes payable. For the 2022 year of the 2021-2023 period, total assets excludes goodwill and intangible assets associated with the acquisition of InSinkErator, which closed in October 2022. The ROIC calculation utilizes a constant 24% tax rate each year for consistency across the three-year period.

The goals and ranges established by the Committee and actual 2021-2023 performance are summarized in the table below:

		Performance Goals (Payout % Target)

Performance Measure	Weighting	Threshold (0%)	Target (100%)	Maximum (200%)	2021-2023 Actual	Payout

Cumulative Ongoing EPS (1)	50%	$48.00	$60.00	$69.00	$62.39	120%

3-year Average ROIC (2)	50%	9.5%	11.5%	13.5%	11.03%	77%

(1)	Ongoing EPS for the 2021, 2022, and 2023 fiscal years were $26.59, $19.64, and $16.16, respectively. No discretionary adjustments were made.

(2)

ROIC for 2021, 2022, and 2023 was 15.0%,10.0%, and 8.1% respectively, resulting in a three-year average of 11.03% for the period. When setting financial goals and evaluating actual results, the Committee determined that the target financial objectives would exclude certain items which were not considered when establishing performance goals.

Over the three-year performance period, Whirlpool delivered every year above $15 ongoing EPS, a threshold which we passed for the first time in our history in 2018. We took decisive actions to overcome significant challenges, including those associated with COVID-19 and supply chain disruptions. We successfully implemented cost-based price increases and global fixed cost reduction initiatives to overcome significant raw material, supply chain and currency headwinds. Additionally, we took a number of strategic actions to focus our business portfolio, including the divestiture of our majority interest in Whirlpool China, sale of our businesses in Russia and Turkey, acquisition of InSinkErator, the exit of under-performing businesses in certain countries, and a strategic review of our business in EMEA, which resulted in our entry into an agreement to contribute our major domestic appliance business in Europe to a newly formed company with Arçelik A.Ş.

Notice of Annual Meeting of Stockholders and 2024 Proxy Statement	ç	39

COMPENSATION DISCUSSION AND ANALYSIS

The calculated payout based on actual results relative to the pre-established goals was 98%. The Committee determined not to make any discretionary adjustment for any external factors and approved a payout of 98% of target.

One-time Recognition Awards

The Committee periodically grants additional “off-cycle” equity awards to key employees, including NEOs, in connection with promotions, recruitment and retention efforts, succession planning, or significant accomplishments or achievements. No off-cycle equity awards were granted to NEOs in 2023.

Performance Assessment and Resulting Awards

Marc R. Bitzer Chairman and CEO
CEO Actual Pay Mix

Mr. Bitzer’s total pay in 2023 was $12,174,099. This value is based on his (a) actual base salary, (b) actual short-term incentive earned for 2023, and (c) the grant date fair value of 2023 equity awards.

Compensation Element	Value	Rationale

Salary	$1,315,000	Mr. Bitzer received no increase in his salary for 2023.

Short-term incentive	$841,600 40% Company Performance Factor

Mr. Bitzer served as Whirlpool Corporation’s Chairman of the Board and CEO during 2023. His 2023 achievements included:

• Led Whirlpool through significant business challenges and an increasingly competitive environment around the globe while continuing to advance our portfolio transformation;

• Led the company to achieve approximately $800 million of cost takeout;

• Led continued progress on ESG initiatives, including our largest year-over-year GHG emission reduction to date of 25%, and compliance initiatives including our Global Integrity Quarter;

• Continued to build a robust talent pipeline and prepare leaders of the future with a focus on “future generation Executive Committee” talent;

• Continued to optimize our overall business portfolio with an agreement to contribute our European major appliance business to a newly formed company with Arçelik A.Ş.

Using a Company Performance Factor of 40%, the Committee determined that Mr. Bitzer’s resulting 2023 short-term incentive award was $841,600.

Long-term incentive	$10,017,499	Represents the grant date fair value of the target award, with 30% of the target value delivered in stock options and 70% delivered in PSUs, with a 2023-2025 performance period.

40	ç	Notice of Annual Meeting of Stockholders and 2024 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

Other Named Executive Officers

The CEO’s recommendations for Messrs. Peters and Morel and Mses. Martin and Harter were based on Company performance and his review of individual performance. The following information provides highlights of specific individual and business performance considered in the pay recommendations for the other NEOs, and the resulting awards under the short-term incentive program.

James W. Peters, Executive Vice President and Chief Financial Officer and President, Whirlpool Asia

Mr. Peters is responsible for developing and implementing financial and accounting plans and maintaining positive relationships with investors, financial institutions, and regulators, as well as overall responsibility for Strategy/M&A and the Asia region. His 2023 achievements included:

• Continued optimization of our business portfolio through full integration of InSinkErator, signing of contribution agreement for our EMEA business and resegmentation of operating segments to now include the small domestic appliance business;

• Played a key role in teaching our leadership immersion program to senior leaders of the Company; and

• Paid down $500 million on term loan, while continuing a strong record of dividend payments to shareholders ($384 million).

Using a Company Performance Factor of 40%, the Committee determined that Mr. Peters’ resulting short-term incentive award for 2023 performance was $402,500.

Carey L. Martin, Executive Vice President and Chief Human Resources Officer

Ms. Martin leads our global Human Resources organization. Her 2023 achievements included:

• Significant progress in improving the overall pipeline of talent across Whirlpool as well as robust succession plans to the Executive Committee;

• Supported preparations for the pending EMEA divestiture to ensure a seamless transition of employees; and

• Continued focus on creating best in class leadership training and delivering to over 600 people leaders globally.

Using a Company Performance Factor of 40%, the Committee determined that Ms. Martin’s resulting short-term incentive award for 2023 performance was $204,000.

Gilles Morel, Executive Vice President and President, Whirlpool Europe, Middle East and Africa (EMEA)

Mr. Morel leads our operations in EMEA. His 2023 achievements included:

• Delivered positive EMEA business results in a challenging external environment;

• Supported progress towards the divestiture of EMEA business; and

• Provided exceptional leadership of the EMEA region during a challenging time.

Using a Company Performance Factor of 40%, and an Individual Performance Factor of 150%, the Committee determined that Mr. Morel’s resulting short-term incentive award for 2023 performance was EUR 432,000 ($466,560) using 12-month average exchange rates for 2023.

Ava Harter, Executive Vice President and Chief Legal Officer

Ms. Harter leads our global legal organization. Her 2023 achievements included:

• Drove legal strategy and oversight for portfolio transformation especially in the areas of compliance, intellectual property, regulatory, governance, and corporate matters;

• Provided critical oversight and resolution of key disputes including various EMEA legacy legal matters; and

• Effectively navigated the constantly-changing regulatory environment and drove compliance initiatives and training in line with the Company’s Integrity values.

Using a Company Performance Factor of 40%, the Committee determined that Ms. Harter’s resulting short-term incentive award for 2023 performance was $201,000.

Notice of Annual Meeting of Stockholders and 2024 Proxy Statement	ç	41

COMPENSATION DISCUSSION AND ANALYSIS

OTHER ELEMENTS OF COMPENSATION

Benefits and Perquisites

We provide competitive perquisites to executives, including limited personal use of Whirlpool-owned and leased property, product exchanges and discounts, home security systems, relocation assistance, and comprehensive executive health evaluations. These perquisites are designed to support a market-based competitive total compensation package, which allows us to attract and retain key talent and enhances the productivity of our management team by enabling them to focus their efforts on Whirlpool business. Mr. Morel is eligible for a Company car consistent with market practice in EMEA.

For purposes of personal security, productivity, and immediate availability, Mr. Bitzer was eligible to use the Company aircraft for personal use in 2023. The Chief Financial Officer may be granted limited personal use of the aircraft with the permission of the CEO. The value of this benefit is treated as taxable income, and the executive is responsible for all associated taxes. Under an aircraft timeshare arrangement, Mr. Bitzer reimburses Whirlpool for personal use flights, beginning with the first personal use flight after personal use cost exceeds $200,000 in one year, excluding the cost of attendance at outside board meetings.

Retirement

NEOs are eligible for retirement benefits designed to provide, in total, a market-competitive level of income replacement upon retirement through a combination of qualified and non-qualified plans. These plans are designed to attract and retain high-quality executives by providing market-competitive benefit levels, and also support our leadership development objectives by providing senior executives with an opportunity to accumulate sufficient resources to retire from Whirlpool at appropriate times, thereby enabling an orderly succession of talent throughout the organization.

We periodically assess retirement benefits for our senior leaders, including each of the U.S.-based NEOs, against data provided to the Willis Towers Watson Employee Benefits Information Center (Willis Towers Watson) by other U.S. companies that provide survey data on executive benefits. We periodically review with Willis Towers Watson comparisons of data obtained from over 50 companies with revenue between $10 billion and $45 billion. Accordingly, this survey tool includes data on a much broader base of companies than those included in the executive compensation comparator group.

This review is an important factor used in determining the median retirement income replacement ratio among similarly situated executives at such companies and in setting the target amount of total retirement benefits for our U.S.-based NEOs. As a result of the current mix of our retirement plans, we believe that total retirement benefits for the U.S.-based NEOs are currently at a competitive level when compared to the other companies in the survey.

iii. Policies and Practices

STOCK OWNERSHIP GUIDELINES

The Committee has established robust stock ownership guidelines. Our guidelines are designed to ensure that our NEOs and other senior leaders have a significant stake in our long-term success and further help to align the interests of executives with those of our stockholders. These ownership guidelines consider our use of long-term equity incentives as well as a review of competitive market practices. The guidelines are expressed as multiples of base salary and vary based on an individual’s level in the organization. Ownership guidelines are as follows:

Position / Level	Ownership Guideline

Chairman and Chief Executive Officer	7 x salary

Chief Financial Officer and Regional Presidents	5 x salary

Other Executive Officers and Executive Committee Members	4 x salary

The guidelines require each executive to achieve their respective level of stock ownership within five years of their hire date or date of most recent promotion. For compliance with these guidelines, stock ownership includes shares purchased

42	ç	Notice of Annual Meeting of Stockholders and 2024 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

on the open market, shares owned jointly with spouses and children, shares held in the Whirlpool 401(k) Retirement Plan, shares obtained through stock option exercises, and shares owned outright (including those in which the executive has deferred distribution). Unvested RSUs, unexercised stock options (whether vested or unvested), and unvested PSUs are not included for purposes of determining compliance with the guidelines.

The Committee annually reviews the progress of each NEO toward achieving the applicable level of ownership. During the Committee’s most recent annual review of executive stock ownership in October 2023, each NEO met his or her applicable stock ownership guideline, or was on track to meet the guideline within the five-year accumulation period.

COMPENSATION RECOVERY POLICY (CLAWBACK)

In 2023, the Committee adopted the Policy for Recovery of Erroneously Awarded Compensation (the “Recovery Policy”), to adhere to the listing standards of the NYSE and the rules of the SEC implementing Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010. The Recovery Policy requires the Committee to recoup certain cash and equity incentive compensation paid to or deferred by executive officers in the event the Company is required to prepare an accounting restatement due to material noncompliance with any financial reporting requirement under the federal securities laws. Under the policy, the Committee will require recoupment if it determines that incentive-based compensation received by an executive exceeded the amount of incentive-based compensation that otherwise would have been received, had it been calculated based on the restated amounts. In addition to the Recovery Policy, the short-term incentive and omnibus stock and incentive plans include “clawback” provisions under which the repayment of awards may be required under certain circumstances. Under these plans, the Committee may require repayment of an award if the participant is terminated or otherwise leaves employment with Whirlpool within two years following the vesting date of the award and such termination of employment is connected with any misconduct or violation of Whirlpool policy. The plans also contain provisions that allow the Committee to subject awards to the potential clawback of granted cash and equity in the event of a material financial restatement. Moreover, these plans provide that the Committee may require repayment of awards if a participant violates or threatens to violate the terms of any confidentiality, non-solicit, non-compete or other restrictive covenant agreement such participant has with the Company or becomes employed with or owns, operates, manages or controls a competitor within the two-year period following termination of employment, or for any other reason considered by the Committee, in its sole discretion, to be detrimental to Whirlpool or its interests.

HEDGING AND PLEDGING

The Whirlpool Corporation Insider Trading Policy prohibits:

•	Hedging (or any transaction with similar effect) by any employee or director; and

•	Pledging or trading on margin (or any transaction with similar effect) by any executive officer or director.

NON-COMPETITION / NON-SOLICITATION AGREEMENTS

We maintain non-competition and non-solicitation agreements with certain executives, including each of our U.S.-based NEOs, and certain technical leaders, to protect confidential information and trade secrets from unauthorized use or disclosure. Violation of these agreements may result in clawback or forfeiture of incentive compensation awards, as described above. We also have confidentiality obligations in place with all employees, in accordance with applicable laws, to protect our confidential and sensitive information.

POST-EMPLOYMENT PROVISIONS

Our U.S.-based NEOs are eligible to receive benefits under a severance policy generally available to U.S. salaried employees. We have also entered into Compensation Benefits and Assurance Agreements with each NEO, which provide benefits in the event of a qualifying termination following a change in control of Whirlpool. These agreements are intended to ensure that our NEOs are not deterred from exploring strategic opportunities that will result in maximum value for stockholders, including actions that may result in a change in their position or standing within Whirlpool, and to promote orderly succession of talent and support our overall attraction and retention objectives. These agreements align

Notice of Annual Meeting of Stockholders and 2024 Proxy Statement	ç	43

COMPENSATION DISCUSSION AND ANALYSIS

our change-in-control severance program with current best practices in this area by imposing a “double-trigger” requirement under which benefits under these agreements are triggered only upon the occurrence of both a change-in-control event and the termination of the employment relationship by Whirlpool without cause or by the executive for good reason. The agreements do not provide “golden parachute” excise tax gross-ups.

EMPLOYMENT CONTRACTS

Generally, we have no employment contracts with our employees, unless required or customary based on local law or practice. Consistent with local practice, we have an employment contract in place with Mr. Morel. We do not have employment contracts in place with any of the other NEOs.

iv. How Compensation Decisions Are Made

ROLE OF THE HUMAN RESOURCES COMMITTEE

The Committee has overall responsibility for Whirlpool Corporation’s executive compensation programs. In February of each year, the Committee:

•

Reviews Company performance and individual executive performance for the prior year and approves payouts under our short-term incentive plan for all Executive Committee members, including our CEO and other NEOs.

•	Reviews performance results for the prior performance period and approves payouts for our long-term incentive plan.

•	Establishes the performance measures, performance goals, and payout levels for awards under our short-term and long-term incentive plans for the upcoming performance periods.

•	Considers and determines the principal elements and target compensation for each NEO, including our CEO.

At its other meetings throughout the year, the Committee also:

•	Evaluates the overall effectiveness of our compensation philosophy and programs in supporting our business strategy and human resources objectives.

•	Reviews and approves the Comparator Group used to understand competitive market practices.

•	Reviews management’s recommendations regarding hiring, promotion, retention, severance, and compensation for individual executives.

To determine target pay levels, the Committee relies on external competitive market data, internal equity among the executives, individual performance and contributions, and guidance from its independent compensation consultant, FW Cook. To determine the payout of incentive awards, the Committee considers Company performance and management’s assessment of individual performance. While the Committee requests and considers advice and recommendations from its consultant and from management, ultimately the Committee decides these matters in its sole discretion.

ROLE OF THE INDEPENDENT COMPENSATION CONSULTANT

The Committee engages an independent compensation consultant to advise on our executive compensation programs and practices. The Committee has the sole authority and responsibility to select, retain, and terminate any consulting firm assisting in the evaluation of executive compensation, and to approve the compensation consultant’s fees and terms of engagement. The Committee continued to retain FW Cook in 2023 as its independent compensation consultant because of its extensive expertise and its independence from any other business relationship with Whirlpool.

FW Cook did not perform any services for Whirlpool in 2023 other than those requested by the Committee related to executive compensation and compensation for our Board of Directors. In 2023, FW Cook assisted with and advised the Committee on a variety of ongoing items, including review of materials prepared by management in advance of Committee meetings; review of public disclosures (including this CD&A and the accompanying tables and footnotes); review of the Comparator Group, CEO compensation analysis and advice to the Committee on typical market practices; and, in relation to the Comparator Group, emerging trends and best practices.

44	ç	Notice of Annual Meeting of Stockholders and 2024 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

In evaluating the independence of FW Cook, the Committee considered the independence factors enumerated under SEC and NYSE rules, including the fact that FW Cook does not provide any other services to Whirlpool, the level of fees received from Whirlpool as a percentage of FW Cook’s total revenue, policies and procedures employed by FW Cook to prevent conflicts of interest, and whether FW Cook or the individual FW Cook advisors to the Committee own any Whirlpool stock or have any business or personal relationships with members of the Committee, our executive officers, or our Board of Directors.

ROLE OF MANAGEMENT

Each year, the CEO and Chief Human Resources Officer make recommendations to the Committee regarding the design of the compensation and benefit programs for all executive officers. In addition, the CEO makes recommendations with respect to base salary, target short-term incentive compensation, target long-term incentive compensation, and total compensation levels for the NEOs other than himself, based on his assessment of individual performance and contributions to Whirlpool. The CEO and Chief Human Resources Officer recommend the performance measures and the performance goals for the short-term incentive and long-term incentive programs for adoption by the Committee. The Committee has authority to adopt or modify these metrics in its sole discretion. In addition, the CEO assesses the individual performance of the other NEOs to assist the Committee in making determinations regarding incentive program award payouts.

Human Resources Committee Report

The Human Resources Committee of the Board of Directors reviewed and discussed with management the Compensation Discussion and Analysis contained in this proxy statement. Based upon this review and discussion, the Human Resources Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in Whirlpool Corporation’s Proxy Statement and Annual Report on Form 10-K for the year ended December 31, 2023.

HUMAN RESOURCES COMMITTEE

Greg Creed, Chair	Gerri T. Elliott

Samuel R. Allen	James M. Loree

Diane M. Dietz	Harish Manwani

The information contained in this report shall not be deemed to be “soliciting material” or “filed” with the SEC, or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that the Company specifically incorporates it by reference into a document filed under the Securities Act or the Exchange Act.

Notice of Annual Meeting of Stockholders and 2024 Proxy Statement	ç	45

2023 EXECUTIVE COMPENSATION TABLES

2023 Executive Compensation Tables

2023 SUMMARY COMPENSATION TABLE

The following table presents compensation information for our NEOs during fiscal years 2023, 2022 and 2021. The table may not reflect the actual compensation received by any NEO for the periods indicated. For example, amounts recorded in the Stock Awards and Option Awards columns reflect the grant date fair value of the awards at the grant date and the targeted compensation for certain performance-based equity awards. The actual value of compensation realized by a NEO may vary from the amount reported below due to Company performance relative to pre-established incentive award criteria, the stock price on award distribution dates, and, in the case of stock options, differences between the stock price on the grant date and the stock price at exercise. As a second example, the amounts reported in the Change in Pension Value and Non-Qualified Deferred Compensation Earnings column represent an actuarial present value which may significantly increase or decrease reportable compensation in any given year depending on interest rates and other external factors.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($) (2)	Option Awards ($) (3)	Non-Equity Incentive Plan Compensation ($) (4)	Change in Pension Value and Non- Qualified Deferred Compensation Earnings ($) (5)	All Other Compensation ($) (6)	Total ($)

Marc R. Bitzer Chairman and Chief Executive Officer	2023	1,315,000	—	6,717,530	3,299,969	841,600	990,731	339,971	13,504,801
	2022	1,315,000	—	7,076,393	3,299,960	—	—	248,680	11,940,033
	2021	1,315,000	—	6,801,705	3,149,966	4,208,000	3,070,010	207,220	18,751,901

James W. Peters Executive Vice President and Chief Financial Officer and President, Whirlpool Asia	2023 2022	870,833 841,667	— —	1,923,559 1,968,546	944,983 917,967	402,500 —	475,213 —	136,882 139,965	4,753,970 3,868,145
	2021	786,667	—	3,663,951	839,984	1,600,000	1,340,990	100,228	8,331,820

Carey L. Martin Executive Vice President and Chief Human Resources Officer	2023	676,667	—	1,038,059	509,967	204,000	142,736	57,034	2,628,463

Gilles Morel Executive Vice President and President, EMEA(1)	2023	774,277	—	810,106	397,992	466,560	—	86,922	2,535,857
	2022	732,983	—	890,851	415,445	—	—	128,193	2,167,472
	2021	793,420	—	927,875	429,693	1,557,237	—	152,069	3,860,294

Ava Harter Executive Vice President and Chief Legal Officer	2023	666,667	—	981,893	482,367	201,000	57,869	39,842	2,429,638

(1)	Compensation amounts for Mr. Morel paid in Euros have been converted to U.S. Dollars using a monthly average currency conversion rate for the applicable year.

46	ç	Notice of Annual Meeting of Stockholders and 2024 Proxy Statement

2023 EXECUTIVE COMPENSATION TABLES

(2)

Reflects grant date fair value of target PSUs, which represents the probable attainment level of these awards at the time of grant. See our “Share-Based Incentive Plans” Note to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the applicable fiscal year for a discussion of the relevant assumptions used to account for these awards. The annual grant of PSUs has a potential payout ranging from 0% to 200% of the target amount. The grant date fair values of the maximum possible payout with respect to the 2023 PSU awards are as follows:

Name	2023 ($)

Marc R. Bitzer	13,435,059

James W. Peters	3,847,118

Carey L. Martin	2,076,118

Gilles Morel	1,620,212

Ava Harter	1,963,786

For the actual number of PSUs earned for the 2021-2023 performance period as well as target awards for the 2022-2024 and 2023-2025 performance periods, see the “2023 Outstanding Equity Awards at Fiscal Year-End” table.

(3)

Reflects the grant date fair value of stock option awards. See our “Share-Based Incentive Plans” Note to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the applicable fiscal year for a discussion of the relevant assumptions used in calculating these values.

(4)

Represents the cash incentive awards earned in 2023 under our short-term incentive program, including the following amounts above the calculated Company Performance Factor payout (see page 37): Mr. Bitzer, $84,160; Mr. Peters, $40,250; Ms. Martin, $20,400; Ms. Harter, $20,100; and Mr. Morel, $46,656.

(5)	Reflects the change in actuarial present value of these benefits from December 31, 2022 to December 31, 2023. See the “2023 Pension Benefits” table for the actuarial present value of these benefits.

(6)	The following table presents an itemized account of the amounts shown in the “All Other Compensation” column for each NEO in 2023:

Name	Personal Use of Whirlpool Aircraft (a) ($)	Other Perquisites (b) ($)	Defined Contribution Plan Contributions (c) ($)	Transportation Allowance (d) ($)	Insurance Premiums (e) ($)	Total ($)

Marc R. Bitzer	243,942	11,550	84,479	—	—	339,971

James W. Peters	53,257	24,796	58,829	—	—	136,882

Carey L. Martin	—	10,134	46,900	—	—	57,034

Gilles Morel	—	—	57,319	12,230	17,373	86,922

Ava Harter	—	6,692	33,150	—	—	39,842

(a)

Our reported cost for personal use of Whirlpool aircraft is calculated by multiplying the aircraft’s hourly variable operating cost by a trip’s flight time, which includes any flight time of an empty return flight. Variable operating costs are based on the actual average cost of fuel and industry standard rates for aircraft maintenance, landing and ramp fees, crew expenses, and supplies or catering. On certain occasions, a spouse, family member, or guest may accompany one of our NEOs on a flight. No additional operating cost is incurred in such situations under the foregoing methodology. We do not pay our NEOs any amounts in connection with taxes on income imputed to them for personal use of our aircraft. The amount shown in the table for Mr. Bitzer includes $60,698 in costs associated with attendance at outside Board meetings.

(b)

Includes the incremental cost to Whirlpool of: Whirlpool products offered at discounted prices; personal use of property that we own or lease primarily for business purposes; comprehensive health evaluations.

(c)

Represents Company contributions to the 401(k) Retirement Plan and the 401(k) Restoration Plan for Messrs. Bitzer and Peters, and Mses. Martin and Harter. For Mr. Morel this amount represents Company contributions to the mandatory pension scheme in Italy.

(d)	For Mr. Morel, this amount includes the cost of the Company-provided car lease and fuel, consistent with typical market practices for executives in Italy.

(e)

Represents Company payments to provide life, health, and accident insurance programs to Mr. Morel, consistent with those programs customarily provided to executive-level employees of companies in Italy.

Notice of Annual Meeting of Stockholders and 2024 Proxy Statement	ç	47

2023 EXECUTIVE COMPENSATION TABLES

2023 GRANTS OF PLAN-BASED AWARDS

The following table provides additional information about plan-based compensation disclosed in the 2023 Summary Compensation Table. In February 2023, we granted short-term cash incentives to our NEOs under PEP, and long-term incentives consisting of PSUs and non-qualified stock options under the Whirlpool Corporation 2018 Omnibus Stock and Incentive Plan. Information regarding the treatment of these awards upon a qualifying termination, including following a change in control, is set forth below and under the “2023 Potential Post-Termination Payments” section later in the proxy statement.

The Committee established both target and maximum award levels of PSUs with actual awards to be determined based on the achievement of specified performance objectives over a three-year performance period (2023-2025). Upon completion of the performance period, the Committee will approve award amounts in February 2026, determining the number of PSUs earned based on the level of achievement of the performance objectives. These PSU awards are scheduled to vest on March 1, 2026.

Generally, an executive must be employed by Whirlpool on the last day of the performance period in order to earn the short-term incentive award and be employed by Whirlpool on the vesting date in order to earn the PSU awards. However, a retirement-eligible NEO who retires during the performance period may receive a prorated portion of the PSU award, once the final award amount is determined by the Committee after the end of the performance period.

With respect to PSU awards, if an NEO dies or becomes disabled during the performance period, the award payout determined by the Committee at the end of the performance period is prorated based on the number of months of service completed over the three-year performance period.

Stock option grants are issued with an exercise price equal to the closing price of Whirlpool common stock as reported on the NYSE on the award date. The option term is ten years and options vest in three substantially equal annual installments, subject to the NEO’s continued employment through the applicable vesting date. If the NEO dies or becomes disabled, the stock options immediately vest and expire three years from the date of the event or the original expiration date (whichever occurs first), provided that vested options may not be exercised earlier than the first anniversary of grant. If the NEO retires, the stock options immediately vest and expire five years from the retirement date or the original expiration date (whichever occurs first). Options cannot be exercised before the first anniversary of the grant.

48	ç	Notice of Annual Meeting of Stockholders and 2024 Proxy Statement

2023 EXECUTIVE COMPENSATION TABLES

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards ($)			Estimated Future Payouts Under Equity Incentive Plan Awards (#)			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Price of Underlying Options (#)	Exercise or Base Stock and Option Awards ($/Sh)	Grant Date Fair Value of Option Awards (1) ($)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)

Marc R. Bitzer

PEP (2)	—	0	2,104,000	4,208,000	—	—	—	—	—	—	—

PSUs (3)	2/20/2023	—	—	—	0	53,103	106,206	—	—	—	6,717,530

Stock Options (4)	2/20/2023	—	—	—	—	—	—	—	87,882	145.00	3,299,969

James W. Peters

PEP (2)	—	0	1,006,250	2,012,500	—	—	—	—	—	—	—

PSUs (3)	2/20/2023	—	—	—	0	15,206	30,412	—	—	—	1,923,559

Stock Options (4)	2/20/2023	—	—	—	—	—	—	—	25,166	145.00	944,983

Carey L. Martin

PEP (2)	—	0	510,000	1,020,000	—	—	—	—	—	—	—

PSUs (3)	2/20/2023	—	—	—	0	8,206	16,412	—	—	—	1,038,059

Stock Options (4)	2/20/2023	—	—	—	—	—	—	—	13,581	145.00	509,967

Gilles Morel

PEP (2)	—	0	777,600	1,555,200	—	—	—	—	—	—	—

PSUs (3)	2/20/2023	—	—	—	0	6,404	12,808	—	—	—	810,106

Stock Options (4)	2/20/2023	—	—	—	—	—	—	—	10,599	145.00	397,992

Ava Harter

PEP (2)	—	0	502,500	1,005,000	—	—	—	—	—	—	—

PSUs (3)	2/20/2023	—	—	—	0	7,762	15,524	—	—	—	981,893

Stock Options (4)	2/20/2023	—	—	—	—	—	—	—	12,846	145.00	482,367

(1)

Represents the grant date fair value for the equity awards reported in this table. For the PSUs for each NEO, the amount represents the grant date fair value at the award date based upon the probable outcome of the performance conditions. See our “Share-Based Incentive Plans” Note to the Consolidated Financial Statements included in our 2023 Annual Report on Form 10-K for a discussion of the relevant assumptions used to account for these awards.

(2)

Represents threshold, target and maximum potential payouts of short-term incentive awards for 2023 under PEP. See the column captioned “Non-Equity Incentive Plan Compensation” in the 2023 Summary Compensation Table for the actual payout amounts for 2023.

(3)

Represents PSU grants made in 2023 for the 2023-2025 performance period. Final award determination will be made in February 2026 by the Committee based on actual performance during the performance period. The awards will vest on March 1, 2026, subject to the NEO’s continued employment through the vesting date or as otherwise provided for in the underlying award agreement.

(4)

These stock options were granted as part of the Whirlpool long-term incentive program and vest over a three-year term in substantially equal annual installments on March 1 of each year, subject to the NEO’s continued employment through the applicable vesting date or as otherwise provided for in the underlying award agreement.

Notice of Annual Meeting of Stockholders and 2024 Proxy Statement	ç	49

2023 EXECUTIVE COMPENSATION TABLES

2023 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The table below lists outstanding equity grants for each NEO as of December 31, 2023. The table includes outstanding equity grants from past years, as well as 2023.

Name			OPTION AWARDS						STOCK AWARDS
	Number of Securities Underlying Unexercised Options (Exercisable) (#)	Number of Securities Underlying Unexercised Options (Unexercisable) (#) (1)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($) (2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (2)

Marc R. Bitzer

Stock Options

2015	22,345	—		213.23	2/16/2025

2017	47,694	—		177.19	2/20/2027

2018	3,707	—		172.70	2/19/2028

2019	32,400	—		139.36	2/18/2029

2020	68,396	—		152.16	2/17/2030

2021	40,045	20,023		199.93	2/15/2031

2022	20,692	41,384		196.62	2/14/2032

2023	—	87,882		145.00	2/20/2033

PSUs

2021						36,026	(3)	4,386,886

2022									39,161	(4)	4,768,635

2023									53,103	(5)	6,466,352

RSUs						23,745	(6)	2,891,485

James W. Peters

Stock Options

2015	1,536	—		213.23	2/16/2025

2017	17,033	—		177.19	2/20/2027

2019	7,296	—		139.36	2/18/2029

2020	17,064	—		152.16	2/17/2030

2021	10,679	5,339		199.93	2/15/2031

2022	5,756	11,512		196.62	2/14/2032

2023	—	25,166		145.00	2/20/2033

PSUs

2021						0	(7)	0

2021						9,606	(3)	1,169,723

2022									10,894	(4)	1,326,562

2023									15,206	(5)	1,851,635

50	ç	Notice of Annual Meeting of Stockholders and 2024 Proxy Statement

2023 EXECUTIVE COMPENSATION TABLES

Name			OPTION AWARDS						STOCK AWARDS
	Number of Securities Underlying Unexercised Options (Exercisable) (#)	Number of Securities Underlying Unexercised Options (Unexercisable) (#) (1)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($) (2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (2)

Carey L. Martin

Stock Options

2015	786	—		213.23	2/16/2025

2019	7,510	—		139.36	2/18/2029

2020	12,799	—		152.16	2/17/2030

2021	5,526	2,763		199.93	2/15/2031

2022	2,855	5,711		196.62	2/14/2032

2023	—	13,581		145.00	2/20/2033

PSUs

2021						4,971	(3)	605,319

2022									5,404	(4)	658,045

2023									8,206	(5)	999,245

RSUs									12,000	(8)	1,461,240

Gilles Morel

Stock Options

2019	2,103	—		134.47	04/01/2029

2020	5,962	—		152.16	2/17/2030

2021	5,463	2,731		199.93	2/15/2031

2022	2,605	5,210		196.62	2/14/2032

2023	—	10,599		145.00	2/20/2033

PSUs

2021						4,914	(3)	598,378

2022									4,930	(4)	600,326

2023									6,404	(5)	779,815

Ava Harter

Stock Options

2021	4,767	2,384		199.93	2/15/2031

2022	2,445	4,891		196.62	2/14/2032

2023	—	12,846		145.00	2/20/2033

PSUs

2021						4,288	(3)	522,150

2022									4,628	(4)	563,552

2023									7,762	(5)	945,179

RSUs									17,000	(9)	2,070,090

(1)

These awards represent grants from 2021, 2022, and 2023. As of the last day of our 2023 fiscal year, (i) the awards granted in 2021 have one vesting date remaining: March 1, 2024; (ii) the awards granted in 2022 have two vesting dates remaining: March 1, 2024 and March 1, 2025, and (iii) the awards granted in 2023 have three vesting dates remaining: March 1, 2024, March 1, 2025, and March 1, 2026.

Notice of Annual Meeting of Stockholders and 2024 Proxy Statement	ç	51

2023 EXECUTIVE COMPENSATION TABLES

(2)

Represents unvested RSUs or PSUs multiplied by the closing price of our common stock ($121.77) on December 29, 2023, the last trading day of the year. The ultimate value of the awards will depend on the value of our common stock on the actual vesting date, and in the case of PSUs, the extent to which the performance objectives are achieved.

(3)

Represents earned but unvested PSUs granted in 2021 with a performance period from 2021-2023. Share amounts were determined on February 19, 2024, and vested on March 1, 2024. The value of the PSU awards vesting on March 1, 2024 are as follows: Mr. Bitzer, $3,868,832; Mr. Peters, $1,031,588; Ms. Martin, $527,714; Mr. Morel, $533,836; and Ms. Harter, $460,488.

(4)

Represents PSUs granted in 2022, with a performance period of 2022-2024, reported at the target level of performance. Final award determination will be made after the completion of the performance period.

(5)

Represents PSUs granted in 2023, with a performance period of 2023-2025, reported at the target level of performance. Final award determination will be made after the completion of the performance period.

(6)

For Mr. Bitzer, represents RSUs that will vest and be distributed in shares of common stock upon a qualified retirement. Units vesting upon retirement are credited with dividend equivalents until distribution.

(7)	For Mr. Peters, represents PSUs that will not vest due to the performance measure of a cumulative ongoing EBIT goal for the 2021-2023 performance period not being met.

(8)

For Ms. Martin, represents RSUs that will vest and be distributed in shares of common stock according to the following schedule: 3,500 vest on December 15, 2024; 5,000 vest on August 1, 2026 and 3,500 vest on December 15, 2026.

(9)

For Ms. Harter, represents RSUs that will vest and be distributed in shares of common stock according to the following schedule: 3,500 vest on December 15, 2024; 10,000 vest on February 15, 2025; and 3,500 vest on December 15, 2026.

52	ç	Notice of Annual Meeting of Stockholders and 2024 Proxy Statement

2023 EXECUTIVE COMPENSATION TABLES

2023 OPTION EXERCISES AND STOCK VESTED

The table below summarizes the value received from option exercises in 2023, and the value of PSUs and RSUs that vested in 2023.

Name	OPTION AWARDS		STOCK AWARDS
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (1) (#)	Value Realized on Vesting (2) ($)

Marc R. Bitzer	—	—	91,998	12,564,167

James W. Peters	—	—	22,954	3,134,828

Carey L. Martin	—	—	16,476	2,283,677

Gilles Morel	—	—	8,020	1,166,028

Ava Harter	—	—	5,000	739,200

(1)	Reflects gross number of shares (before reduction for tax withholding) received upon the vesting of PSU and RSU awards as shown in the table below.

(2)

The dollar value realized represents the pre-tax value received by each NEO upon the vesting of the PSU and RSU awards. The value realized is based on the closing stock price of Whirlpool stock on the NYSE on the vesting date.

	Payout of 2020-2022 PSU Awards	RSU Awards	Total Shares Vested

Marc R. Bitzer	91,998	—	91,998

James W. Peters	22,954	—	22,954

Carey L. Martin	11,476	5,000	16,476

Gilles Morel	8,020	—	8,020

Ava Harter	—	5,000	5,000

Notice of Annual Meeting of Stockholders and 2024 Proxy Statement	ç	53

2023 EXECUTIVE COMPENSATION TABLES

2023 PENSION BENEFITS

Defined Benefit Plans

Mr. Peters accrued benefits under the Whirlpool Employees Pension Plan, through December 31, 2006, when plan benefits were frozen. Effective January 1, 2018, the Whirlpool Employees Pension Plan and the four other qualified pension plans historically maintained by Whirlpool were consolidated into two new pension plans. Accrued benefits for Mr. Peters transferred to the Whirlpool Tammy Employees Pension Plan (WTEPP) in conjunction with the plan consolidation (the other pension plan established as of January 1, 2018 was subsequently merged into the WTEPP effective December 31, 2022, such that the WTEPP is now Whirlpool’s sole qualified pension plan). Messrs. Bitzer and Peters, and Mses. Martin and Harter participate in the Supplemental Executive Retirement Plan (SERP). These plans provide a defined benefit upon retirement relative to salary and annual cash incentives earned during the employment period. The table presented in this section describes the estimated actuarial present value of accrued pension benefits through the end of our 2023 fiscal year for each of the NEOs listed in the table. The number of years of service credited to each NEO equals the NEO’s length of eligible service with Whirlpool. Whirlpool currently has a policy that prohibits crediting additional years of service under its pension plans.

What is the WTEPP?

The WTEPP is a qualified plan that, together with the other consolidated qualified pension plan, provides all eligible employees, which included most of our U.S. salaried workforce employed prior to the freezing of plan benefits as of December 31, 2006, with a defined benefit pension upon reaching retirement eligibility. For salaried benefits under the WTEPP, the formula is:

2% x years of credited service x average base salary
In this formula:

• “years of credited service” for salaried employees is generally based on hours worked as a salaried employee and also includes periods for which the employee was paid but did not work (such as vacation periods and holidays), periods of military service required to be recognized under federal law, and up to 24 months of long-term disability;

• “average base salary” generally means the average of base salary in effect during the 60 sequential (but not necessarily consecutive) full calendar months of a participant’s last 120 or fewer consecutive full calendar months of service before retirement or other termination of service that will produce the largest average monthly amount; and

• the maximum number of years of credited service under the plan is 30 years.

Retirement benefits under WTEPP are limited by the Internal Revenue Code. Benefits can be paid to plan participants in a variety of annuity forms or as a lump sum amount.

After reaching age 55 and completing five years of service with Whirlpool, salaried participants in this plan are eligible for early retirement benefits under the plan. Benefits paid prior to age 65 are reduced. The factors used to determine this reduction vary with the participant’s age. For example, salaried participants whose benefits have vested and who retire from active service at age 55 would have their retirement benefits reduced to 55% of the full retirement benefit payable at age 65.

What is the SERP?

The SERP is a non-qualified plan that provides a benefit based on annual cash incentive compensation, which supplements the benefit calculated on base salary under the WTEPP. With respect to benefits under SERP, the formula is:

2% x years of credited service x average of the highest 5 PEP awards earned over the last 10 full years of employment
In this formula:
• “years of credited service” has the same meaning as it does under the WTEPP described previously (except that credited service has not been frozen under the SERP); and
• the maximum number of years of credited service under the plan is 30 years.

54	ç	Notice of Annual Meeting of Stockholders and 2024 Proxy Statement

2023 EXECUTIVE COMPENSATION TABLES

After completing five years of service, our NEOs are eligible for benefits under the SERP upon termination of employment for any reason except a termination for cause, provided they have received one or more PEP awards within the last ten calendar years preceding their termination of employment.

The actuarial present values of benefits under our pension plans are calculated in accordance with the following assumptions: (1) discount rate: 2023 of 5.15% and 2022 of 5.55%; (2) assumed retirement age: 65; (3) no pre-retirement decrements; and (4) assumed form of payment: lump sum, determined as equal to the present value of the life annuity provided by the plans’ formulas and calculated based on the plans’ provisions, including an interest rate based on high-quality corporate bond yields (assumed to be 5.15%) and mortality assumption that is based on the Internal Revenue Service (IRS) prescribed 417(e) mortality rates.

The actuarial increase during our 2023 fiscal year of the projected retirement benefits can be found in the 2023 Summary Compensation Table in the “Change in Pension Value and Non-Qualified Deferred Compensation Earnings” column (all amounts reported in that column represent actuarial increases in our plans).

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)		Payments During Last Fiscal Year ($)
Marc R. Bitzer	WTEPP	—		—	—
	SERP	15.00		6,998,323	—
			Total	6,998,323	—
James W. Peters	WTEPP	2.67		49,249	—
	SERP	19.83		2,548,962	—
			Total	2,598,211	—
Carey L. Martin	WTEPP	—		—	—
	SERP	10.50		622,495	—
			Total	622,495	—
Ava Harter	WTEPP	—		—	—
	SERP	3.08		111,363	—
			Total	111,363	—

Defined Contribution Plans

The Whirlpool 401(k) Retirement Plan provides a defined contribution retirement benefit qualified under Section 401(k) of the Internal Revenue Code. This plan offers participants a pre-tax retirement savings vehicle, plus employer contributions that encourage participant retirement savings, and provide additional assets for employees’ retirement. Most U.S.-based employees of Whirlpool, including the U.S.-based NEOs, are eligible to participate in this plan. This plan provides an automatic employer contribution of 3% of pay. The 401(k) plan provides for an employer match of up to 4% of pay, provided that participants contribute at least 5% of pay on a pre-tax basis to the plan, and is subject to contribution and benefit limitations under the Internal Revenue Code.

2023 NON-QUALIFIED DEFERRED COMPENSATION

The following table provides information about the non-qualified defined contribution deferred compensation plans in which our U.S.-based NEOs participate. Our U.S.-based NEOs participate in the Whirlpool Corporation Executive Deferred Savings Plan II (EDSP II). EDSP II became effective January 1, 2005, to comply with the requirements of Section 409A of the Internal Revenue Code.

EDSP II includes two components: the traditional component (EDSP II) and the added component (the Whirlpool Executive Restoration Plan or the 401(k) Restoration Plan). The traditional EDSP II is designed to provide executives with pre-tax deferral opportunities beyond those offered by the Whirlpool 401(k) Retirement Plan and the 401(k) Restoration Plan.

Eligible executives may elect to contribute up to 75% of their short-term incentive payouts and long-term cash and RSU incentives under this component. For our NEOs, the 401(k) Restoration Plan allows base salary as the only form of compensation eligible for deferral under the plan.

Notice of Annual Meeting of Stockholders and 2024 Proxy Statement	ç	55

2023 EXECUTIVE COMPENSATION TABLES

Once an executive’s salary reaches the IRS income limit, deferrals – and Company contributions – to the 401(k) Retirement Plan will be suspended (if not previously limited by the IRS deferral limit), and future deferrals and Company contributions will be directed to the 401(k) Restoration Plan.

A participant in EDSP II generally may select among the following post-termination distribution options: a lump sum payable seven months following termination; a lump sum payable in April following the first anniversary of termination; or in ten annual installments commencing seven months following termination. EDSP II (including both the traditional component and the 401(k) Restoration Plan component) is an unfunded non-qualified plan that is secured by our general assets. Amounts deferred are credited to record-keeping accounts for participants and the record-keeping balances are credited with earnings and losses measured by investments generally similar to those selected by executives and available in the Whirlpool 401(k) Retirement Plan. Participants may not make withdrawals during their employment, except in the event of hardship, as approved by the Committee.

Name	Executive Contributions in Last FY (1) ($)	Registrant Contributions in Last FY (2) ($)	Aggregate Earnings in Last FY (3) ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE (4) ($)

Marc R. Bitzer

EDSP II	—	—	—	—	—

401(k) Restoration	43,833	61,367	220,331	—	1,867,939

Total	43,833	61,367	220,331	—	1,867,939

James W. Peters

EDSP II	—	—	(59,116)	—	618,805

401(k) Restoration	25,521	35,729	53,414	—	438,665

Total	25,521	35,729	(5,702)	—	1,057,470

Carey L. Martin

EDSP II	1,147,734	—	(176,920)	—	2,129,837

401(k) Restoration	17,000	23,800	68,042	—	502,191

Total	1,164,734	23,800	(108,878)	—	2,632,028

Ava Harter

EDSP II	—	—	—	—	—

401(k) Restoration	—	10,050	22,164	—	157,257

Total	—	10,050	22,164	—	157,257

(1)

The amount of the contributions made by each NEO, as reported above, is also included in each NEO’s compensation reported under the 2023 Summary Compensation Table, either as “Salary,” “Non-Equity Incentive Plan Compensation,” or “Stock Awards.”

(2)

Represents the amount of the contributions made by Whirlpool to each NEO under the 401(k) Restoration Plan. These amounts are also reflected in the “All Other Compensation” column of the 2023 Summary Compensation Table.

(3)	The aggregate earnings (and losses) are not reported in the 2023 Summary Compensation Table as they do not represent above market or preferential earnings.

(4)

The aggregate balance at December 31, 2023, as reported in this column, reflects amounts that are either currently reported, were previously reported, or would have been reported if the NEO was an NEO in the applicable reporting year as compensation in the Summary Compensation Table for 2023 or prior years, except for the aggregate earnings on deferred compensation.

2023 POTENTIAL POST-TERMINATION PAYMENTS

This section describes compensation and benefits payable to each of our NEOs in each of the following circumstances: involuntary termination by Whirlpool for cause; involuntary termination by Whirlpool without cause; resignation; retirement; death; disability; and change in control (with a qualifying termination). The amounts shown in the narrative disclosure and tables below assume that termination of employment or a change in control occurred as of December 31, 2023, and estimate certain amounts which would be paid to our NEOs upon the specified event. The amounts shown in

56	ç	Notice of Annual Meeting of Stockholders and 2024 Proxy Statement

2023 EXECUTIVE COMPENSATION TABLES

the narrative disclosure and tables below are calculated using the December 29, 2023 (the last trading day of the year) closing stock price of $121.77. Due to the number of factors that affect the nature and amounts of compensation and benefits provided upon the events discussed below, the actual amounts paid or distributed may be different from the amounts reported below. Factors that could greatly affect these amounts include the timing during the year of any such event, our stock price, and the NEO’s age.

The following narrative disclosure and tables describe and quantify the compensation and benefits that are paid in addition to compensation and benefits generally available to salaried employees. Examples of compensation and benefits generally available to salaried employees, and thus not included, are distributions under the Whirlpool 401(k) Retirement Plan and non-U.S. savings plans, amounts payable under the U.S. salaried employee severance plan and, in certain circumstances, vested equity.

Also, information previously disclosed under the “2023 Pension Benefits” and “2023 Non-Qualified Deferred Compensation” tables is not repeated, except to the extent that the amounts payable to the NEO would be enhanced by the termination event described.

Involuntary Termination and Resignation

Generally, we provide no additional benefits to any of our NEOs in the event that the NEO resigns from Whirlpool, other than due to retirement, or if Whirlpool terminates the NEO’s employment involuntarily for cause.

Under our long-term incentive programs, resignation (other than due to retirement) and involuntary termination generally result in forfeiture of unvested PSUs, RSUs (other than certain legacy awards), and unvested options. Vested but unexercised options must be exercised within 30 days of termination. Certain legacy RSUs accelerate upon an involuntary termination without cause. Generally, in the event that we terminate the employment of an NEO involuntarily without cause, the payment of the value of these unvested RSUs is the only benefit to which the NEO is entitled. Mr. Bitzer is the only NEO with these legacy awards, the unvested portion of which had a value of $2,891,485 as of December 31, 2023.

The Committee may, in its discretion, approve severance benefits designed to mitigate economic injury to the NEO as a direct result of involuntary termination. As noted above, Ms. Harter’s position was re-scoped as a non-executive officer position as part of a global corporate reorganization on March 1, 2024. To the extent the Company enters into a separation agreement or other material compensatory arrangement with Ms. Harter, the terms and amounts payable to Ms. Harter will be disclosed on a Form 8-K as required by applicable SEC disclosure rules.

Retirement

As of the last day of our 2023 fiscal year, Mr. Bitzer was retirement eligible under the terms of our incentive plans. If a non retirement-eligible NEO chooses to “retire” as of the last day of our 2023 fiscal year, the effect of that “retirement” would be the same as if the NEO had resigned, as described above.

A retirement-eligible NEO may be entitled to certain incentive awards upon separation from service, including payout of annual cash incentive, and accelerated vesting of all applicable unvested stock option awards upon retirement. Stock options must be exercised within five years of retirement or before the original expiration date, whichever occurs first. Unvested RSUs are forfeited upon retirement.

With respect to PSUs, following the conclusion of the performance period and the Committee’s approval of award payouts, a retirement-eligible NEO who retires during the performance period may receive a prorated portion of the award. The ratio used to determine the portion of the award to be received is the number of months worked by the NEO during the performance period over either 12 months or 36 months, depending on when the NEO became eligible to participate in the long-term incentive plan. Therefore, certain NEOs will receive a full award if they complete at least 12 months of service during the performance period. In either case, the amount of the award received is based on actual performance as determined by the Committee following completion of the performance period. The final amount of the 2022–2024 PSU awards, and the 2023–2025 PSU awards, which are earned upon retirement will be determined by the Committee following the end of the applicable performance period.

Notice of Annual Meeting of Stockholders and 2024 Proxy Statement	ç	57

2023 EXECUTIVE COMPENSATION TABLES

RETIREMENT

Named Executive Officer	Severance and Separation Payments ($)	Annual (Short-term) Incentives ($)	PSUs (1) ($)	Stock Options ($)	RSUs ($)	Health, Welfare and Other Benefits ($)	Total ($)

Marc R. Bitzer	—	841,600	15,621,873	—	—	—	16,463,473

James W. Peters	—	—	—	—	—	—	—

Carey L. Martin	—	—	—	—	—	—	—

Gilles Morel	—	—	—	—	—	—	—

Ava Harter	—	—	—	—	—	—	—

(1)	These amounts assume that 2021–2023 PSU awards are paid out at the Committee-approved amount, and that 2022–2024 and 2023–2025 PSU awards pay out at 100% of target in 2025 and 2026, respectively.

Death and Disability

In the event of death or disability, a NEO may receive a short-term incentive award at the discretion of the Committee, provided that the award shall be based on the actual amount the NEO would have received if the performance period had been completed.

Upon the death or disability of one of our NEOs, PSU awards would be prorated based on the NEO’s period of service during each applicable performance period. The amount of the award received is based on actual performance as determined by the Committee following the completion of each applicable performance period. RSUs vest in the event of death or disability prior to the applicable vesting date.

The vesting of stock options accelerates upon death or disability. In the event of disability, stock options must be exercised within three years from the date of termination due to disability or the original expiration date, whichever is earlier. In the event of death, stock option awards provide for exercise of options by the earlier of the third anniversary of death or the expiration date. In no event may an option be exercised within one year of the grant date.

	DEATH & DISABILITY

Named Executive Officer	Severance and Separation Payments ($)	Annual (Short-term) Incentives ($)	PSUs (1) ($)	Stock Options ($)	RSUs ($)	Health, Welfare and Other Benefits (2) ($)	Total ($)

Marc R. Bitzer	—	841,600	15,621,873	—	—	—	16,463,473

James W. Peters	—	402,500	2,671,147	—	—	—	3,073,647

Carey L. Martin	—	204,000	1,376,976	—	1,461,240	—	3,042,216

Gilles Morel	—	466,560	1,258,371	—	—	—	1,724,931

Ava Harter	—	201,000	1,212,829	—	2,070,090	—	3,483,919

(1)	These amounts assume that 2021–2023 PSU awards are paid out at the Committee-approved amount, and that 2022–2024 and 2023–2025 PSU awards pay out at 100% of target in 2025 and 2026, respectively.

(2)	The designated beneficiaries of our NEOs would receive the same life insurance benefits generally available to all salaried employees.

Change in Control

In the event of a qualifying termination following a change in control as described more fully below, our NEOs may receive accelerated vesting and payout of previously unvested PSUs, stock options, and RSUs under the terms of those awards. In the event a successor corporation does not assume or provide a substitute for unvested equity awards, vesting of those awards may accelerate and become exercisable. Certain legacy RSU awards with extended vesting periods would accelerate and be paid out upon a change in control. Mr. Bitzer is the only NEO with these legacy awards, the unvested portion of which had a value of $2,891,485 as of December 31, 2023.

58	ç	Notice of Annual Meeting of Stockholders and 2024 Proxy Statement

2023 EXECUTIVE COMPENSATION TABLES

As provided in the following table, additional equity awards become payable only upon a qualifying termination following a change in control. In addition, we have change-in-control agreements with our NEOs. A “change in control,” in accordance with these agreements, is generally defined to include: the acquisition by any person or group of 30% or more of Whirlpool voting securities; a change in the composition of the Board such that the existing Board or persons who were approved by a majority of directors or their successors on the existing Board no longer constitute a majority; or the consummation of a merger or consolidation of Whirlpool. These agreements contain a “best net” approach to address the potential for any excise tax to be imposed for payments and benefits that would constitute an “excess parachute payment” under Section 4999 of the Internal Revenue Code. Under this provision, we will not provide a gross-up payment and will instead reduce payments to the NEO such that the aggregate amount equals the maximum amount that can be paid without triggering the imposition of the excise tax, if the net amount received by the NEO on an after-tax basis would be greater than it would be absent such a reduction.

Under these agreements, benefits are payable to our NEOs after a change in control, but only after a qualifying termination occurs. Qualifying terminations include: involuntary termination of the NEO by Whirlpool; voluntary termination by the NEO for good reason, as defined in the change-in-control agreement; or a material breach of the change-in-control agreement by Whirlpool.

Cash severance resulting from these change-in-control agreements is paid out in a lump sum payment equal to the NEO’s unpaid base salary, unreimbursed business expenses, and all other items earned by and owed to the NEO through and including the date of the termination.

These agreements also provide for the lump sum cash payment of:

•

for Mr. Bitzer, the greater of three times the NEO’s annual base salary on the date of the termination or Mr. Bitzer’s annual base salary at any time during the 12 months prior to the change in control; for Messrs. Peters and Morel, and Mses. Martin and Harter, the greater of two times the NEO’s annual base salary on the date of the termination or the NEO’s annual base salary at any time during the 12 months prior to the change in control;

•

for Mr. Bitzer, the greater of three times the current target bonus under PEP or Mr. Bitzer’s highest target bonus at any time during the 12 months prior to the change in control; for Messrs. Peters and Morel, and Mses. Martin and Harter, the greater of two times the current target bonus under PEP or the NEO’s highest target bonus at any time during the 12 months prior to the change in control; and

•

the greater of the NEO’s pro-rata target bonus under PEP or the highest target bonus opportunity at any time during the 12 months prior to the change in control, or the actual PEP bonus earned through the date of the termination, based on the NEO’s current level of goal achievement.

Our NEOs are also entitled to receive continued health and life insurance benefits for 18 months in connection with a qualifying termination after a change in control. The severance benefits provided include an amount, payable at the same time and in the same form as if paid from the non-qualified defined benefit pension plans, equal to the additional benefits that the NEO would be entitled under our non-qualified defined benefit pension plans if the NEO’s benefits had fully vested.

The continuation of the NEO’s benefits will be calculated at the same cost and at the same level of coverage as in effect on the date of termination.

Notice of Annual Meeting of Stockholders and 2024 Proxy Statement	ç	59

2023 EXECUTIVE COMPENSATION TABLES

The amount of cash severance and benefits will be offset by any other severance-type payments the NEO may be eligible or entitled to receive from any other sources. The following table shows possible payouts to our NEOs as of December 31, 2023, triggered upon the occurrence of a change in control and a subsequent qualifying termination.

	CHANGE IN CONTROL WITH QUALIFYING TERMINATION

Named Executive Officer	Severance and Separation Payments (1) ($)	Annual (Short-term) Incentives ($)	PSUs ($)	Stock Options ($)	RSUs ($)	Health, Welfare and Other Benefits ($)	Total ($)

Marc R. Bitzer	10,257,000	841,600	15,621,873	—	2,891,485	21,084	29,633,042

James W. Peters	3,762,500	402,500	2,671,147	—	—	21,084	6,857,231

Carey L. Martin	2,380,000	204,000	1,376,976	—	1,461,240	21,084	5,443,300

Gilles Morel	3,110,400	466,560	1,258,371	—	—	–	4,835,331

Ava Harter	2,345,000	201,000	1,212,829	—	2,070,090	21,084	5,850,003

(1)

Severance and Separation Payments could be reduced to provide “best net” amount, if full amount triggers excise tax for “excess parachute payment” under Section 4999 of the Internal Revenue Code, as described above. The amounts in this table do not reflect the application of any such reduction.

60	ç	Notice of Annual Meeting of Stockholders and 2024 Proxy Statement

PAY RATIO DISCLOSURE

Pay Ratio Disclosure

We are disclosing the relationship of the annual total compensation of our employees to the annual total compensation of Marc Bitzer, our Chairman and CEO. SEC rules for identifying the median employee and calculating the pay ratio allow companies to apply various methodologies and assumptions and, as a result, the pay ratio reported by us may not be comparable to the pay ratio reported by other companies. Given the weighting of our executive compensation program heavily towards performance-based elements, we expect that our pay ratio disclosure will fluctuate year-to-year based on our performance against the pre-established performance goals. For 2023,

•	The median of the annual total compensation of all of our employees, other than Mr. Bitzer, was $30,922.

•

Mr. Bitzer’s annual total compensation was $13,518,857. This amount is the same amount as reported in the Total column of the 2023 Summary Compensation Table, except that this amount includes the company-paid portion of health insurance premiums, which are normally excluded for Summary Compensation Table purposes.

•	Based on this information, the ratio of the annual total compensation of Mr. Bitzer to the median of the annual total compensation of all employees was estimated to be 437 to 1.

IDENTIFICATION OF MEDIAN EMPLOYEE AND CALCULATION OF COMPENSATION

As permitted under the SEC executive compensation disclosure rules, we have concluded that it is no longer appropriate to use the originally-identified 2022 median employee, based on compensation changes for that employee that are not reflective of the median employee base. We are electing to use another employee, whose 2022 compensation was substantially similar to the original median employee’s 2022 compensation based on the same compensation measure used to select the original median employee. Since December 31, 2022 (the date used to select the 2022 median employee), there have been no changes in the Company’s employee population or employee compensation arrangements that we believe would significantly impact the pay ratio disclosure.

As of December 31, 2022, we had 61,105 employees, with 19,599 employees based in the United States and 41,506 employees located outside of the United States. The pay ratio disclosure rules provide an exemption for companies to exclude non-U.S. employees from the median employee calculation if non-U.S. employees in a particular jurisdiction account for five percent or less of the company’s total number of employees. Whirlpool did not utilize this de minimis exemption for the purpose of identifying the median employee.

Our process to determine the median employee for 2022 was to consider base salary and base wages, as compiled from our payroll records. We selected base salary and base wages as base pay represents the principal form of compensation delivered to all of our employees, and this information is readily available in each country. In addition, we measured compensation for purposes of determining the median employee using the full year period ending December 31, 2022. Compensation paid in foreign currencies was converted to U.S. dollars based on exchange rates in effect on December 31, 2022.

Using this methodology, we determined that our median employee was a full-time employee located in India. In determining the annual total compensation of the median employee, such employee’s compensation was calculated in accordance with Item 402(c)(2)(x) of Regulation S-K, as required pursuant to the SEC executive compensation disclosure rules, except that we elected to include the company-paid portion of health insurance premiums, which are normally excluded from the calculation of total compensation for purposes of the Summary Compensation Table. We converted such compensation to U.S. dollars according to exchange rates on December 31, 2023.

Notice of Annual Meeting of Stockholders and 2024 Proxy Statement	ç	61

PAY VERSUS PERFORMANCE DISCLOSURE

Pay Versus Performance Disclosure
The following table sets forth information regarding the Company’s performance and the “compensation actually paid” to our NEOs, as calculated in accordance with SEC disclosure rules:

PAY VERSUS PERFORMANCE TABLE

					Value of Initial Fixed $100 Investment Based on (4) :

Year (1)	Summary Compensation Table Total for PEO (2)	Compensation Actually Paid to PEO (3)	Average Summary Compensation Table Total for Non-PEO Named Executive Officers (2)	Average Compensation Actually Paid to Non-PEO Named Executive Officers (3)	Whirlpool TSR	Index TSR (5)	GAAP Net Income ($M)	Ongoing EBIT ($M) (6)	Free Cash Flow ($M) (6)

2023	13,504,801	1,116,310	3,086,982	640,170	96	182	481	1,191	366

2022	11,940,033	(19,255,228)	3,263,242	(2,889,294)	106	117	(1,519)	1,360	820

2021	18,751,901	42,472,540	5,542,092	9,718,714	169	159	1,783	2,379	1,651

2020	17,051,409	27,814,626	4,741,027	6,454,001	126	118	1,075	1,768	1,246

(1)	Mr. Bitzer served as the Principal Executive Officer (PEO) for the entirety of 2023, 2022, 2021 and 2020 and the Company’s other NEOs for the applicable years were as follows:
2023: Messrs. Peters and Morel and Mses. Martin and Harter.
2022: Messrs. Peters, Morel, Joseph T. Liotine and João C. Brega.
2021: Messrs. Peters, Liotine, Morel, and Brega.
2020: Messrs. Peters, Liotine, Morel, and Samuel Wu.

(2)
Amounts reported in this column represent (i) the total compensation reported in the Summary Compensation Table for the applicable year for Mr. Bitzer and (ii) the average of the total compensation reported in the Summary Compensation Table for the NEOs listed in footnote 1 for each applicable year.

(3)
To calculate compensation actually paid, adjustments were made to the amounts reported in the Summary Compensation Table for the applicable year. A reconciliation of the adjustments for Mr. Bitzer and for the average of the other NEOs is set forth following the footnotes to this table.

(4)
Pursuant to rules of the SEC, the comparison assumes $100 was invested on December 31, 2019 in our common stock. Historical stock price performance is not necessarily indicative of future stock price performance.

(5)	Index TSR reflects the S&P 500 Household Durables Index.

(6)
As noted in the Compensation Discussion & Analysis section, Ongoing EBIT and Free Cash Flow represent the two, equally weighted, performance goals for determining the Company Performance Factor under the 2023 short-term incentive program. Given their use in the short-term incentive program, the Committee selected Ongoing EBIT and Free Cash Flow as the Company Selected Measures. Ongoing EBIT consists of GAAP net earnings available to Whirlpool before net earnings (loss) available to non-controlling
interests, income tax expense (benefit), and interest expense; for 2023, it excludes the impact of M&A transactions and legacy EMEA legal matters; for 2022, it excludes the impact of M&A transactions, impairment of goodwill, intangibles and other assets, and substantial liquidation of a subsidiary; for 2021, it excludes the impact of M&A transactions, gain on previously held equity interest, and product warranty and liability reserve release; for 2020, it excludes restructuring expense, product warranty and liability reserve release, gain on sale and disposal of business, and sale leaseback, real estate and receivable adjustments. Free cash flow consists of GAAP cash provided by operating activities after capital expenditures. For 2020, free cash flow is cash provided by operating activities after capital expenditures, proceeds from the sale of assets and businesses, and changes in restricted cash.

62	ç	Notice of Annual Meeting of Stockholders and 2024 Proxy Statement

PAY VERSUS PERFORMANCE DISCLOSURE

RECONCILIATION OF COMPENSATION ACTUALLY PAID ADJUSTMENTS

Year	Summary Compensation Table Total (1)	(Minus) Change in Accumulated Benefits Under Defined Benefit and Actuarial Pension Plans ($) (2)	Plus Service Costs Under Defined Benefit and Actuarial Pension Plans ($) (3)	(Minus) Grant Date Fair Value of Stock Option and Stock Awards Granted in Fiscal Year ($) (4)	Plus Fair Value at Fiscal Year-End of Outstanding and Unvested Stock Option and Stock Awards Granted in Fiscal Year ($) (5)	Plus/(Minus) Change in Fair Value of Outstanding and Unvested Stock Option and Stock Awards Granted in Prior Fiscal Years ($) (6)	Plus Fair Value at Vesting of Stock Option and Stock Awards Granted in Fiscal Year that Vested During Fiscal Year ($) (7)	Plus/ (Minus) Change in Fair Value as of Vesting Date of Stock Option and Stock Awards Granted in Prior Years for which Applicable Vesting Conditions Were Satisfied During Fiscal Year ($) (8)	(Minus) Fair Value as of Prior Fiscal Year-End of Stock Option and Stock Awards Granted in Prior Fiscal Years that Failed to Meet Applicable Vesting Conditions During Fiscal Year ($) (9)	Equals Compensation Actually Paid ($)

Marc Bitzer

2023	13,504,801	(990,731)	497,384	(10,017,499)	8,812,913	(10,041,115)	0	(649,443)	0	1,116,310

2022	11,940,033	0	617,053	(10,376,353)	7,139,678	(23,361,198)	0	(5,214,441)	0	(19,255,228)

2021	18,751,901	(3,070,010)	557,425	(9,951,671)	13,101,263	21,136,895	0	1,946,737	0	42,472,540

2020	17,051,409	(1,957,677)	378,024	(9,457,983)	13,915,585	8,110,763	0	(225,489)	0	27,814,626

Other NEOs (Average)

2023	3,086,982	(168,955)	81,272	(1,772,232)	1,559,120	(2,076,504)	0	(69,513)	0	640,170

2022	3,263,242	0	111,431	(2,254,423)	1,551,201	(4,534,750)	0	(1,025,995)	0	(2,889,294)

2021	5,542,092	(695,763)	99,925	(2,335,696)	3,052,625	3,700,214	0	355,316	0	9,718,714

2020	4,741,027	(466,613)	104,209	(1,842,922)	2,740,241	1,189,075	0	(11,016)	0	6,454,001

(1)	For Mr. Bitzer, represents Total Compensation as reported in the Summary Compensation Table for the indicated fiscal year. With respect to the other NEOs, amounts shown represent averages.

(2)
Represents the aggregate change in the actuarial present value of the accumulated benefits under all defined benefit and actuarial pension plans reported in the Summary Compensation Table for the indicated fiscal year.

(3)
Represents the sum of the actuarial present value of the benefits under all defined benefit and actuarial pension plans attributable to services rendered during the indicated fiscal year, calculated using the same methodology as used in the Company’s financial statements under generally accepted accounting principles.

(4)
Represents the grant date fair value of the stock option and stock awards granted during the indicated fiscal year, computed in accordance with the methodology used for financial reporting purposes and, for awards subject to performance-based vesting conditions, based on the probable outcome of such performance-based vesting conditions as of the date of grant.

(5)
Represents the fair value as of the indicated fiscal
year-end
of the outstanding and unvested option awards and stock awards granted during such fiscal year, computed in accordance with the methodology used for financial reporting purposes and, for awards subject to performance-based vesting conditions, based on the probable outcome of such performance-based vesting conditions as of the date of grant.

(6)
Represents the change in fair value during the indicated fiscal year of each option award and stock award that was granted in a prior fiscal year and that remained outstanding and unvested as of the last day of the indicated fiscal year, computed in accordance with the methodology used for financial reporting purposes and, for awards subject to performance-based vesting conditions, based on the probable outcome of such performance-based vesting conditions as of the last day of the fiscal year.

(7)
Represents the fair value at vesting of the option awards and stock awards that were granted and vested during the indicated fiscal year, computed in accordance with the methodology used for financial reporting purposes.

(8)
Represents the change in fair value, measured from the prior fiscal year-end
to the vesting date, of each option award and stock award that was granted in a prior fiscal year and which vested during the indicated fiscal year, computed in accordance with the methodology used for financial reporting purposes.

(9)
Represents the fair value as of the last day of the prior fiscal year of the option award and stock awards that were granted in a prior fiscal year and which failed to meet the applicable vesting conditions in the indicated fiscal year, computed in accordance with the methodology used for financial reporting purposes.

Notice of Annual Meeting of Stockholders and 2024 Proxy Statement	ç	63

PAY VERSUS PERFORMANCE DISCLOSURE

RELATIONSHIP BETWEEN PAY AND PERFORMANCE
We believe “Compensation Actually Paid” in each of the years reported above and over the four-year cumulative period are reflective of the Committee’s emphasis on
“pay-for-performance.”
The two charts below show how CEO Compensation Actually Paid fluctuated year-over-year, primarily due to the result of our stock performance and our varying levels of achievement against pre-established
performance goals under our incentive plans. Ongoing EBIT and Free Cash Flow results – our Company Selected Measures – as well as the other important financial performance measures (see table below) were very strong in 2020 and 2021, leading to higher Compensation Actually Paid in those years. While in 2022 and 2023, our performance results on those measures were lower, leading to negative Compensation Actually Paid in
2022 and lower Compensation Actually Paid in 2023.
Chart 1: CEO and Average NEO Compensation Actually Paid vs. Financial Performance

Chart 2: CEO and Average NEO Compensation Actually Paid vs. Total Shareholder Return and

Year-end

Stock Price

64	ç	Notice of Annual Meeting of Stockholders and 2024 Proxy Statement

PAY VERSUS PERFORMANCE DISCLOSURE

PERFORMANCE MEASURES USED TO LINK COMPANY PERFORMANCE AND COMPENSATION ACTUALLY PAID TO THE NEOS
The following is a list of financial performance measures
, whic
h in our assessment represent the most important financial performance measures used by the Company to link compensation actually paid to the NEOs for 2023. Ongoing EBIT and Free Cash Flow are the two primary measures (each weighted 50%) in our short-term incentive program. Cumulative Ongoing EPS and ROIC are the two primary measures (each weighted 50%) in the PSUs granted as part of our long-term incentive program. In addition to the metrics noted below, the Company’s short-term incentive program also incorporates individual objectives relating to business results, strategic/project impact (such as resegmentation, process improvements), organization and talent (such as employee engagement, talent development, inclusion and diversity) and My Leadership and Values (demonstration of leadership model behaviors). Please see the Compensation Discussion & Analysis section for a further description of the metrics used in the Company’s executive compensation program.

Most Important Performance Measures Used to Link Compensation Actually Paid to Company Performance:

Ongoing EBIT (Company Selected Measure)	Return on Invested Capital

Free Cash Flow (Company Selected Measure)	Stock Price

Cumulative Ongoing Earnings Per Share

Notice of Annual Meeting of Stockholders and 2024 Proxy Statement	ç	65

ITEM 2 – COMPENSATION ADVISORY VOTE

Item 2 – Advisory Vote to Approve Whirlpool Corporation’s Executive Compensation

The Dodd-Frank Wall Street Reform and Consumer Protection Act and Section 14A of the Securities Exchange Act of 1934 enable our stockholders to vote to approve, on an advisory (non-binding) basis, the compensation of our NEOs as disclosed in this proxy statement. As discussed in detail above under “Compensation Discussion and Analysis,” we are focused on delivering superior stockholder value. To achieve our objectives, we employ a pay-for-performance philosophy based on the following guiding principles:

•	Compensation should be incentive-driven with both a short-term and long-term focus;

•	A significant portion of pay should be performance-based, with the proportion varying in direct relation to an executive’s level of responsibility;

•	Components of compensation should be linked to the drivers of stockholder value over the long term; and

•	Components of compensation should be tied to an evaluation of business results and individual performance.

In support of our pay-for-performance philosophy, performance-based compensation in the form of short-term and long-term incentives constituted 91% of 2023 total target compensation for our CEO and 78% of 2023 total target compensation for our other NEOs. Our policies and provisions that are intended to support best practices in executive compensation include, among others:

•	No “golden parachute” excise tax gross-ups;

•	Adoption of double-trigger change-in-control equity vesting;

•	Insider Trading Policy provisions prohibiting hedging by any employee or director and pledging or trading on margin for executive officers and directors;

•	Adoption of robust stock ownership guidelines to reinforce the link between the interests of our NEOs (7x salary for our CEO) and those of stockholders;

•

Adoption of compensation recovery policy to adhere to the listing standards of the NYSE and the rules of the SEC, and claw-back provisions in both our short-term and long-term incentive plans under which the repayment of awards may be required in certain circumstances; and

•	Decision-making by a fully independent compensation committee advised by an independent compensation consultant, FW Cook.

For the reasons discussed above, we are asking our stockholders to indicate their support for our NEO compensation as described in this proxy statement by voting “FOR” the following resolution. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the philosophy, policies, and practices described in this proxy statement.

RESOLVED, that the stockholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in Whirlpool Corporation’s Proxy Statement for the 2024 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, the 2023 Summary Compensation Table, and the other related tables and disclosure.

This vote is advisory, and therefore not binding on Whirlpool, the Board, or the Human Resources Committee. The Board and the Human Resources Committee value the opinions of our stockholders and, to the extent there is any significant vote against the NEO compensation as disclosed in this proxy statement, we will consider such stockholders’ concerns and the Human Resources Committee will evaluate whether any actions are necessary to address those concerns. At the 2023 annual meeting of stockholders, a majority of the Company’s stockholders voted in favor of holding advisory votes on the Company’s executive compensation on an annual basis, and, in light of this vote, the Board adopted a policy of holding such advisory votes annually. Unless the Board determines otherwise, we will continue to hold advisory votes on the Company’s executive compensation on an annual basis, and the next advisory vote on the frequency of holding advisory votes will be held at the 2029 annual meeting of stockholders.

The Board of Directors recommends a vote FOR Item 2 for the approval of the compensation of Whirlpool Corporation’s NEOs, as disclosed in this proxy statement pursuant to the compensation disclosure rules of the SEC.

66	ç	Notice of Annual Meeting of Stockholders and 2024 Proxy Statement

EQUITY COMPENSATION PLAN INFORMATION

Equity Compensation Plan Information

The following table presents information as of December 31, 2023, with respect to Whirlpool Corporation compensation plans under which equity securities are authorized for issuance.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights ($)		Number of securities remaining available for future issuance under equity compensation plans (1)

Equity compensation plans approved by security holders	2,002,735	(2)	169.01	(3)	3,637,205

Equity compensation plans not approved by security holders	—		—		—

Total	2,002,735		169.01		3,637,205

(1)

Excluding securities in the “Number of securities to be issued upon exercise of outstanding options, warrants and rights” column. Represents shares available under the Whirlpool Corporation 2023 Omnibus Stock and Incentive Plan. Plan shares covering outstanding equity awards are debited on a one-for-one basis for each stock option awarded, on a 2.5-to-one basis for each restricted stock unit awarded, and on a 2.5-to-one basis for each performance stock unit awarded. Performance stock units are debited assuming a maximum award payout (200%) under the plan. Any shares subject to an award that are forfeited, terminated, or canceled (including shares subject to performance stock unit awards that do not vest based on performance) will again become available for issuance under the plan, with the number of shares determined based on the share-deduction ratio used to debit such shares from the plan.

(2)

This amount includes 950,602 shares subject to outstanding stock options with a weighted average remaining contractual term of 1.5 years, and 1,052,133 shares subject to outstanding restricted stock units and performance stock units granted under the Whirlpool Corporation 2023 Omnibus Stock and Incentive Plan, Whirlpool Corporation 2018 Omnibus Stock and Incentive Plan and the Whirlpool Corporation Amended and Restated 2010 Omnibus Stock and Incentive Plan.

(3)	The weighted-average exercise price information does not include any outstanding restricted stock units or performance stock units.

Notice of Annual Meeting of Stockholders and 2024 Proxy Statement	ç	67

MATTERS RELATING TO INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Matters Relating to Independent Registered Public Accounting Firm

FEES

For the years indicated, Ernst & Young LLP billed or is expected to bill Whirlpool the following fees (in millions):

	Year ended December 31,
	2023 ($)	2022 ($)

Audit Fees	17.8	15.7

Audit-Related Fees	0.6	0.8

Tax Fees	4.5	4.2

All Other Fees	—	—

Total	22.9	20.7

We witnessed a general increase in audit fees for 2023 primarily related to assurance and tax procedures related to the EMEA transaction. Audit-related fees are principally comprised of ESG-related assurance services. Tax fees are principally comprised of fees for services provided in connection with worldwide tax planning and compliance services, and assistance with tax audits and appeals. Approximately $2.7 million of fiscal year 2023 tax fees were related to tax compliance services provided to Whirlpool. All of these fees were approved by the Audit Committee.

PRE-APPROVAL POLICY FOR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM SERVICES

Pursuant to its written charter, the Audit Committee, or a subcommittee thereof, is responsible for approving in advance all audit and permitted non-audit services the independent registered public accounting firm performs for us. In recognition of this responsibility, the Audit Committee has established a policy to approve in advance all audit and permitted non-audit services the independent registered public accounting firm provides. Prior to the engagement of the independent registered public accounting firm for the next year’s audit, management submits to the Audit Committee a request for approval of services expected to be rendered during that year. This request outlines each of the four categories listed above, and the Audit Committee approves these services by category. The fees are budgeted and the Audit Committee requires the independent registered public accounting firm and management to report actual fees in comparison to the budget at least once per year (additionally if fees exceed pre-approved amounts) by category of service. During the year, circumstances may arise when it may become necessary to engage the independent registered public accounting firm for additional services not contemplated in the original advance approval. In those instances, the Audit Committee requires specific approval in advance before engaging the independent registered public accounting firm. The Audit Committee may delegate authority to make advance approval to one or more of its members. The member or members to whom such authority is delegated must report, for informational purposes only, any such approval decisions to the Audit Committee at its next scheduled meeting. A copy of the Audit Committee Pre-Approval Policy appears on our website: www.whirlpoolcorp.com/policies.

68	ç	Notice of Annual Meeting of Stockholders and 2024 Proxy Statement

AUDIT COMMITTEE REPORT

Audit Committee Report

The Audit Committee provides independent oversight of Whirlpool’s accounting functions and monitors the objectivity of the financial statements prepared under the direction of Whirlpool’s management. In addition, the Audit Committee retains our independent registered public accounting firm, reviews major accounting policy changes by Whirlpool, reviews and approves the scope of the annual internal and independent audit processes, reviews and monitors our assessment of internal controls, approves in advance audit and permitted non-audit services provided by the independent registered public accounting firm, approves all fees paid to the independent registered public accounting firm, and monitors our activities designed to assure compliance with legal and regulatory requirements as well as Whirlpool’s ethical standards. The Audit Committee is composed of directors who have been determined by the Board to be “independent” and “financially literate” pursuant to the NYSE listing requirements. The Audit Committee operates under a written charter adopted by our Board.

The Audit Committee has reviewed our audited consolidated financial statements for 2023 with management, and management has represented to the Audit Committee that these financial statements were prepared in accordance with accounting principles generally accepted in the United States. The Audit Committee discussed with management the quality and the sufficiency of the accounting principles employed, including all critical accounting policies used in the preparation of the financial statements and related notes, the reasonableness of judgments made, and the clarity of the disclosures included in the statements.

The Audit Committee also reviewed our consolidated financial statements for 2023 with Ernst & Young LLP (EY), our independent registered public accounting firm for 2023, which is responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States. Further, the Audit Committee reviewed with EY its judgment as to the quality, not just the acceptability, of Whirlpool’s accounting principles. In addition, the Audit Committee met with EY, with and without management present, to discuss the results of its examinations, its evaluations of our internal controls, and the overall quality of our financial reporting. The Audit Committee met eight times during the fiscal year ended December 31, 2023.

The Audit Committee has received the written disclosures and the letter from EY required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, as modified or supplemented, and has discussed with EY its independence. The Audit Committee considered the compatibility of non-audit services EY provided to us with EY’s independence. Finally, the Audit Committee discussed with EY the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and SEC.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board, and the Board has approved, the inclusion of the consolidated financial statements in the Annual Report on Form 10-K for the year ended December 31, 2023, for filing with the SEC. The Audit Committee has selected EY as our independent registered public accounting firm for fiscal year 2024.

AUDIT COMMITTEE

Michael D. White, Chair	James M. Loree

Jennifer A. LaClair	Patricia K. Poppe

John D. Liu	Rudy Wilson

The information contained in this report shall not be deemed to be “soliciting material” or “filed” with the SEC, or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that the Company specifically incorporates it by reference into a document filed under the Securities Act or the Exchange Act.

Notice of Annual Meeting of Stockholders and 2024 Proxy Statement	ç	69

ITEM 3 – RATIFICATION OF ERNST & YOUNG LLP

Item 3 – Ratification of the Appointment of Ernst & Young LLP as Whirlpool Corporation’s Independent Registered Public Accounting Firm for Fiscal 2024

RESOLVED, that the appointment of Ernst & Young LLP to audit the Consolidated Financial Statements and related internal control over financial reporting of Whirlpool Corporation and its subsidiaries for fiscal 2024, made by the Audit Committee with the concurrence of the Board, is hereby ratified.

The Audit Committee has appointed and the Board is asking shareholders to ratify the selection of Ernst & Young LLP (EY) to audit and report on the Consolidated Financial Statements and related internal control over financial reporting of Whirlpool Corporation and its subsidiaries for fiscal 2024. The Audit Committee is directly responsible for the appointment, compensation, retention, and oversight of our independent auditor, and is involved in the selection of the firm’s lead engagement partner.

EY served as Whirlpool Corporation’s independent registered public accounting firm for fiscal 2023, and EY has served as Whirlpool Corporation’s independent registered public accounting firm since 1927. The members of the Audit Committee believe that the continued retention of EY to serve as our independent registered public accounting firm is in the best interests of Whirlpool Corporation and its stockholders.

Before making its determination on appointment, the Audit Committee carefully considers the qualifications and competence of the independent registered public accounting firm. For the selection of EY, this evaluation has included a review of its performance in prior years, its independence and processes for maintaining independence, the results of the most recent internal quality control review or Public Company Accounting Oversight Board inspection, the key members of the audit engagement team, the firm’s approach to resolving significant accounting and auditing matters including consultation with the firm’s national office, as well as its reputation for integrity and competence in the fields of accounting and auditing. In addition, the Committee considered the benefits of EY’s deep knowledge of our global operations, accounting policies and practices, and internal control over financial reporting which contribute to a high-quality and cost effective audit.

Representatives of EY will attend the annual meeting of stockholders and may make a statement if they wish. They will be available to answer appropriate questions at the annual meeting. To pass, this proposal requires the affirmative vote of a majority of the outstanding common stock present in person or by proxy at the annual meeting and entitled to vote. In the event that the selection of EY is not ratified by the stockholders, the Audit Committee will take that event into account in connection with any future decisions as to the selection of a firm to serve as Whirlpool Corporation’s independent registered public accounting firm, although by law the Audit Committee has final authority over the determination of whether to retain EY or another firm at any time.

The Board of Directors recommends that stockholders vote FOR Item 3, which ratifies the selection of Ernst & Young LLP as the independent registered public accounting firm for Whirlpool and its subsidiaries for fiscal 2024.

70	ç	Notice of Annual Meeting of Stockholders and 2024 Proxy Statement

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Information about the Annual Meeting and Voting

WHY AM I RECEIVING THESE MATERIALS?

You received these proxy materials because our Board is soliciting your proxy to vote your shares at our annual meeting of stockholders. By giving your proxy, you authorize persons selected by the Board to vote your shares at the annual meeting in the way that you instruct. All shares represented by valid proxies received before the annual meeting will be voted in accordance with the stockholder’s specific voting instructions.

WHY DID I RECEIVE A NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS?

As permitted by SEC rules, we are making this proxy statement and our annual report (the “Proxy Materials”) available to our stockholders electronically via the Internet. On or about March 7, 2024, we intend to mail to our stockholders a notice containing instructions on how to access the Proxy Materials and how to vote their shares online. If you receive a Notice Regarding the Availability of Proxy Materials (a “Notice”) by mail, you will not receive a printed copy of the Proxy Materials in the mail unless you specifically request them. Instead, the Notice provides instructions on how to review the Proxy Materials and submit your voting instructions over the Internet. If you receive a Notice by mail and would like to receive a printed copy of our Proxy Materials, you should follow the instructions contained in the Notice for requesting such materials.

WHAT IS “HOUSEHOLDING” AND HOW DOES IT AFFECT ME?

The SEC’s rules permit us to deliver a single Notice or set of Proxy Materials to one address shared by two or more of our stockholders. This delivery method is referred to as “householding” and can result in significant cost savings. To take advantage of this opportunity, we have delivered only one Notice or set of Proxy Materials to multiple stockholders who share an address, unless we received contrary instructions prior to the mailing date. If you prefer to receive separate copies of the Notice or Proxy Materials now or in the future, contact Broadridge Financial Solutions, Inc. at (866) 540-7095 or in writing at Broadridge, Householding Department, 51 Mercedes Way, Edgewood, NY, 11717, and we will deliver a separate copy promptly. If you are currently a stockholder sharing an address with another stockholder and wish to receive only one copy of future Notices or Proxy Materials for your household, please contact Broadridge at the above phone number or address.

WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE NOTICE, PROXY CARD, OR INSTRUCTION FORM?

This means that your shares are registered differently and are held in more than one account. To ensure that all shares are voted, please vote each account over the Internet or by telephone, or sign and return by mail all proxy cards and instruction forms. We encourage you to have all your accounts registered in the same name and address by contacting our transfer agent, Computershare Trust Company, N.A., Shareholder Services, at (877) 453-1504; TDD/TTY for hearing impaired at (800) 490-1493 or in writing at P.O. Box 43006 Providence, RI 02940-3006. If you hold your shares through a bank or broker, you can contact your bank or broker to request consolidation.

WHO CAN VOTE ON MATTERS PRESENTED AT THE ANNUAL MEETING?

Stockholders of record of Whirlpool common stock as of the record date, February 16, 2024, are entitled to vote on matters presented at the annual meeting. Each of the approximately 54,462,065 shares of Whirlpool common stock issued and outstanding as of that date is entitled to one vote.

WHAT IS THE DIFFERENCE BETWEEN HOLDING STOCK AS A STOCKHOLDER OF RECORD AND AS A BENEFICIAL OWNER?

If your shares are registered in your name with Whirlpool Corporation’s transfer agent, Computershare Trust Company, N.A., you are the “stockholder of record” of those shares. If your shares are held in a stock brokerage account, bank, or other holder of record, you are considered the “beneficial owner” of those shares. As the beneficial owner, you have the right to direct your broker, bank, or other holder of record how to vote your shares by using the voting instruction card or by following their instructions for voting by telephone or on the Internet.

Notice of Annual Meeting of Stockholders and 2024 Proxy Statement	ç	71

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

HOW DO I VOTE MY SHARES?

You may attend the annual meeting and vote your shares in person if you are a record holder. If you are a beneficial owner, you may obtain a legal proxy from your broker, bank, or other holder of record, attend the annual meeting, and vote your shares in person. You may vote without attending the annual meeting by granting a proxy for shares of which you are the stockholder of record, or by submitting voting instructions to your broker or nominee for shares that you hold beneficially in street name. In most cases, you will be able to do this by Internet or telephone, or by mail if you received a printed set of Proxy Materials.

•

By Internet - If you have Internet access, you may submit your proxy by following the instructions provided in the Notice, or if you received a printed set of Proxy Materials, by following the instructions provided with your Proxy Materials and on your proxy card or voting instruction card.

•

By Telephone - If you have Internet access, you may obtain instructions on voting by telephone by following the Internet access instructions provided in the Notice. If you received a printed set of Proxy Materials, your proxy card or voting instruction card will provide instructions to vote by telephone.

•

By Mail - If you received a printed set of Proxy Materials, you may submit your proxy by mail by signing your proxy card if your shares are registered in your name or by following the voting instructions provided by your broker, nominee, or trustee for shares held beneficially in street name, and mailing it in the enclosed envelope.

A Notice cannot be used to vote your shares. The Notice does, however, provide instructions on how to vote by Internet, or by requesting and returning a paper proxy card or voting instruction card.

WHAT IF I SUBMIT MY PROXY OR VOTING INSTRUCTIONS, BUT DO NOT SPECIFY HOW I WANT MY SHARES TO BE VOTED?

If you are a stockholder of record and you do not specify how you want to vote your shares on your signed proxy card or by Internet or telephone, then the proxy holders will vote your shares in the manner recommended by the Board for all matters presented in this proxy statement and as they determine in their discretion with respect to other matters presented for a vote at the annual meeting. If you are a beneficial owner and you do not give specific voting instructions, the institution that holds your shares may generally vote your shares on routine matters, but may not vote your shares on non-routine matters. If you do not give specific voting instructions to the institution that holds your shares with respect to a non-routine matter, the institution will inform the inspector of election that it does not have authority to vote on this matter with respect to your shares. This is called a broker non-vote. The only routine matter included in this proxy statement is the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for fiscal 2024.

WHAT IF OTHER BUSINESS COMES UP AT THE ANNUAL MEETING?

If any nominee named herein for election as a director is not available to serve, the accompanying proxy will be voted in favor of the remainder of those nominated and may be voted for a substitute nominee. Whirlpool expects all nominees to be available to serve and knows of no matter to be brought before the annual meeting other than those covered in this proxy statement. If, however, any other matter properly comes before the annual meeting, we intend that the accompanying proxy will be voted thereon in accordance with the judgment of the persons voting such proxy.

WHAT IF I WANT TO REVOKE MY PROXY OR CHANGE MY VOTE?

If you are a stockholder of record, you may revoke your proxy at any time before it is exercised in any of three ways: (1) by submitting written notice of revocation to the Corporate Secretary at the address provided under “Communications Between Stockholders and the Board;” (2) by submitting another proxy via the Internet, telephone, or mail that is dated as of a later date and properly signed; or (3) by voting in person at the annual meeting. You may change your vote by submitting another timely vote by Internet, telephone, mail, or voting in person at the annual meeting. If you are a beneficial owner, you must contact the institution that holds your shares to revoke your voting instructions or change your vote.

72	ç	Notice of Annual Meeting of Stockholders and 2024 Proxy Statement

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

WHAT IF I HOLD SHARES THROUGH THE WHIRLPOOL 401(K) RETIREMENT PLAN?

If you participate in the Whirlpool 401(k) Retirement Plan and hold shares of Whirlpool stock in your plan account as of the record date, you will receive a request for voting instructions from the plan custodian (“Vanguard”) with respect to your plan shares. If you hold Whirlpool shares outside of the plan, you will vote those shares separately. You are entitled to direct Vanguard how to vote your plan shares. If you do not provide voting instructions to Vanguard by 11:59 p.m. Eastern Time on April 11, 2024, the Whirlpool shares in your plan account will be voted by Vanguard in the same proportion as the shares held by Vanguard for which voting instructions have been received from other participants in the plan. You may revoke your previously provided voting instructions by submitting either a written notice of revocation or a properly executed proxy dated as of a later date prior to the deadline for voting plan shares.

WHAT SHOULD I KNOW ABOUT ATTENDING THE ANNUAL MEETING?

If you attend, please note that you will be asked to check in at the registration desk and present valid photo identification. Please check in at least 15 minutes prior to the start of the meeting to ensure timely entry to the meeting. If you are a beneficial owner, you will also need to bring a copy of your voting instruction card or brokerage statement reflecting your stock ownership as of the record date. If you wish to designate someone as a proxy to attend the annual meeting on your behalf, that person must bring a valid legal proxy containing your signature and printed or typewritten name as it appears in the list of registered stockholders or on your account statement if you are a beneficial owner. Cameras, recording devices, cell phones, and other electronic devices will not be permitted at the meeting other than those operated by Whirlpool Corporation or its designees. All bags, briefcases, and packages will need to be checked at the door and/or will be subject to search.

To expedite the admission process, we strongly encourage all stockholders wishing to attend the 2024 Annual Meeting to pre-register by submitting their attendance request and proof of ownership to Whirlpool’s Corporate Secretary by email to corporate_secretary@whirlpool.com. Pre-registration requests will be processed in the order in which they are received and must be received no later than April 11, 2024.

WHO WILL COUNT THE VOTES?

Broadridge Financial Solutions, Inc. will act as the independent inspector of election and will certify the voting results.

WILL MY VOTE BE CONFIDENTIAL?

Our Board has adopted a policy requiring all votes to be kept confidential from management except when disclosure is made public by the stockholder, required by law, and/or in other limited circumstances.

WHAT IS THE QUORUM FOR THE ANNUAL MEETING?

Stockholders representing at least 50% of the common stock issued and outstanding as of the record date must be present at the annual meeting, either in person or represented by proxy, for there to be a quorum at the annual meeting. Abstentions and broker non-votes are counted as present for establishing a quorum.

HOW MANY VOTES ARE NEEDED TO APPROVE THE PROPOSALS?

The Company is incorporated in the State of Delaware and our shares are listed on the NYSE. As a result, the Delaware General Corporation Law and NYSE listing standards govern the voting standards applicable to actions taken by our stockholders.

Item 1: Election of Directors. For the election of directors (provided the number of nominees does not exceed the number of directors to be elected), each director nominee must receive the majority of the votes cast with respect to that director nominee (number of votes cast “for” a director nominee must exceed the number of votes cast “against” that director nominee).

Notice of Annual Meeting of Stockholders and 2024 Proxy Statement	ç	73

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Item 2: Advisory Vote to Approve Whirlpool Corporation’s Executive Compensation. The affirmative vote of a majority of the outstanding common stock present in person or represented by proxy at the annual meeting and entitled to vote is required to approve Whirlpool Corporation’s Named Executive Officer compensation.

Item 3: Ratification of the Appointment of Ernst & Young LLP as Whirlpool Corporation’s Independent Registered Public Accounting Firm for Fiscal 2024. The affirmative vote of a majority of the outstanding common stock present in person or represented by proxy at the annual meeting and entitled to vote is required to approve the ratification of Ernst & Young LLP as Whirlpool Corporation’s independent registered public accounting firm for 2024.

Other Business. The affirmative vote of a majority of the outstanding common stock present in person or represented by proxy at the annual meeting and entitled to vote is required to approve any other matter that may properly come before the meeting.

HOW ARE ABSTENTIONS AND BROKER NON-VOTES TREATED?

Abstentions will have no effect on Item 1. Abstentions will be treated as being present and entitled to vote on Items 2 and 3, and therefore, will have the effect of votes against such proposals. If you do not provide your broker or other nominee with instructions on how to vote your shares held in street name, your broker or nominee will not be permitted to vote them on non-routine matters, such as Items 1 and 2, which will result in a broker non-vote. Shares subject to a broker non-vote will not be considered entitled to vote with respect to Items 1 and 2, and will not affect the outcome on those Items. We encourage you to provide instructions to your broker regarding how to vote your shares.

WHO WILL PAY FOR THIS PROXY SOLICITATION?

Whirlpool will pay the expenses of the solicitation of proxies. We expect to pay fees of approximately $15,500 plus certain reasonable expenses for assistance by D.F. King & Co., Inc. in the solicitation of proxies. Proxies may be solicited by directors, officers, Whirlpool employees, and by D.F. King & Co., Inc., personally and by mail, telephone, or other electronic means.

HOW DO I SUBMIT A STOCKHOLDER PROPOSAL FOR THE 2025 ANNUAL MEETING?

Our annual meeting of stockholders is generally held on the third Tuesday in April. Any stockholder proposal that you intend to have us include in our proxy statement for the annual meeting of stockholders in 2025 pursuant to Rule 14a-8 under the Exchange Act must be received by the Corporate Secretary of Whirlpool at corporate_secretary@whirlpool.com by November 7, 2024 and must otherwise comply with the SEC’s rules in order to be eligible for inclusion in the proxy statement and proxy form relating to this meeting.

Stockholders may also introduce business or nominate directors for election at an annual meeting of stockholders, provided that the stockholder satisfies the advance notice requirements set forth in our by-laws. Proposals pursuant to the advance notice provisions must be both (1) emailed to, and (2) delivered by personal delivery or by registered or certified United States mail, postage prepaid, to the Corporate Secretary at the email and mailing address provided under “Communications Between Stockholders and the Board” between December 17, 2024 and January 16, 2025, and must satisfy the procedures set forth in our by-laws to be considered at the 2025 annual meeting. However, if the date of the 2025 Annual Meeting of Stockholders is more than 30 days prior to, or more than 60 days after, the one-year anniversary of the date of the 2024 Annual Meeting of Stockholders, then notice must be received no earlier than the close of business on the 120th day prior to the date of the 2025 Annual Meeting of Stockholders and not later than the close of business on the later of the 90th day prior to such annual meeting, or, if the date of the 2025 Annual Meeting of Stockholders is first publicly announced less than 100 days prior to the date of such annual meeting, the notice must be received no later than the 10th day following the day on which the date of such annual meeting is first publicly announced. In addition to the notice and informational requirements contained in our by-laws, as noted in the prior sentence, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than February 18, 2025.

74	ç	Notice of Annual Meeting of Stockholders and 2024 Proxy Statement

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

The requirements for providing advance notice of business or nominations as summarized above are qualified in their entirety by our by-laws, Rule 14a-19 (as applicable) and, in the case of stockholder proposals submitted for inclusion in our proxy statement, Rule 14a-8, which we recommend that you read in order to comply with the applicable requirements.

Stockholders may also, under certain circumstances, nominate directors for inclusion in our proxy materials by complying with the requirements in our by-laws. For more information regarding proxy access, please see the next question.

HOW DO I NOMINATE A DIRECTOR USING PROXY ACCESS?

Our proxy access by-law allows a stockholder, or a group of up to 20 stockholders, who have held 3% or more of our outstanding shares continuously for at least three years to nominate, and include in our proxy materials, director nominees constituting up to the greater of two individuals or 20% of our Board, provided that the stockholder(s) and nominee(s) satisfy the requirements specified in Article II, Section 13 of our by-laws.

To be included in the proxy materials for our 2025 annual meeting of stockholders, we must receive a stockholder’s notice to nominate a director under our proxy access by-law between October 8, 2024 and November 7, 2024. However, if the date of the 2025 Annual Meeting of Stockholders is more than 30 days prior to, or more than 30 days after, the one-year anniversary of the date of the 2024 Annual Meeting of Stockholders, the notice must be received not later than the later of the 120th day prior to the date of such annual meeting or the 10th day following the day on which the date of such annual meeting is first publicly announced. Such notice must be both (1) emailed to, and (2) delivered to, or mailed to and received by, the Corporate Secretary of Whirlpool at the email and mailing address set forth under “Communications Between Stockholders and the Board.” The notice must contain the information required by our by-laws, and the stockholder(s) and nominee(s) must comply with the information and other requirements in our by-laws relating to the inclusion of stockholder nominees in our Proxy Materials.

FORWARD-LOOKING STATEMENTS

Certain of the statements included in this proxy statement constitute forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements are made based on our current expectations and beliefs concerning future developments and their potential effects upon the Company. Our actual results may differ, possibly materially, from expectations or estimates reflected in such forward-looking statements. Certain important factors that could cause actual results to differ, possibly materially, from expectations or estimates reflected in such forward-looking statements can be found in the “Risk Factors” and “Forward-Looking Statements” sections included in our Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q. We do not undertake to update any particular forward-looking statement included in this proxy statement.

Notice of Annual Meeting of Stockholders and 2024 Proxy Statement	ç	75

ANNEX A: NON-GAAP RECONCILIATION

Annex A: Non-GAAP Reconciliation

We supplement the reporting of our financial information determined under U.S. generally accepted accounting principles (GAAP) with certain non-GAAP financial measures, some of which we refer to as “ongoing business” measures, including ongoing earnings per diluted share, ongoing earnings before interest and taxes (EBIT), and free cash flow. Ongoing business measures exclude items that may not be indicative of, or are unrelated to, results from our ongoing business operations and provide a better baseline for analyzing trends in our underlying businesses. Management believes that free cash flow provides investors and stockholders with a relevant measure of liquidity and a useful basis for assessing the company’s ability to fund its activities and obligations.

FULL-YEAR 2023 ONGOING EARNINGS BEFORE INTEREST AND TAXES AND ONGOING EARNINGS PER DILUTED SHARE

The reconciliation provided below reconciles the non-GAAP financial measures ongoing earnings before interest and taxes and ongoing earnings per diluted share, with the most directly comparable GAAP financial measures, net earnings (loss) available to Whirlpool and net earnings (loss) per diluted share available to Whirlpool, for the twelve months ended December 31, 2023. Net earnings (loss) margin is calculated by dividing net earnings (loss) available to Whirlpool by net sales. Ongoing EBIT margin is calculated by dividing ongoing EBIT by net sales. EBIT margin is calculated by dividing EBIT by net sales. The earnings per diluted share GAAP measure and ongoing measure are presented net of tax, while each adjustment is presented on a pre-tax basis. Our full-year GAAP tax rate was 13.0%. The aggregate income tax impact of the taxable components of each adjustment is presented in the income tax impact line item at our full-year adjusted tax (non-GAAP) rate of (6.7)%.

Earnings Before Interest & Taxes Reconciliation:	Twelve Months Ended December 31, 2023

Net earnings (loss) available to Whirlpool	$481

Net earnings (loss) available to noncontrolling interests	7

Income tax expense (benefit)	77

Interest expense	351

Earnings before interest & taxes	$916

Net sales	$19,455

Net earnings (loss) margin	2.5%

	Results classification	Earnings before interest & taxes	Earnings per diluted share

Reported measure		$916	$8.72

Impact of M&A transactions	(Gain) loss on sale and disposal of businesses & Selling, general and administrative	181	3.27

Legacy EMEA legal matters	Interest and sundry (income) expense	94	1.71

Total income tax impact		—	0.35

Normalized tax rate adjustment		—	2.11

Ongoing measure		$1,191	$16.16

Net Sales		$19,455

Ongoing EBIT Margin		6.1%

Notice of Annual Meeting of Stockholders and 2024 Proxy Statement	ç	A-1

ANNEX A: NON-GAAP RECONCILIATION

FULL-YEAR 2023 FREE CASH FLOW

Free cash flow is cash provided by (used in) operating activities after capital expenditures. The reconciliation provided below reconciles twelve months ended December 31, 2023 free cash flow with cash provided by (used in) operating activities, the most directly comparable GAAP financial measure.

(millions of dollars)	2023

Cash provided by (used in) operating activities	$ 915

Capital expenditures	(549)

Free cash flow	$ 366

Cash provided by (used in) investing activities	(553)

Cash provided by (used in) financing activities	(792)

A-2	ç	Notice of Annual Meeting of Stockholders and 2024 Proxy Statement

AWARDS AND RECOGNITIONS

"2023-2024 CORPORATE EQUALITY INDEX (CEI)"
SCORE OF 100 FROM THE HUMAN RIGHTS CAMPAIGN
(20TH CONSECUTIVE YEAR)

"DOW JONES SUSTAINABILITY WORLD INDEX"
(2ND CONSECUTIVE YEAR)

"A TOP COMPANY FOR EXECUTIVE WOMEN"
"BEST COMPANIES FOR MULTICULTURAL WOMEN"
"LEADING INCLUSION INDEX ORGANIZATION"
SERAMOUNT

"BEST PLACE TO WORK FOR DISABILITY INCLUSION"
DISABILITY EQUALITY INDEX
100 PERCENT SCORE
(7TH CONSECUTIVE YEAR)

"AMERICA'S MOST JUST COMPANIES"
JUST CAPITAL

"GLOBAL REPTRAK 100"
(11TH CONSECUTIVE YEAR)

"AAA RATING"
MSCI

FOR A FULL LIST OF OUR AWARDS AND RECOGNITIONS PLEASE VISIT:
WHIRLPOOLCORP.COM/AWARDS-AND-RECOGNITION/

WHIRLPOOL CORPORATION 2000 NORTH M-63 BENTON HARBOR, MI 49022-2692 VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on April 15, 2024 for shares held directly and by 11:59 P.M. ET on April 11, 2024 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE—1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on April 15, 2024 for shares held directly and by 11:59 P.M. ET on April 11, 2024 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: V29078-P03818 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY WHIRLPOOL CORPORATION The Board of Directors recommends you vote FOR the following: 1. Election of Directors For Against Abstain Nominees: 1a. Samuel R. Allen ! ! ! 1b. Marc R. Bitzer ! ! ! 1c. Greg Creed ! ! ! 1d. Diane M. Dietz ! ! ! 1e. Gerri T. Elliott ! ! ! 1f. Richard J. Kramer ! ! ! 1g. Jennifer A. LaClair ! ! ! 1h. John D. Liu ! ! ! 1i. James M. Loree ! ! ! 1j. Harish Manwani ! ! ! 1k. Larry O. Spencer ! ! ! 1l. Rudy Wilson ! ! ! The Board of Directors recommends you vote FOR on For Against Abstain proposals 2 and 3. 2. Advisory vote to approve Whirlpool Corporation’s ! ! ! executive compensation. 3. Ratification of the appointment of Ernst & Young LLP as ! ! ! Whirlpool Corporation’s independent registered public accounting firm for 2024. NOTE: I also authorize my proxies to vote in their discretion with regard to such other business as may properly come before the meeting or any adjournment thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. V29079-P03818 WHIRLPOOL CORPORATION Annual Meeting of Stockholders April 16, 2024 at 8:00 AM (Central Time) This proxy is solicited by the Board of Directors The stockholder(s) hereby appoint(s) Marc R. Bitzer and Bridget K. Quinn, or either of them, as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of WHIRLPOOL CORPORATION that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 8:00 AM, Central Time, on April 16, 2024, at 331 N. LaSalle, Chicago, IL 60654. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy, when properly executed, will be voted in accordance with the Board of Directors’ recommendations. This proxy covers all shares for which the undersigned has the right to give voting instructions to Vanguard Fiduciary Trust Company, Trustee of the WHIRLPOOL CORPORATION 401(k) Retirement Plan (the Plan). This proxy, when properly executed, will be voted as directed. If voting instructions are not received by the proxy tabulator by 11:59 PM Eastern Time, on April 11, 2024, the undersigned will be treated as directing the Plan’s Trustee to vote the shares held in the Plan by the undersigned in the same proportion as the shares for which the Trustee has received timely instructions from others who do vote. Continued and to be signed on reverse side